UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|	Preliminary Proxy Statement

|_|	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|	Definitive Proxy Statement

|_|	Definitive Additional Materials

|_|	Soliciting Material Pursuant to §240.14a-12

Bradley Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|	No fee required.

|X|	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

Common Stock, par value $0.01 per share

Class B Common Stock, par value $0.01 per share

(2) Aggregate number of securities to which transaction applies:

16,523,498 shares of common stock, which excludes shares issuable upon exercise of options and warrants

429,752 shares of Class B common stock

1,031,311 shares of common stock issuable upon exercise of outstanding stock options or warrants with exercise prices below $20.00 per share

Excludes 877,058 shares of common stock held in treasury

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Aggregate cash payments of (A) $330,469,960 with respect to 16,523,498 shares of common stock at the merger consideration of $20.00 per share; (B) $8,595,040 with respect to 429,752 shares of Class B common stock at the merger consideration $20.00 per share; (C) $6,596,011 expected to be paid upon the cancellation of outstanding options having an exercise price of less than $20.00 per share; and (D) $105,936 with respect to 6,000 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of less than $20.00 per share (the sum of (A), (B), (C) and (D) being the “Total Consideration”).

(4)	Proposed maximum aggregate value of transaction:

$345,766,947

(5)	Total fee paid: $10,615

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the filing fee was determined by multiplying 0.0000307 by the Total Consideration.

|_|	Fee paid previously with preliminary materials.

|_|	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

PRELIMINARY DRAFT DATED DECEMBER 11, 2007
SUBJECT TO COMPLETION

383 Route 46 West
Fairfield, NJ 07004

_____________ __, 2008

Dear Stockholder:

        On behalf of the board of directors of Bradley Pharmaceuticals, Inc., you are cordially invited to attend a special meeting of stockholders to be held on _______ __, 2008 at _____ a.m., Eastern Time, at Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104. At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 29, 2007, by and among Nycomed US Inc., its wholly owned subsidiary Phase Merger Sub Inc. and Bradley, referred to in the accompanying proxy statement as the merger agreement, and to approve the merger contemplated by the merger agreement. If the merger is completed, Bradley will become a wholly owned subsidiary of Nycomed US, and you will receive $20.00 in cash (without interest) for each share of our common stock or Class B common stock that you own.

        Our board of directors has determined that the merger is fair to, and in the best interests of, our stockholders and recommends that you vote “FOR” approval and adoption of the merger agreement and approval of the merger at the special meeting.

        We cannot complete the merger unless holders of a majority of the outstanding shares of our common stock and Class B common stock, voting together as one class, vote to approve and adopt the merger agreement and the merger. The holders of common stock and Class B common stock are generally entitled to one vote and five votes, respectively, for each share held on the record date.

        Whether or not you plan to be present at the special meeting, please complete, sign, date and mail your proxy as soon as possible in the enclosed postage-paid return envelope so that your vote will be recorded. Your vote is very important.

        We encourage you to read the accompanying proxy statement carefully because it explains the proposed merger, the documents related to the merger and other related matters. A copy of the merger agreement is attached to the proxy statement as Annex A. You can also obtain other information about Bradley from documents that we have filed with the Securities and Exchange Commission. If the merger agreement is adopted by the requisite holders of our common stock and Class B common stock, the closing of the merger will occur as soon after the special meeting as all of the other conditions to the closing of the merger are satisfied or waived.

Sincerely,

SETH W. HAMOT
Non-Executive Chairman of the Board

The enclosed proxy statement and proxy are first being mailed to stockholders on ________ __, 2008.

383 Route 46 West
Fairfield, NJ 07004

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time	Place

__________ __, 2008	Morrison & Foerster LLP
______ a.m., Eastern Time	1290 Avenue of the Americas
New York, NY 10104

Purposes

1.	To consider and vote upon a proposal to approve and adopt the agreement and plan of merger that Bradley entered into on October 29, 2007 with Nycomed US Inc. pursuant to which Phase Merger Sub Inc., a wholly owned subsidiary of Nycomed US Inc., will merge with and into Bradley. If we complete the merger, you will have the right to receive $20.00 in cash, without interest, in exchange for each share of Bradley common stock or Class B common stock you own. The approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement; THE BOARD RECOMMENDS A VOTE “FOR” THE MERGER AGREEMENT, AS PROVIDED ON THE ENCLOSED PROXY CARD;

2.	To adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time; and

3.	To transact any other business that may properly come before the Special Meeting or any adjournment of the Special Meeting.

Record Date

        Only stockholders of record of our common stock and Class B common stock at the close of business on _________ __, 2008 shall be entitled to receive notice of, and to vote at, the Special Meeting and any adjournment(s) thereof.

Mailing Date

        This notice and the enclosed proxy statement and proxy card are first being mailed to stockholders on or about _________ __, 2008.

Meeting Documents

        A proxy card and proxy statement are enclosed herewith.

Voting

        If you do not expect to be present at the Special Meeting, you are requested to complete, sign, date and mail the accompanying proxy card, which is solicited by the board of directors of Bradley, and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the Special Meeting. You may also vote your shares by telephone or on the Internet. If you decide to attend the Special Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

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Attending the Meeting

        The Special Meeting is open to all stockholders or their authorized representatives. If you hold shares of common stock or Class B common stock in your own name, please indicate your intention to attend the Special Meeting by checking the appropriate box on your proxy card. If you hold your shares through a broker, bank or other holder of record, please bring proof that you own the shares (such as a copy of your brokerage or bank account statement) to the Special Meeting. You should also be prepared to present photo identification for admittance at the Special Meeting.

By Order of the Board of Directors,

SETH W. HAMOT
Non-Executive Chairman of the Board

_____________ __, 2008

PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. AFTER
THE MERGER IS COMPLETED, YOU WILL RECEIVE WRITTEN INSTRUCTIONS FOR
EXCHANGING YOUR STOCK CERTIFICATES FOR CASH.

YOUR VOTE IS IMPORTANT. PLEASE VOTE. YOU MAY VOTE BY TELEPHONE, BY INTERNET
OR BY COMPLETING, DATING, SIGNING AND MAILING THE ACCOMPANYING PROXY CARD
IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

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PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
___________ __, 2008

SUMMARY TERM SHEET

        The following is a summary of information contained elsewhere in this proxy statement and the attached Annexes. This summary does not purport to contain a complete statement of all material information relating to the merger agreement, the merger, and the other matters discussed in this proxy statement and is subject to, and is qualified in its entirety by, the more detailed information contained in or attached to this proxy statement. Where appropriate, items in this summary contain a cross reference directing you to a more complete description included elsewhere in this proxy statement. Bradley stockholders should carefully read this proxy statement in its entirety, as well as all annexes attached to this proxy statement.

The Parties to the Merger (page 1)

Bradley Pharmaceuticals, Inc.

Bradley Pharmaceuticals, Inc. 383 Route 46 West Fairfield, New Jersey 07004 (973) 882-1505

        Bradley Pharmaceuticals, Inc. was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the United States and international markets.

Nycomed US Inc. and Phase Merger Sub Inc.

Nycomed US Inc. 60 Baylis Road P.O. Box 2006 Melville, New York 11747 (631) 454-6389

        Phase Merger Sub Inc. (“Merger Sub”) is a newly formed Delaware corporation. Nycomed US Inc. (“Nycomed US”) owns 100% of Phase Merger Sub Inc. Nycomed US is an indirect, wholly owned subsidiary of Nycomed S.C.A., SICAR (“Nycomed”).

Nycomed S.C.A., SICAR 8-10 rue Mathias Hardt L 1717 Luxembourg Grand Duchy of Luxembourg

        Nycomed is a pharmaceutical company that provides medicines for hospitals, specialists and general practitioners, as well as over-the-counter medicines in selected markets. Privately owned, the combined group had annual sales of approximately €3.4 billion in 2006.

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The Special Meeting (page 14)

        Date, Time and Place of the Special Meeting. The Special Meeting will be held on ______ __, 2008, at ____ a.m., Eastern Time, at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104. See “The Special Meeting” beginning on page 14.

        Purposes of the Special Meeting. At the Special Meeting, our stockholders will consider and vote on a proposal to approve and adopt the merger agreement, dated October 29, 2007, among Nycomed US, Phase Merger Sub Inc. and Bradley. Under the merger agreement, Merger Sub, a wholly owned subsidiary of Nycomed US, will be merged with and into Bradley, and Bradley will survive the merger as a wholly owned subsidiary of Nycomed US. Each outstanding share of our common stock and of our Class B common stock will be converted automatically into the right to receive $20.00 in cash, without interest. See “The Special Meeting — General” beginning on page 14 and “The Merger Agreement — The Merger” beginning on page 41.

        At the Special Meeting you may also be asked to consider and vote upon a proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the merger agreement.

        Record Date. Our board of directors has fixed the close of business on ________ __, 2008 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments of the Special Meeting. On the Record Date there were _______ shares of our common stock and 429,752 shares of our Class B common stock outstanding. See “The Special Meeting — Record Date” beginning on page 14.

        Required Vote. Adoption of the merger agreement and the transactions contemplated thereby, including the merger, and any proposal to adjourn the Special Meeting, requires the affirmative vote of a majority of the voting power of our common stock and Class B common stock, voting together as one class, held by stockholders entitled to vote on the Record Date for the Special Meeting. The holders of common stock and Class B common stock are generally entitled to one vote and five votes, respectively, for each share held on the Record Date. Shares of Class B common stock represent approximately 11.5% of our total voting power. Mr. Daniel Glassman and his affiliates, who together own all the shares of Class B common stock as well as shares of common stock, hold shares representing approximately 20% of our total voting power as of the Record Date. Mr. Glassman has indicated that he and his affiliates intend to vote in favor of approval and adoption of the merger agreement and the merger. See “The Special Meeting — Vote Required for Approval and Adoption of the Merger Agreement or Adjournment” beginning on page 15. See also “Security Ownership of Certain Beneficial Owners and Management” beginning on page 50.

        How to vote. You may:

•	Vote by completing, signing, dating and mailing the enclosed proxy card in the accompanying postage-paid envelope;
•	Vote by telephone or Internet; or
•	Vote in person by attending the Special Meeting. We will distribute written ballots to any stockholder of record who wishes to vote in person at the Special Meeting.

        If your Bradley shares of common stock are held in “street name” by a broker or other nominee, the broker or other nominee will vote your Bradley shares only if you instruct your broker or other nominee how to vote. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your shares. If you do not provide your broker or other nominee with instructions on how to vote by returning your proxy as directed or following, if provided, the directions on how to vote by Internet or telephone, your broker or other nominee will not be permitted to vote your shares.

The Merger (page 17)

        General. Under the terms of the merger agreement, Merger Sub will merge with and into Bradley, and Bradley will survive the merger as a wholly owned subsidiary of Nycomed US. At the effective time of the

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merger each share of our common stock (other than treasury shares owned by us) and of our Class B common stock will be converted into the right to receive $20.00 in cash, without interest. Based on the number of shares of our common stock and Class B common stock outstanding on the Record Date and assuming the exercise of all options and warrants outstanding on the Record Date with an exercise price of less than $20.00, the aggregate consideration to be paid by Nycomed US to our stockholders will be approximately $346 million. We expect to close the merger as soon as practicable after the approval and adoption of the merger agreement by our stockholders and after all other conditions to the merger have been satisfied or waived.

        Background of the Merger. In May 2007, in response to preliminary indications that Mr. Daniel Glassman, Bradley’s founder, director, President and Chief Executive Officer and the holder of nearly all of our Class B common stock, was considering a proposal to acquire Bradley, our board of directors formed a special committee to consider our strategic initiatives with a view to enhancing stockholder value, including a number of potential value-enhancing strategic transactions, such as an acquisition or merger, being acquired or participating in a going private transaction led by management. After an extensive auction process led by the special committee, on October 29, 2007, Bradley executed the merger agreement with Nycomed. For a more detailed description of the events leading to the approval of the merger by our board of directors, see “The Merger — Background of the Merger” beginning on page 17.

        Opinion of the Special Committee’s Financial Advisor. In contemplation of a merger bid by Nycomed, the special committee received an opinion from Deutsche Bank Securities Inc. (“Deutsche Bank”) to the effect that, as of the date of its opinion, based upon and subject to the assumptions made, matters considered and limits of review set forth therein, the merger consideration of $20.00 in cash per share to be received by the holders of the outstanding shares of Bradley common stock, other than Mr. Daniel Glassman and his affiliates, was fair from a financial point of view. A copy of Deutsche Bank’s opinion is attached as Annex C to this proxy statement. We encourage you to read carefully the opinion in its entirety and “The Merger — Opinion of the Special Committee’s Financial Advisor” beginning on page 25 for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Deutsche Bank. The opinion of Deutsche Bank was provided to Bradley’s special committee in connection with its evaluation of the merger with Nycomed, does not address any other aspect of the merger and does not constitute a recommendation as to how any stockholder should vote on any matter at the Special Meeting.

        Recommendation of the Special Committee. The special committee, consisting solely of disinterested independent directors elected by the holders of our common stock, and acting with the assistance of the special committee’s legal and financial advisors in evaluating the merger, determined by unanimous vote, that the merger is in the best interest of Bradley and its stockholders, declared it advisable to enter into the merger agreement and recommended that the board of directors approve and adopt the merger and the merger agreement. In reaching its determination, the special committee considered a number of factors and potential benefits as further described under “The Merger — Reasons for the Merger; Recommendations of Our Special Committee and Board of Directors” beginning on page 22.

        Recommendation of Our Board of Directors. On October 29, 2007, our board of directors, after reviewing and considering the terms and conditions of the merger agreement, receiving the recommendation of the special committee, reviewing and considering the financial presentation and advice of the special committee’s financial advisor, including the financial advisor’s opinion and other information provided by the advisors to the special committee and the advice of the board’s legal advisor, (i) determined in good faith that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of our stockholders, (ii) approved and adopted the merger agreement and the transactions contemplated thereby, including the merger, and (iii) recommended approval and adoption of the merger agreement and the merger and the principal terms thereof by our stockholders. Mr. Daniel Glassman did not participate in our board’s deliberations or voting with respect to the merger. See “The Merger — Reasons for the Merger; Recommendations of Our Special Committee and Board of Directors” beginning on page 22.

        Our board of directors recommends that our stockholders vote “FOR” approval and adoption of the merger agreement.

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Interests of Our Directors and Executive Officers in the Merger (page 31)

        In considering the recommendation of our board of directors to vote for the proposal to approve and adopt the merger agreement, you should be aware that our directors and executive officers have personal interests in the merger that are, or may be, different from, or in addition to, your interests. These interests include:

•	Our executive officers are entitled to benefits under employment agreements that contain change of control provisions pursuant to which they will receive severance benefits if their employment is terminated following the completion of the merger under specified circumstances.
•	All stock options held by our directors and employees, including executive officers, will become fully vested in connection with the merger.
•	The continued indemnification of our current and former directors and officers pursuant to our charter documents as in effect on the date of the merger agreement and the purchase and continuation of directors’ and officers’ liability insurance after the merger.

        Our board of directors was aware of these interests and considered them, among other matters, when approving the merger agreement and determining to recommend that our stockholders vote in favor of approving and adopting the merger agreement. Our directors and officers as a group, including Mr. Daniel Glassman, beneficially own approximately 23.2% of our common stock. See “Security Ownership of Certain Beneficial Owners and Management” beginning on page 50.

Appraisal Rights (page 37)

        Stockholders who do not wish to accept the cash consideration payable pursuant to the merger may seek, under Section 262 of the General Corporation Law of the State of Delaware, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more or less than or the same as the merger consideration for the common stock. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, to properly demand appraisal, among other things:

•	you must not vote in favor of the proposal to approve and adopt the merger agreement;
•	you must make a written demand for appraisal in compliance with the General Corporation Law of the State of Delaware before the vote on the proposal to approve and adopt the merger agreement at the Special Meeting; and
•	you must hold your shares of record continuously from the time of making a written demand for appraisal through the effective time of the merger.

        Merely voting against the merger agreement will not preserve your right to appraisal under Delaware law. Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to approve and adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your broker or other nominee to take the steps necessary to enable you to demand appraisal for your shares. If you or your broker or other nominee fails to follow all of the steps required by Section 262 of the General Corporation Law of the State of Delaware, you will lose your rights of appraisal. Also, there are no rights of appraisal if the merger is not completed.

        If you validly demand appraisal of your shares in accordance with Delaware law and do not withdraw your demand or otherwise forfeit your appraisal rights, you will not receive the merger consideration. Instead, after completion of the proposed merger, a court will determine the fair value of your shares exclusive of any value arising from the proposed merger. This appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement.

        Annex D to this proxy statement contains the full text of Section 262 of the General Corporation Law of the State of Delaware, which relates to your rights of appraisal. We encourage you to read these provisions carefully and completely.

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Conditions to Completion of the Merger (page 47)

        The obligations of Nycomed US and Merger Sub to complete the merger depend on the satisfaction or waiver of a number of conditions, including:

        Conditions to the obligations of both Bradley and Nycomed US and Merger Sub to complete the merger:

•	obtaining Bradley stockholders’ approval;
•	expiration or termination of any waiting period under applicable U.S., German and Italian antitrust laws;
•	if required, obtaining clearance by the New Jersey Department of Environment Protection (“NJ DEP”) under the New Jersey Industrial Site Recovery Act; and
•	no injunction or other governmental order making the merger illegal or preventing it.

        Conditions to the obligations of Nycomed US and Merger Sub to complete the merger:

•	our representations and warranties being true and correct;
•	our performance and compliance with all of our agreements and covenants in the merger agreement; and
•	our delivery of an officer’s certificate as to satisfaction of the above two conditions.

        Conditions to the obligation of Bradley to complete the merger:

•	representations and warranties of Nycomed US and Merger Sub being true and correct;
•	performance and compliance by Nycomed US and Merger Sub with all of their agreements and covenants in the merger agreement; and
•	Nycomed US’s delivery of an officer’s certificate as to satisfaction of the above two conditions.

Other Acquisition Proposals (page 46)

        The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in Bradley. Notwithstanding these restrictions, the merger agreement provides that under specified circumstances, if we receive an acquisition proposal from a third party before the adoption of the merger agreement by our stockholders that our board of directors determines is a Superior Proposal (as defined in the merger agreement) or is reasonably likely to lead to a Superior Proposal, we may, if our board of directors by a vote of a majority of the disinterested directors determines that the failure to do so would result in a breach of its fiduciary duties to our stockholders, furnish nonpublic information to that third party and engage in negotiations regarding an acquisition proposal with that third party. These determinations must be made in good faith, after consultation with our legal and financial advisors.

Termination of the Merger Agreement (page 48)

        The merger agreement may be terminated and the merger abandoned at any time prior to its effective time as follows:

        Termination by either Nycomed US or Bradley:

•	by mutual written consent of Nycomed US and Bradley;
•	by either Nycomed US or Bradley if the merger has not occurred on or before March 31, 2008 (subject to extension to April 30, 2008 if (i) the Securities and Exchange Commission (the “SEC”) has not cleared the proxy statement for the merger by the date that is five business days prior to February 29, 2008 or (ii) the waiting periods under applicable U.S., German and Italian antitrust laws have not expired or terminated by March 31, 2008);

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•	by either Nycomed US or Bradley in the event of a final, non-appealable injunction or other governmental order making the merger illegal or otherwise preventing its consummation; or
•	by either Nycomed US or Bradley if Bradley stockholder approval is not obtained at a stockholders meeting at which a vote on the merger agreement is taken.

        Termination by Nycomed US:

•	in the event of our breach of representations or covenants, subject to a 60-day cure period (which can be shortened to 45 days if, at the end of such 45 days, it is not reasonably likely that the breach can be cured); or
•	if our board of directors has (i) effected a change in board recommendation, (ii) taken any actions prohibited by the non-solicitation provisions of the merger agreement (see “The Merger Agreement — No Solicitation/‘Fiduciary Out Right to Terminate’” beginning on page 45), or (iii) taken any action contemplated by Rule 14e-2a under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to a tender or exchange offer made by a third party, other than recommending rejection of such offer within 10 business days.

        Termination by Bradley:

•	in the event of breach of representations or covenants by Nycomed US or Merger Sub, subject to a 60-day cure period (which can be shortened to 45 days if, at the end of such 45 days, it is not reasonably likely that the breach can be cured); or
•	pursuant to our “fiduciary out right to terminate.” See “The Merger Agreement — No Solicitation/‘Fiduciary Out Right to Terminate’” beginning on page 45.

Termination Fee (page 49)

        Bradley is required to pay Nycomed US a termination fee in the amount of 3.0% of the aggregate “Merger Consideration” (as defined in the merger agreement) under certain events that terminate the merger agreement, as discussed under “The Merger Agreement — Termination Fee Payable to Nycomed US” beginning on page 49. In general, this has the effect of making it more expensive for any other potential acquiror to acquire Bradley.

Treatment of Stock Options (page 41)

        At the effective time of the merger, all outstanding options to acquire Bradley common stock under Bradley’s stock option plans, whether vested or unvested, will be cancelled and converted into the right to receive, within five days after the effective time of the merger, a cash payment equal to the number of shares of Bradley common stock underlying the options multiplied by the amount (if any) by which $20.00 exceeds the exercise price, without interest and less any applicable withholding taxes. For a more complete description, see “The Merger Agreement — Stock Options and Warrants” on page 41.

Material U.S. Federal Income Tax Consequences (page 35)

        The receipt of $20.00 in cash in exchange for each share of our common stock and Class B common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, as a result of the merger, you will recognize, for each share of common stock you own, gain or loss measured by the difference, if any, between $20.00 and your adjusted tax basis in that share.

        You should read “The Merger — Material U.S. Federal Income Tax Consequences” beginning on page 35 for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

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Regulatory Approvals (page 39)

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission (the “FTC”), and the required waiting period has expired or been terminated. The merger agreement also requires that the waiting period (and any extension thereof) applicable to the merger under the Hart-Scott-Rodino Act, will have been terminated or will have expired and that all material filings and authorizations legally required to be made or obtained with or from a governmental authority to consummate the merger shall have expired, been terminated, made or obtained. Nycomed US and Bradley filed notification forms under the HSR Act and requested early termination of the waiting period, which was granted. The waiting period terminated on December 5, 2007. The proposed transaction is also subject to German, Italian and Argentine antitrust laws. The merger agreement also requires that we file and record all required merger documents as required under Delaware law and obtain clearance by the NJ DEP under the New Jersey Industrial Site Recovery Act, if required. For a more complete description of the required regulatory approvals, see the section entitled “The Merger — Approvals” on page 39.

        As of the date of this proxy statement, we are not aware of any other regulatory approvals that we would be required to obtain from other state and foreign authorities. While we expect to obtain all required regulatory approvals, we cannot assure you that these regulatory approvals will be obtained. Moreover, regulatory approval may be subject to the satisfaction of conditions to the completion of the merger or require changes to the terms of the merger that would have a materially adverse effect on the combined company. These conditions or changes could result in an inability to satisfy the conditions to Nycomed US’s obligation to complete the merger.

The Paying Agent

        Nycomed US has designated American Stock Transfer & Trust Company to act as the paying agent in connection with the merger.

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QUESTIONS & ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

When and where will the Special Meeting be held?

        The Special Meeting of Stockholders of Bradley Pharmaceuticals, Inc. will be held at ___ a.m., Eastern Time, on _________ __, 2008, at Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104 and at any adjournment thereof (the “Special Meeting”).

Do I need a ticket to attend the Special Meeting?

        No. The Special Meeting is open to all stockholders or their authorized representatives. If you hold shares of common stock or Class B common stock in your own name, please indicate your intention to attend the Special Meeting by checking the appropriate box on your proxy card. If you hold your shares through a broker, bank or other holder of record and plan to attend, please bring proof of ownership of the shares (such as a copy of your brokerage or bank account statement) to the Special Meeting. You should also be prepared to present photo identification for admittance at the Special Meeting.

What are the purposes of the Special Meeting?

        You will be asked to consider and vote upon:

1.	A proposal to approve and adopt the agreement and plan of merger that Bradley entered into on October 29, 2007 with Nycomed US Inc. (“Nycomed US”) pursuant to which Phase Merger Sub Inc., a wholly owned subsidiary of Nycomed US Inc. (“Merger Sub”), will merge with and into Bradley. If we complete the merger, you will have the right to receive $20.00 in cash, without interest, in exchange for each share of Bradley common stock or Class B common stock you own. The approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement;

2.	To adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time; and

3.	To transact any other business that may properly come before the Special Meeting or any adjournment of the Special Meeting.

        The board of directors is not aware of any other matters to be presented for action at the Special Meeting. However, if other matters are presented for a vote and you grant a proxy, the persons named as proxy holders, Seth W. Hamot and Alan S. Goldstein, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

Who is entitled to vote?

        Only stockholders of record at the close of business on _______ __, 2008, the record date for the Special Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Special Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you owned on that date.

How many votes can be cast by the holders of our common stock and Class B common stock?

        On _______ __, 2008, the Record Date, there were _______ shares of Bradley common stock and 429,752 shares of Class B common stock outstanding. The holders of our common stock and Class B common stock are generally entitled to one vote and five votes, respectively, for each share held on the Record Date. Shares of Class B common stock represent approximately 11.5% of our total voting power as of the Record Date.

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How many votes must be present to hold the Special Meeting?

        A quorum for the matters to be presented at the Special Meeting is a majority (more than half) of the outstanding shares present at the meeting or represented by proxy, with the common stock and Class B common stock counted as one class.

How many votes are required for stockholder approval of the merger?

        The affirmative vote of a majority of the total voting power of the our common stock and Class B common stock, voting together as one class, outstanding as of the Record Date is required to approve and adopt the agreement and plan of merger and approve the merger. Mr. Daniel Glassman and his affiliates, who together own all the shares of Class B common stock as well as shares of common stock, hold shares representing approximately 20% of our total voting power as of the Record Date. Mr. Glassman has indicated that he and his affiliates intend to vote in favor of approval and adoption of the merger agreement and the merger. See also “Security Ownership of Certain Beneficial Owners and Management” beginning on page 50.

How does Bradley’s board of directors recommend that you vote?

        Bradley’s board of directors recommends that you vote:

•	FOR the proposal to approve and adopt the merger agreement and approve the merger; and
•	FOR the adjournment proposal.

What function did the special committee serve and who are its members?

        The principal function of the special committee was to consider, evaluate, assess, negotiate and reject or recommend to our full board of directors potential strategic transactions for Bradley, including ultimately the merger proposal submitted by Nycomed. The special committee is composed of three independent and disinterested directors elected by holders of our common stock: Seth W. Hamot, Douglas E. Linton and William J. Murphy. For additional information regarding the role of the special committee, see “The Merger — Background of the Merger” beginning on page 17, and “— Reasons for the Merger; Recommendations of Our Special Committee and Board of Directors” beginning on page 22.

When do you expect the merger to be completed?

        We are working toward completing the merger as quickly as possible. Depending on the receipt of regulatory approvals, and assuming approval and adoption of the merger agreement by our stockholders and satisfaction or waiver of other conditions, we hope to complete the merger shortly after the Special Meeting. For more details on the approvals required, see “The Merger — Approvals” beginning on page 39. For a description of the conditions to the closing of the merger contained in the merger agreement, see “The Merger Agreement — Conditions to the Merger” beginning on page 47.

What will happen to Bradley as a result of the merger?

        Bradley will become a wholly owned subsidiary of Nycomed US.

What will I receive in the merger and when will I receive it?

        If we complete the merger, you will have the right to receive $20.00 in cash, without interest, for each share of Bradley common stock and Class B common stock you own, unless you seek and perfect appraisal rights, as discussed more fully elsewhere in this proxy statement. If you have certificated shares of Bradley common stock or Class B common stock, meaning you hold a physical stock certificate, the merger consideration will be paid to you once you submit the letter of transmittal, together with properly endorsed stock certificates and other required documentation, to American Stock Transfer & Trust Company, the paying agent. See “The Merger Agreement — Conversion of Securities and Merger Consideration” beginning on page 41.

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How will the merger affect outstanding options to purchase Bradley common stock and warrants of Bradley?

        All stock options held by our directors, employees and consultants will become fully vested in connection with the merger. In order to have all stock options available for cancellation, as is required under the merger agreement, we plan to commence a tender offer, as soon as practicable, to purchase all outstanding options (that do not expire by their terms at or prior to the completion of the merger) issued under our 1990 Employee Stock Option Plan and our 1999 Stock Option Plan. We intend to offer in cash (1) $0.35 per option for each option with an exercise price of greater than $20.00 and (2) an amount equal to the “spread value” per option for each option with an exercise price of less than $20.00, with the spread value being equal to the excess of $20.00 over the exercise price of such option, less in both cases, applicable withholding tax. The completion of the tender offer will be conditioned upon and will occur simultaneously with the closing of the merger. At the Record Date, there were options to purchase ______ shares outstanding and issued pursuant to these plans, of which options to acquire ________ shares have exercise prices greater than $20.00 per share. We also have warrants to acquire 6,000 shares of common stock outstanding that will expire in July 2008 and have an exercise price per share of less than $20.00. These warrants will remain outstanding unless exercised prior to the merger. See “The Merger Agreement — Stock Options and Warrants” beginning on page 41.

What happens if I sell my shares of Bradley common stock or Class B common stock before the Special Meeting?

        The Record Date for the Special Meeting, _______ __, 2008, is earlier than the expected date of the merger. If you transfer your shares of Bradley common stock or Class B common stock after the Record Date but before the Special Meeting, you will retain your right to vote at the Special Meeting but will transfer the right to receive $20.00 in cash per share to the person to whom you transfer your shares.

Should I send in my stock certificates now?

        No. After the merger is completed, you will receive written instructions for exchanging your stock certificates for cash. Please do not send in your stock certificates with your proxy card.

What do I need to do now?

        After carefully reading and considering the information contained in this proxy statement, including the annexes, please vote by telephone or by Internet or complete, date and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the Special Meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy “FOR” approval and adoption of the merger agreement and adjourning the Special Meeting in the event that there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement.

What happens if I abstain, fail to vote or submit a proxy or do not instruct my broker or other nominee how to vote?

        If you abstain from voting, do not vote or do not instruct your broker or nominee on how to vote, it will have the effect of a vote against approval and adoption of the merger agreement. Therefore, we urge you to vote. However, abstention from voting or failure to execute a proxy with respect to adoption of the merger agreement, without taking other specified procedures, will not be sufficient to assert appraisal rights. For a description of your appraisal rights and related procedures, see the section entitled “The Merger — Appraisal Rights” beginning on page 37 and Annex D for a reproduction of Section 262 of the Delaware General Corporation Law, which relates to the appraisal rights of dissenting stockholders.

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How many votes are required for adjournment of the meeting or for other matters that may properly come before the Special Meeting?

        The affirmative vote of a majority of the voting power of our common stock and Class B common stock, voting together as one class, present or represented and entitled to vote and voting is required for approval of the adjournment of the Special Meeting and for all other business that may properly come before the Special Meeting or any adjournments.

How do I vote? You may:

•	Vote by completing, signing, dating and mailing the enclosed proxy card in the accompanying postage-paid return envelope;
•	Vote by telephone or Internet; or
•	Vote in person by attending the Special Meeting. We will distribute written ballots to any stockholder of record who wishes to vote in person at the Special Meeting.

If my Bradley shares are held in “street name” by my broker or other nominee, will my broker or other nominee vote my shares for me?

        Your broker or other nominee will vote your Bradley shares only if you instruct your broker or other nominee how to vote. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your shares. If you do not provide your broker or other nominee with instructions on how to vote by returning your proxy as directed or following, if provided, the directions on how to vote by Internet or telephone, your broker or other nominee will not be permitted to vote your shares.

How are shares voted that are held in a Bradley 401(k) plan?

        The Bradley Pharmaceuticals 401(k) trust includes an Employee Stock Ownership Plan feature. At the Record Date, __________ shares (including _______ shares subject to forfeiture) were held in the trust for participants. Each participant who held shares through Bradley’s 401(k) plan at the Record Date will receive a voting instruction form. Frontier Trust, as trustee, will vote the shares in accordance with instructions received from participants. Frontier Trust will vote shares for which no instructions were received in the same proportion, for and against, as the shares for which instructions were received.

        To allow sufficient time for voting by the trustee, your voting instructions for 401(k) plan shares must be received by 11:59 p.m., Eastern Time, on _____ __, 2008.

Can I change my vote?

        Yes. Send in a new proxy card with a later date, cast a new vote by telephone or by Internet, or send a written notice of revocation to Bradley’s Secretary at the address on the cover page of this proxy statement. If you attend the Special Meeting and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name,” you will need to obtain a proxy form from the institution that holds your shares.

What does it mean if I receive more than one proxy card?

        If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please complete, sign, date and mail all cards you receive. Only your latest dated proxy for each account will be voted.

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Who will act as inspector of election and what is the role of the inspector?

        A representative of American Stock Transfer & Trust Company, our transfer agent, will act as inspector of election at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of election. The inspector will also determine whether a quorum is present at the Special Meeting. Shares represented by the proxy cards received, properly completed, dated, signed, and not revoked, or by shares voted on the Internet, will be voted at the Special Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned signed but not marked will be voted “FOR” the merger agreement and for adjournment and as the proxy holder deems desirable for any other matters that may properly come before the Special Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

Who is soliciting my vote?

        Your vote is being solicited by and on behalf of Bradley’s board of directors.

How will my vote be solicited?

        Proxies will be solicited by the use of the mails and may also be solicited personally, or by telephone, telecopy or e-mail, by our directors, officers and employees. None of our directors, officers or employees will receive additional compensation for soliciting proxies.

        Bradley will (i) request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries as record holders to forward the solicitation materials to the beneficial owners of our common stock, (ii) furnish the number of copies necessary for these record holders to supply the materials to the beneficial holders and (iii) reimburse the reasonable forwarding expenses incurred by these record holders.

Who pays for the solicitation of my vote?

        We pay the costs of soliciting your vote, including the costs of preparing, printing and mailing the proxy materials. None of our directors, officers or employees will receive any extra compensation for soliciting you.

When will this proxy statement be sent to stockholders?

        This proxy statement is first being sent to stockholders on or about _________ __, 2008.

Can I access Bradley’s proxy materials electronically?

        This proxy statement, any additional proxy materials and our SEC filings are available on our Internet web site at www.bradpharm.com. See also “Where You Can Find More Information” beginning on page 56.

Who can help answer my questions?

        If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact us at Bradley Pharmaceuticals, Inc., 383 Route 46 West, Fairfield, NJ 07004, (973) 882-1505, Attention: Alan S. Goldstein, Secretary, ext. 547.

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THE PARTIES TO THE MERGER

Bradley Pharmaceuticals, Inc.

        The headquarters of Bradley Pharmaceuticals, Inc. are located at 383 Route 46 West, Fairfield, NJ 07004. Bradley’s general telephone number at the headquarters is (973) 882-1505.

        Bradley Pharmaceuticals, Inc. was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the United States and international markets. Bradley’s success is based upon its core strengths in marketing and sales which enables the company to Commercialize brands that fill unmet patient and physician needs; Develop new products through life cycle management; and In-License phase II and phase III drugs with long-term intellectual property protection that upon approval leverage Bradley’s marketing and sales expertise to increase shareholder value. Bradley is comprised of Doak Dermatologics, specializing in therapies for dermatology and podiatry; Kenwood Therapeutics, providing gastroenterology, OBGYN, respiratory and other internal medicine brands; and A. Aarons, which markets authorized generic versions of Doak and Kenwood therapies.

Nycomed

        The headquarters of Nycomed US Inc. are located at 60 Baylis Road, P.O. Box 2006, Melville, NY 11747. Nycomed US’s general telephone number at the headquarters is (631) 454-6389. Nycomed US is an indirect, wholly owned subsidiary of Nycomed S.C.A., SICAR.

        Nycomed is a pharmaceutical company that provides medicines for hospitals, specialists and general practitioners, as well as over-the-counter medicines in selected markets. Nycomed is active within a range of therapeutic areas, including cardiology, gastroenterology, osteoporosis, respiratory, pain and tissue management. New products are sourced both from its own research and from external partners. Operating throughout Europe and in fast-growing markets such as Latin America, Russia/CIS and the Asia-Pacific region, Nycomed has a presence in about 50 markets worldwide. Privately owned, the combined group had annual sales of approximately €3.4 billion in 2006. More information about Nycomed is available at www.nycomed.com.

        Nycomed US (formerly Altana Inc.) is a subsidiary of Nycomed, which operates three divisions in the United States focused on specialty pharmaceuticals in dermatology. Founded in 1849, Fougera is the largest of the three divisions and is a leading manufacturer and distributor of a wide range of multi-source topical steroids, antibiotics and antifungal products. The PharmaDerm division of Nycomed US is dedicated to bringing innovative products to dermatologists so they can best care for their patients. Nycomed US also markets and sells Savage Laboratories products, which focus on emergency care. More information about Nycomed US is available at www.fougera.com, www.pharmaderm.com or www.savagelabs.com.

Phase Merger Sub Inc.

        Phase Merger Sub Inc. is a newly formed corporation organized and existing under the laws of Delaware. Nycomed US owns 100% of Merger Sub. Merger Sub was organized solely for the purpose of entering into the merger agreement with Bradley and has not conducted any business operations.

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THE SPECIAL MEETING

General

        This proxy statement is being delivered to you in connection with a Special Meeting of Stockholders to be held on ________ __, 2008, at ___ a.m., Eastern Time, at Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104. The purpose of the Special Meeting is for our stockholders to consider and vote upon a proposal to approve and adopt the agreement and plan of merger, dated October 29, 2007, among Bradley, Nycomed US and Merger Sub. At the Special Meeting you may also be asked to consider and vote upon a proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the merger agreement.

        On October 29, 2007, our board of directors, after reviewing and considering the terms and conditions of the merger agreement, receiving the recommendation of the special committee, reviewing and considering the financial presentation and advice of the special committee’s financial advisor, including the financial advisor’s opinion, and other information provided by the advisors to the special committee and the advice of the board’s legal advisor, (i) determined in good faith that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of our stockholders, (ii) approved and adopted the merger agreement and the transactions contemplated thereby, including the merger, and (iii) recommended approval and adoption of the merger agreement and the merger and the principal terms thereof by our stockholders. Accordingly, our board of directors recommends that stockholders vote “FOR” approval and adoption of the merger agreement. Mr. Daniel Glassman did not participate in our board’s deliberations or voting with respect to the merger.

Record Date

        Our board of directors has fixed the close of business on _______ __, 2008 as the Record Date for determining stockholders entitled to notice of and to vote at the Special Meeting and any adjournment of the Special Meeting. At the Record Date, there were ________ shares of the our common stock held of record by ____ holders, and 429,752 shares of Class B common stock outstanding held of record by ___ holders. The holders of our common stock and Class B common stock are generally entitled to one vote and five votes, respectively, for each share held on the Record Date.

Vote Needed for a Quorum; Effect of Abstentions and Broker “Non-Votes”

        A quorum is required for stockholders of Bradley to conduct business at the Special Meeting. A quorum for the matters to be presented at the Special Meeting is a majority (more than half) of the outstanding shares present at the meeting or represented by proxy, with the common stock and Class B common stock counted as one class.

        Under the Delaware General Corporation Law as it relates to determining the presence of a quorum at the Special Meeting, abstaining votes and broker “non-votes” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present. An abstention is counted as a share present and entitled to be voted at the Special Meeting and will have the same effect as a “no” vote on the merger proposal. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular matter because the broker or nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. With respect to the merger proposal, a broker or nominee who holds shares for a beneficial owner is prohibited from giving a proxy to vote the beneficial owner’s shares without instructions from the beneficial owner. As a result, a broker “non-vote” will have the same effect as a “no” vote on the merger proposal.

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Vote Required for Approval and Adoption of the Merger Agreement or Adjournment

        Approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger, as well as any vote to adopt a proposal to adjourn the Special Meeting requires the affirmative vote of a majority of the voting power of our common stock and Class B common stock, voting together as a class, held by stockholders entitled to vote on the Record Date. The holders of common stock and Class B common stock are generally entitled to one vote and five votes, respectively, for each share held on the Record Date. Shares of Class B common stock represent 11.5% of our total voting power. Mr. Daniel Glassman and his affiliates, who together own all the shares of Class B common stock as well as shares of common stock, hold shares representing approximately 20% of our total voting power as of the Record Date. Mr. Glassman has indicated that he and his affiliates intend to vote in favor of approval of the merger agreement and the merger. See also “Security Ownership of Certain Beneficial Owners and Management.”

Method of Voting

        Bradley stockholders are being asked to vote the shares held directly in their name as stockholders of record and any shares they hold in street name as beneficial owners. Shares held in street name are shares held by a broker, dealer, bank or other financial institution that serves as a stockholder’s nominee.

        The method of voting differs for the shares held by a record holder and the shares held in street name. Record holders will receive proxy cards. Holders of shares in street name will receive voting instruction cards in order to instruct their nominees on how to vote.

        Bradley stockholders may also vote by proxy by using the mail, telephone or the Internet. For specific instructions on how to use the mail, telephone or the Internet to vote by proxy for the Special Meeting, please refer to the instructions on your proxy card or voting instruction card.

        If you are a stockholder of record, you may also vote in person at the Special Meeting. If you hold shares in street name, you may not vote in person at the Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. You will also need to present photo identification and comply with the other procedures described in “Special Meeting Admission Procedures” below.

        Stockholders may receive multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account will receive a separate voting instruction card for each brokerage account in which shares are held. Bradley stockholders of record whose shares are registered in more than one name will receive more than one proxy card.

        Stockholders should not forward any stock certificates with their proxy cards. In the event the merger is completed, stock certificates should be delivered in accordance with instructions set forth in a letter of transmittal, which will be sent to stockholders by the paying agent promptly after the effective time of the merger.

        Read the voting instruction card(s) and proxy card(s) carefully. A stockholder should execute all the proxy card(s) and voting instruction card(s) received in order to make sure all of your shares are voted.

Grant of Proxies

        All shares of Bradley common stock and Class B common stock represented by properly executed proxies or voting instruction cards received before or at the Special Meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxy cards or voting instruction cards. If no instructions are indicated on a properly executed proxy card or voting instruction card, the shares will be voted “FOR” (i) the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement and (ii) the adjournment of the Special Meeting in the event that there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement. You are urged to mark the boxes on the proxy card or the voting instruction card, as the case may be, to indicate how to vote your shares.

        We are not aware of any matter that will be brought before the Special Meeting other than (i) the proposal to approve and adopt the merger agreement and (ii) the proposal in favor of adjourning the Special Meeting in

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the event that there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is specifically withheld on the proxy card or the voting instructions card, as the case may be.

Revocation of Proxies

        A stockholder may revoke his or her proxy at any time before it is voted by:

•	if you are a record holder of Bradley common stock:
•	notifying in writing the Secretary of Bradley Pharmaceuticals at 383 Route 46 West, Fairfield, NJ 07004 that you wish to revoke your proxy;
•	following the instructions given for revoking or changing your vote using the telephone or Internet voting procedures;
•	completing, signing, dating and mailing a subsequently dated proxy to our corporate Secretary; or
•	appearing in person and voting at the Special Meeting.
•	if you hold shares of Bradley common stock in street name, that is, with a broker, dealer, bank or other financial institution, follow the instructions from such nominee on how to revoke or modify your voting instructions.

        Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

Solicitation of Proxies

        Bradley will pay the expenses incurred in connection with the printing and mailing of this proxy statement. Bradley will also request banks, brokers and other intermediaries holding shares of Bradley common stock beneficially owned by others to send this proxy statement to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telecopy, e-mail and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Bradley. No additional compensation will be paid to our directors, officers or employees for such solicitation.

Adjournment of Meeting

        Although it is not expected, the Special Meeting may be adjourned if a quorum is not present. Bradley’s bylaws permit adjournment without notice other than an announcement of the new date, time and/or place of the adjourned Special Meeting by a majority vote of the shares entitled to vote at the Special Meeting that are present in person or represented by proxy and vote for the adjournment. In the event of an adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original Special Meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice will be given to each stockholder of record entitled to vote at the Special Meeting.

Special Meeting Admission Procedures

        You should be prepared to present photo identification for admittance at the Special Meeting. In addition, if you are a record holder of Bradley common stock or Class B common stock, your name is subject to verification against the list of record holders of Bradley common stock and Class B common stock on the Record Date prior to being admitted to the Special Meeting. If you are not a record holder but hold shares in street name, that is, with a broker, dealer, bank or other financial institution that serves as your nominee, you should be prepared to provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Special Meeting.

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THE MERGER

Background of the Merger

        Since becoming a publicly traded company in 1991, our senior management and the board of directors have periodically reviewed and evaluated our business strategy and strategic options in an effort to enhance stockholder value. As a part of those efforts, over the past several years we have pursued various strategic opportunities, including the purchase of rights to SOLARAZE®, ADOXA® and certain other assets of Bioglan Pharmaceutical in 2004, and the 2006 acquisition of rights to VEREGEN™ and ELESTRIN™ from MediGene AG and BioSante Pharmaceutical, respectively. In August 2006, we also announced a number of initiatives to enhance long-term stockholder value.

        At a regular meeting of our board on March 8, 2007, Mr. Daniel Glassman, our founder, director, President and Chief Executive Officer and holder of nearly all of our Class B common stock, informed the board of directors that he had met with a number of investment banks about potential merger and acquisition opportunities for Bradley, one of which suggested a possible “going private” transaction led by Mr. Glassman. He said that he would continue to explore such opportunities. At a regular meeting of our board on May 8, 2007, Mr. Glassman announced to the board that he was having conversations with private equity firms regarding a potential buy-out of Bradley. The board of directors agreed to allow Mr. Glassman to proceed with formulating a bid.

        Following Mr. Glassman’s announcement to the board of directors of his consideration of a “going private” transaction, on May 21, 2007, the board approved by unanimous written consent the formation of a special committee, comprised of independent and disinterested directors elected by the holders of our common stock. The committee members are Seth W. Hamot, Chairman, Douglas E. Linton and William J. Murphy. The board of directors also approved a special committee charter that, among other things, delegated to the special committee the responsibility to consider strategic alternatives for Bradley, including the possibility of entering into a “going private transaction” with Mr. Glassman. The special committee was granted the authority to assess, consider and review the terms of potential transactions and, if determined to be appropriate by the special committee, to make a recommendation regarding a specific transaction to the full board of directors. The special committee then requested seven investment banks to submit written proposals for retention as the special committee’s financial advisor.

        On May 29, 2007, Mr. Glassman delivered a letter to the board of directors containing a proposal to acquire all of Bradley’s outstanding shares of common stock and Class B common stock for $21.50 per share in cash. According to the proposal letter, Mr. Glassman intended to reinvest a substantial portion of his equity ownership of Bradley through that transaction. The proposal letter also stated that Mr. Glassman had received indications of willingness from One Equity Partners LLC (“OEP”) to provide the new cash equity and from Credit Suisse Securities (USA) LLC (“Credit Suisse”) to underwrite the debt financing. Mr. Glassman’s wife, Iris Glassman, and his son Bradley Glassman, an officer of Bradley, formed part of Mr. Glassman’s group. We issued a press release on May 29, 2007 announcing receipt of Mr. Glassman’s proposal. The closing price of our common stock on May 25, 2007, which was the last trading day prior to our announcement of Mr. Glassman’s proposal, was $18.44. The closing price of our common stock on May 29, 2007 following our announcement of Mr. Glassman’s proposal was $22.25.

        On May 31, 2007, the special committee conducted its first meeting at which it interviewed and considered four internationally recognized investment banks for retention as the special committee’s financial advisor. This meeting was the first of 30 special committee meetings convened at least weekly, via teleconference or in person, over the next five months until the execution of the merger agreement with Nycomed US. At the May 31st meeting, the special committee discussed, among other things, the four investment banks’ relevant industry experience, expertise in mergers and acquisition transactions and in advising special committees as well as their independence. Following this discussion, the special committee determined to retain Deutsche Bank Securities Inc. (“Deutsche Bank”) as its financial advisor. The special committee also considered two law firms and, after review of the qualifications and independence of both firms, determined to retain Sills Cummis & Gross P.C. (“Sills Cummis”) as its legal counsel.

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        On June 4, 2007, the special committee next met to discuss a response to Mr. Glassman’s proposal and the process to be used to evaluate such proposal as well as other strategic alternatives for Bradley. During the meeting, the representatives of Sills Cummis advised the special committee of its fiduciary duties to our stockholders under Delaware law in connection with a sale of Bradley.

        At the direction of the special committee, Sills Cummis requested that Mr. Glassman produce to the special committee copies of all Bradley materials previously provided by him to OEP and Credit Suisse in the course of the formulation of his bid and that, going forward, he only provide confidential information to OEP and Credit Suisse upon specific written directives from the special committee. On June 8, 2007, Proskauer Rose LLP (“Proskauer Rose”), Mr. Glassman’s counsel, delivered copies of the confidentiality agreements executed by OEP and DLJ Merchant Banking, Inc., an affiliate of Credit Suisse, with Mr. Glassman on behalf of the Company on March 22, 2007 and February 8, 2007, respectively, to Sills Cummis. The requested Bradley materials were provided to Sills Cummis by Proskauer Rose on June 11 and 12, 2007.

        At the June 4, 2007 special committee meeting, the special committee also made a determination to run an auction for the sale of Bradley. During the remainder of June, at the instruction of the special committee, Deutsche Bank contacted 81 potential buyers, including 47 strategic buyers and 34 financial sponsors. These potential buyers were identified by Deutsche Bank with input from the special committee based on, among other things, the potential buyers’ experience in the pharmaceutical markets in which Bradley operates and their perceived ability to complete a potential acquisition. Of these potential buyers, 40 strategic buyers and 31 financial sponsors expressed an interest in Bradley and were provided with non-disclosure agreements. The non-disclosure agreements included a “standstill” provision, which, among other things, would prohibit the potential bidder from acquiring Bradley shares except through the auction process, and a non-exclusive financing provision, which would restrict a bidder from entering into exclusive financing arrangements in connection with a bid for Bradley.

        During the later part of June and the early part of July, Deutsche Bank, based on information provided by our management, prepared a Confidential Information Memorandum to be sent to potential buyers. At its weekly meetings on July 2, 10 and 16, 2007 the special committee discussed in detail the confidential information and documents provided by Mr. Glassman to OEP and Credit Suisse, which included financial projections prepared in February 2007. The February 2007 financial projections exceeded those prepared in July 2007 by management for inclusion in the Confidential Information Memorandum. The special committee determined to include within the Confidential Information Memorandum both the July 2007 financial projections prepared by Bradley management as well as the February 2007 financial projections that were provided to OEP and Credit Suisse by Mr. Glassman. During the last two weeks in July, the Confidential Information Memorandum was sent to the 17 strategic buyers and 14 financial sponsors that executed non-disclosure agreements that contained at least a one-year standstill and a non-exclusive financing provision. A preliminary bid instruction letter accompanied each Confidential Information Memorandum and advised prospective purchasers to submit preliminary written bids for Bradley to Deutsche Bank no later than 5:00 p.m., Eastern Time, on August 8, 2007.

        During this time, Sills Cummis had several discussions with Proskauer Rose and requested, among other things, that Mr. Glassman, OEP and Credit Suisse enter into non-disclosure agreements, containing standstill and non-exclusive financing provisions comparable to those agreed to by other potential buyers. Neither Mr. Glassman nor OEP or Credit Suisse signed such an agreement, and they did not participate further in the special committee’s auction process.

        At its meeting on July 30, 2007, the special committee requested that Deutsche Bank discuss the deteriorating conditions in the credit markets in the United States and globally and their potential impact on the auction and potential bids for Bradley. Deutsche Bank provided a detailed analysis, and concluded that it believed that while financial sponsors may be less likely to bid for Bradley, strategic buyers, especially those with substantial liquidity, would be less likely to alter their interest in Bradley merely because of the changes in the credit markets.

        On August 8, 2007, Deutsche Bank received seven preliminary non-binding first round bids from strategic buyers, including Nycomed, which included six bids for 100% of our outstanding stock with prices ranging from $20.00 to $25.00 per share and one bid to acquire only our Kenwood Therapeutics business. The closing price of our common stock on August 8, 2007 was $15.21.

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        On August 9, 2007, the special committee met to review the preliminary bids. After extensive review of the bids, the special committee decided to invite five parties who bid for the entire company to participate in management presentations and to terminate discussions with the sixth bidder for the entire company as the special committee felt that the bid was too low. After being advised that its bid was too low, the sixth bidder raised its bid and was invited to participate in the management presentations as well. The special committee also determined that, although selling assets was a more complex, risky and time-consuming process, Deutsche Bank should hold separate discussions with the buyer interested solely in Kenwood Therapeutics. On August 9, 2007, the special committee issued a press release announcing that it had received preliminary bids for a possible sale of Bradley and was continuing to pursue a possible sale. The closing price of our common stock on August 9, 2007 was $15.29. On August 17, 2007, a bid for only the Doak Dermatologics business was received. After review, the special committee concluded that the Doak Dermatologics-only bid was too low and it was rejected. The closing price of our common stock on August 16, 2007 was $17.84.

        On August 9, 2007, Bradley released its results of operations for the quarter ended June 30, 2007. Bradley reported a net loss of $1.67 million primarily due to a decline in ADOXA® product sales. During the second quarter, the ADOXA® 150 mg tablets, which accounted for approximately 15% of 2006 gross sales, faced generic competition for the first time. In addition, in April 2007, Bradley implemented a returns and inventory optimization plan designed to reduce future returns by decreasing customer inventory in the channel and to ship products with increased shelf-life to wholesalers by improving product production planning. Bradley believes the implementation of the plan contributed to lower revenues in the second quarter of 2007 compared to prior quarters. In the second quarter of 2007, Bradley also experienced significantly increased selling, general and administrative expenses related to higher salary and salary related expenses, primarily in the sales area, an increased provision for bad debt and higher advertising and promotion expenses, primarily related to the ELESTRIN™ launch as well as increases in professional fees primarily related to the auction process. The operating results were lower than consensus analysts’ estimates of net income and revenue. Following the release of such information, all analysts lowered earnings per share estimates for Bradley, citing loss of profitability and uncertain future as the reasons for the downgrade.

        During the weeks of August 13 and 20, 2007, the six bidders and their representatives attended management presentations, and Deutsche Bank and our management were available to address follow-up due diligence questions. In addition, beginning the week of August 20th, the six bidders were provided with access to a virtual data room that contained confidential information regarding our business, operations, plans, financial condition and other related matters. Due to the competitive nature of the pharmaceutical industry and in order to protect both Bradley and the value to be received by the final bidder, the special committee decided, after extensive discussion, to limit access to the most sensitive information about Bradley, such as product pipelines, royalty payments, milestones and distribution agreement terms, during the initial rounds of due diligence.

        Between August 29, 2007 and September 12, 2007, three bidders dropped out of the bidding process including the bidder who was interested in only Kenwood Therapeutics.

        On September 11, 2007, the special committee sent out a final bid letter to the four remaining bidders, including Nycomed, together with a form of merger agreement. The letter requested that each bidder submit a final revised bid together with comments to the merger agreement in the form of a revised agreement that it would be willing to execute. On September 25, 2007, Deutsche Bank received second round bids from Nycomed and another bidder for the acquisition of the entire company for $24.00 per share in cash, together with their mark-ups of the merger agreement. Another of the four final bidders from the first round submitted a letter reaffirming its interest in Bradley but declined to submit a binding bid due to difficulty obtaining financing. The remaining bidder from the first round decided not to submit a second round bid, concluding that it would only be willing to submit a bid in the range of or at a small premium above the then current per share market price. The closing price of our common stock on September 24, 2007 was $17.05.

        The other second round bidder indicated that it would be able to finance its bid through existing cash and debt financing while Nycomed indicated that it would finance its bid using existing cash and committed equity

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from its existing equity partners. Both bidders asked for additional due diligence materials. Specifically, both bidders requested the sensitive information that had been withheld from bidders in the second round including pipeline information and royalty rates.

        On September 27, 2007, the special committee met to discuss the remaining two bids, one of which was from Nycomed. The price per share of both of the remaining bids was identical. At that meeting, the special committee decided to send both bidders nearly identical revised merger agreements and discussed the procedures and timing of providing various levels of requested sensitive information.

        In early October 2007, Bradley provided the two bidders with preliminary third quarter financial results in the form of an income statement and limited additional supporting documentation. These preliminary results reflected management’s understanding that third quarter results would miss the Bradley budget, as prepared in July 2007.

        At a special committee meeting on October 4, 2007, Deutsche Bank reported that after several conversations, the other bidder had agreed to provide comments to the proposed merger agreement or set up a conference call to negotiate the merger agreement only after receiving access to Bradley’s sensitive documents. At its meeting on October 4, 2007, the special committee continued to discuss various ways in which the bidders might be provided additional information without prematurely allowing them access to the sensitive information. Sills Cummis reported that negotiations with Nycomed were progressing and that revised drafts of the merger agreement had been exchanged with Nycomed’s counsel, Dorsey & Whitney LLP (“Dorsey & Whitney”), and reported on the material issues raised by the revised merger agreements. Over the next several weeks, representatives from Sills Cummis negotiated with Nycomed’s legal counsel to finalize the terms of the merger agreement. These negotiations focused on, among other things, certainty of closing, provisions relating to deal protection, conduct of business prior to closing and the actions that Nycomed must take to obtain antitrust approval of the transaction.

        On October 9, 2007, the other bidder withdrew its bid and withdrew from the process explaining that after further due diligence it could no longer support its prior valuation of Bradley and its previous bid of $24.00 price per share. As a follow up, Deutsche Bank held conversations with the financial advisor to this bidder. During these conversations, the financial advisor indicated that, while its client could not justify the $24.00 per share price contained in its previously submitted bid, they should be contacted again in the future should the special committee be willing to discuss a value for Bradley in the range of $20.00 to $22.00 per share. Further, the other bidder explained that there were significant contract issues that it did not think could be overcome and that it was unwilling to follow the special committee’s auction process and negotiate the merger agreement before being permitted access to Bradley’s sensitive information. After lengthy deliberations, the special committee decided that the outstanding contract issues, particularly this bidder’s insistence, as a condition of a transaction, on a voting agreement with Daniel Glassman and his family, without the ability to change their vote, if necessary, to comply with any fiduciary obligations, made it inappropriate at that stage of the negotiations to provide this bidder with access to Bradley’s most sensitive information.

        At a special committee meeting held on October 10, 2007, Deutsche Bank reported that Nycomed had expressed concern over the preliminary third quarter financial results (subject to review by external accountants) and requested that it receive the final third quarter results before being asked to submit a final bid. At that meeting, the special committee decided that, given the near final status of the merger agreement negotiations, it would begin to provide limited access to certain of our sensitive information to Nycomed.

        On October 11, 2007, representatives of Nycomed and Dorsey & Whitney were provided limited access to Bradley’s sensitive information at Sills Cummis’ offices in Newark, New Jersey.

        At a special committee meeting held on October 12, 2007, the special committee agreed to provide Nycomed with copies of our preliminary third quarter financial reports in the form that would be submitted to our auditors, when available. On October 20, 2007, preliminary third quarter financial reports were provided to Nycomed as well as supporting detail.

        On October 23, 2007, the special committee received a final binding bid from Nycomed to purchase all of our common stock and Class B common stock for $20.00 per share in cash. The final bid included a revised

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merger agreement and executed copies of the equity commitment letters in the form previously agreed. Representatives from Nycomed indicated to representatives of Deutsche Bank on several calls that the offer was its best and final offer and would not be increased. The closing price of our common stock on October 23, 2007 was $16.47.

        On October 24, 2007, Nycomed proposed that Nycomed US Inc. be the purchasing entity and the party to the merger agreement. Nycomed US Inc. is an indirect subsidiary of Nycomed S.C.A., SICAR, the ultimate parent of the Nycomed group. Sills Cummis, on behalf of the special committee, requested non-consolidated financial information for Nycomed US Inc. and other information necessary to assess its financial ability to complete the transaction and fulfill all of Nycomed’s obligations under the merger agreement. Thereafter, Sills Cummis held further negotiations with Dorsey & Whitney, resulting in the parties reaching agreement on October 25, 2007 that Nycomed S.C.A., SICAR would provide Bradley with a guaranty of Nycomed US Inc.’s performance and payment obligations under the merger agreement.

        On the morning of October 24, 2007, the special committee held a meeting at the offices of Sills Cummis in Newark, New Jersey to review the final bid received from Nycomed. Representatives of Sills Cummis advised the special committee of its fiduciary duties to our stockholders under Delaware law in connection with a sale of Bradley. At that meeting, Deutsche Bank summarized the financial implications of Nycomed’s bid and Sills Cummis reviewed the proposed merger agreement and any remaining issues raised by Nycomed’s revised merger agreement. The special committee engaged in extensive discussions regarding the Nycomed proposal and alternatives thereto. In particular, the special committee focused on Bradley’s net losses and other financial results during the last two quarters and the risks associated with our business plan, the fact that the Nycomed proposal represented a 25% premium over the current stock price and the favorable terms and perceived likelihood of consummation associated with the Nycomed proposal. The committee also discussed, and sought Deutsche Bank’s views regarding, whether other bidders who had previously withdrawn from the process might reemerge and provide a superior bid. The committee instructed Deutsche Bank to contact the other bidder that had withdrawn from the final round and inquire as to whether it would be interested in submitting a bid in the $20.00 to $22.00 per share range, and also instructed Deutsche Bank to contact Mr. Glassman and determine if he planned to submit a bid.

        On October 24, 2007 and October 25, 2007, Deutsche Bank had several conversations with the other bidder that had withdrawn from the final round regarding its possible interest in re-entering the process at the lower price and submitting a final bid. During those discussions, Deutsche Bank indicated the special committee’s willingness to discuss providing this bidder with access to Bradley’s sensitive information, on an expedited basis, contemporaneously with merger agreement negotiations. On the afternoon of October 25, 2007, that other bidder called Deutsche Bank and informed them that it would not be submitting a bid and was no longer interested in pursuing a transaction with Bradley. Mr. Glassman also informed the special committee that he did not intend to submit a bid in the auction at that time and that the Committee should proceed with the remaining bidder.

        On October 25, 2007, the special committee held a telephonic meeting to review again the Nycomed proposal and discuss strategic alternatives. Deutsche Bank reviewed in detail certain financial analyses relating to the Nycomed proposal. The special committee also discussed various alternatives to the Nycomed proposal and the likely negative impact on our stock price of certain factors, including, among others, the public release of the lower than expected third quarter financial results and the possible termination of the auction process without a sale. Deutsche Bank also provided the special committee with a detailed analysis of current conditions in the credit markets in the United States, and the special committee concluded that it was highly unlikely that either Mr. Glassman or the bidder who had submitted a letter on September 11, 2007 reaffirming its interest in Bradley (but had declined to submit a binding bid due to difficulty obtaining financing at that time) would be able to reenter the process at the present time and fund either of their bids due to current conditions in the credit markets.

        Between October 25, 2007 and October 27, 2007, Sills Cummis, Morgan Stanley, Nycomed’s financial advisor, Deutsche Bank, Dorsey & Whitney and Nycomed participated in several conference calls to negotiate and finalize the merger agreement and related disclosure schedules.

        On the afternoon of October 28, 2007, the special committee convened a telephonic meeting to consider its recommendation with respect to the approval of the Nycomed proposal, the merger and the merger agreement.

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Representatives of Sills Cummis advised the special committee of its fiduciary duties to our stockholders under Delaware law in connection with a sale of Bradley. At the meeting representatives of Deutsche Bank reviewed the history of negotiations and the auction process in general, certain financial analyses of the Nycomed proposal and delivered its opinion to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of review set forth therein, the merger consideration of $20.00 in cash per share to be received by the holders of the outstanding shares of Bradley common stock, other than Mr. Daniel Glassman and his affiliates, was fair from a financial point of view. See “—Opinion of The Special Committee’s Financial Advisor.” Sills Cummis reviewed with the committee the final changes to the merger agreement and the guaranty, and reported that the merger agreement and disclosure schedules were in substantially final form. Following careful consideration of the proposed merger agreement, the financial analysis and opinion delivered by Deutsche Bank and the various factors described under “—Reasons for the Merger; Recommendations of Our Special Committee and Board of Directors,” the special committee by unanimous vote determined that the merger agreement and the merger were advisable and in the best interests of Bradley’s stockholders, approved the merger and the merger agreement, and recommended that the board of directors approve and adopt the merger agreement and the merger.

        On October 29, 2007, Bradley’s board of directors, other than Mr. Glassman, who did not participate, convened to consider the proposed merger with Nycomed. Following discussion and consideration, including of the various factors described under “—Reasons for the Merger; Recommendation of the Special Committee and Our Board of Directors,” the board, other than Mr. Glassman who did not participate, unanimously approved and authorized the execution of the merger agreement and resolved to recommend approval and adoption of the merger agreement and the merger to our stockholders on the terms discussed at the board meeting. Following the board meeting, the parties finalized the merger agreement and disclosure schedules and executed the merger agreement.

        On the morning of October 30, 2007, Bradley and Nycomed issued separate press releases announcing the execution of the merger agreement.

        On November 26, 2007, Mr. Glassman advised Bradley that he and the other persons constituting the members of his group had withdrawn their proposal to acquire Bradley and expressed their intention to support the merger with Nycomed.

Reasons for the Merger; Recommendations of Our Special Committee and Board of Directors

        The special committee, consisting solely of disinterested independent directors elected by holders of our common stock, and acting with the assistance of the special committee’s legal and financial advisors in evaluating the merger, has determined that the merger is in the best interest of Bradley and its stockholders, declared it advisable to enter into the merger agreement and recommended, by unanimous vote, that the board of directors approve and adopt the merger and the merger agreement.

        In reaching its determination, the special committee considered the following factors and potential benefits of the merger, each of which the special committee believed supported its decisions:

•	the belief that the merger and the merger consideration of $20.00 per share was more favorable to stockholders than the alternative of remaining a stand-alone independent company, because of the uncertain returns to stockholders if we remained independent (taking into account, in particular, management’s projections of our future financial performance and the risks involved in achieving projected financial results);
•	the potential stockholder value that could be expected to be generated from the other strategic alternatives available to us;
•	the belief that the cash consideration of $20.00 per share was likely the most favorable financial terms that could be obtained from Nycomed, and that further negotiation could have caused Nycomed to abandon the transaction;
•	the belief that the termination of the auction process without a sale of Bradley would have a negative impact on our stock price;

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•	certain financial analyses of Deutsche Bank, as well as the opinion of Deutsche Bank to the effect that, as of October 28, 2007, and based upon and subject to the respective factors, assumptions and limitations set forth in the opinion, the $20.00 per share in cash consideration to be received by the holders of our common stock (other than Mr. Daniel Glassman and his affiliates) was fair, from a financial point of view to such holders (see “— Opinion of the Special Committee’s Financial Advisor”);
•	the merger consideration consists solely of cash, which provides immediate liquidity and certainty of value to our stockholders compared to a transaction in which stockholders would receive stock;
•	the fact that the special committee, with the assistance of Deutsche Bank, conducted an extensive and thorough publicly-disclosed strategic alternatives review and auction process over five months, which included Deutsche Bank contacting 81 parties that might have been interested in acquiring Bradley to solicit their interest in making an acquisition proposal, and that, of the 81 parties, only Nycomed submitted a final binding proposal;
•	the current and historical market prices of our common stock and the fact that the price of $20.00 per share represented a premium of 25% over the market closing price of $16.00 on October 29, 2007, the last trading day prior to the announcement of the proposed transaction with Nycomed, and a premium of approximately 31% percent over the market closing price of $15.29 on August 9, 2007, the last trading day prior to our public announcement of the receipt of non-binding preliminary bids in connection with the possible sale of Bradley;
•	the fact that following the release of our second quarter of 2007 financial results, all analysts lowered earnings per share estimates for Bradley, citing loss of profitability and uncertain future as reasons for the downgrade, and that during the second quarter of 2007 ADOXA® 150 mg tablets, which accounted for approximately 15% of 2006 gross sales, faced generic competition for the first time, all of which the special committee believed might be reflected in the price of our common stock in the future;
•	the fact that there are significant risks associated with our ability to launch VEREGEN™ by the end of 2007 and to maintain or increase sales of ELESTRIN™;
•	the fact that third quarter of 2007 financial results were expected to fall below analysts’ then estimates and the special committee’s assessment of the potential impact on the price of our common stock of the announcement of such results;
•	the belief that while improvements in our operating performance could yield improved operating results, the achievement of such improvements is uncertain and subject to significant execution risk, including, without limitation, competition from generic or therapeutically equivalent products, the development of new competitive pharmaceutical and technological advances to treat the conditions addressed by the core branded products, marketing or pricing actions by one or more of our competitors, the effectiveness of our sales and marketing efforts and manufacturing or supply interruptions;
•	the fact that the strength and liquidity of the private equity and debt financing markets have recently deteriorated, which has made the acquisition of Bradley more difficult for a buyer seeking financing, and the fact that if current market conditions persist or deteriorate further, such conditions could be even less conducive to an acquisition of Bradley in the future;
•	the financial and other terms and conditions of the merger agreement, as reviewed by Sills Cummis, which were the product of extensive negotiations between the special committee and Nycomed and their respective advisors, including that:
•	the merger is not subject to any financing condition;
•	Nycomed US’s ultimate parent, Nycomed S.C.A., SICAR, has entered into a guaranty of all of Nycomed US’s payment and performance obligations under the merger agreement;
•	Bradley is permitted to furnish information to and conduct negotiations with third parties that make an unsolicited “acquisition proposal” (as defined in “The Merger Agreement — No Solicitation/‘Fiduciary Out Right to Terminate’”) in certain circumstances;

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•	subject to compliance with the terms and conditions of the merger agreement, if a third party has proposed an alternative transaction that is a “Superior Proposal,” the board of directors is permitted, by a majority vote of the disinterested members of the board of directors (after consultation with its outside legal counsel and financial advisors), prior to the adoption of the merger agreement by the stockholders, to change its recommendation, approve or recommend the superior proposal or, upon the payment to Nycomed of a reasonable break-up fee, terminate the merger agreement in order to enter into a definitive agreement with respect to the superior proposal, as more fully described below under “The Merger Agreement — Board Recommendation of Withdrawal and Termination in Connection with a Superior Proposal;” and
•	the merger agreement is subject to a limited number of conditions, and the special committee believes, after review with its legal advisors, that the conditions to the merger have a high likelihood of being satisfied (see “The Merger Agreement — Conditions to the Merger”);
•	the special committee’s belief, after consultation with its legal and financial advisors, that the termination fee of 3% of the aggregate merger consideration (or approximately $10 million) that may become payable (and the circumstances when such fee is payable) and the requirement to reimburse Nycomed for certain reasonable out-of-pocket expenses in the event that the merger agreement is terminated under certain other circumstances are reasonable in light of the facts and circumstances surrounding the merger, the benefits of the merger, commercial practice and transactions of this size and nature;
•	the likelihood that the merger will be completed, including the special committee’s belief that there will not be any significant antitrust risk in connection with the transaction;
•	the likelihood that the merger will be completed, in light of the financial capabilities of Nycomed; and
•	the fact that holders of the common stock and Class B common stock will have an opportunity to vote on the merger and have the right to dissent and seek a judicial appraisal of their shares if such holders comply with the requirements of Delaware law concerning dissenters’ rights.

        The special committee also considered the following potentially negative factors concerning the merger agreement and the merger, including the following:

•	that Bradley will no longer exist as an independent public company and our stockholders will forgo any future increase in the value that might result from future earnings or possible growth as an independent company or the benefits of synergies resulting from the merger;
•	that the receipt of cash by the stockholders in exchange for shares of our common stock pursuant to the merger would generally be a taxable transaction for U.S. federal income tax purposes;
•	certain of our directors and executive officers may have conflicts of interest in connection with the merger, as they may receive benefits that are different from, and in addition to, those of the other stockholders, as described below under “— Interests of Bradley Directors and Executive Officers;”
•	the restrictions on the conduct of business prior to the consummation of the merger;
•	the risks and costs to Bradley if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on existing business relationships;
•	the merger agreement precludes us from actively soliciting alternative proposals;
•	the possibility that the termination fee of 3% of the aggregate merger consideration (or approximately $10 million) payable under specified circumstances may discourage a competing proposal to acquire Bradley;
•	that the price being paid for each share of the common stock and Class B common stock in the merger is approximately 20% below the 52 week high sales price of our common stock of $25.00 on December 20, 2006; and

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•	the risk that entering into the merger agreement may result in the loss of interest by other parties to make a definitive proposal for our acquisition at a price that may be higher than the $20.00 per share to be received by the stockholders.

        The special committee considered all of the factors listed above as a whole and decided that in their totality such factors supported the decision to recommend that the board of directors approve and adopt the merger agreement and the merger. The discussion of the information and factors considered by the special committee is not intended to be exhaustive and may not include all of the factors considered by the special committee. In view of the wide variety of factors considered by the special committee, and the complexity of these matters, the special committee did not find it practicable and did not quantify, rank or otherwise assign relative or specific values to any of the above factors or the other factors considered by it. In addition, the special committee did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the special committee may have given different weight to different factors.

        Our board of directors, based largely on the factors described below, on October 29, 2007, (i) determined in good faith that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of our stockholders, (ii) approved and adopted the merger agreement and the transactions contemplated thereby, including the merger, and (iii) recommended approval and adoption of the merger agreement and the merger and the principal terms thereof by our stockholders. In reaching these determinations, our board considered and relied upon, among other factors, (a) the financial presentation of Deutsche Bank that was prepared for the special committee and that was delivered to the board of directors at the request of the special committee, as well as the fact that the special committee received an opinion delivered by Deutsche Bank as to the fairness, from a financial point of view, to our common stockholders (other than Mr. Daniel Glassman and his affiliates) of the merger consideration to be received by such holders in the merger; (b) the unanimous recommendation and analysis of the special committee, as described above; (c) the board of directors’ review of the terms and conditions of the merger agreement; (d) information provided by Sills Cummis and Deutsche Bank regarding the procedures followed by the special committee during the auction process; and (e) the advice of Morrison & Foerster LLP, Bradley’s legal advisor. Mr. Glassman did not participate in our board’s deliberations or voting with respect to the merger.

        The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the merger. In view of the wide variety of factors considered by our board of directors and the complexity of these matters, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our board of directors may have assigned different weights to various factors. The board of directors approved and recommends the merger agreement and the merger based upon the totality of the information presented to and considered by it.

Our board of directors recommends that you vote “FOR” approval and adoption of the merger agreement.

        In considering the recommendations of our special committee and our board of directors with respect to the merger, you should be aware that certain of our directors and executive officers have interests in the merger that are different from, or are in addition to, the interests of our stockholders generally. Please see “— Interests of Bradley Directors and Executive Officers” below.

Opinion of the Special Committee’s Financial Advisor

        Deutsche Bank has acted as financial advisor to the special committee in connection with the merger. The special committee retained Deutsche Bank to render to it an opinion, as investment bankers, as to the fairness, from a financial point of view, of the Consideration to be received by the stockholders of Bradley, other than Mr. Daniel Glassman and his affiliates (the “Excluded Persons”). As used in this section, the term “Consideration” refers to the $20.00 in cash per share merger consideration contemplated in the merger agreement.

        On October 28, 2007, Deutsche Bank delivered to the special committee its oral opinion, which opinion was subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions

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made, matters considered and limits of review set forth in its written opinion, the Consideration to be received by the holders of outstanding shares of Bradley common stock, other than the Excluded Persons, was fair, from a financial point of view.

        The full text of Deutsche Bank’s written opinion dated October 28, 2007, which discusses, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Deutsche Bank’s opinion was addressed to the special committee and was limited to the fairness, from a financial point of view, of the Consideration to be received by the holders of the outstanding shares of Bradley common stock, other than the Excluded Persons, and Deutsche Bank expressed no opinion as to the merits of the underlying decision by Bradley to engage in the merger, the relative merits of the merger as compared to any alternative that might be available to Bradley, the underlying business decision by Bradley to engage in the merger or the terms of the merger agreement or as to how any holder of shares of Bradley common stock should vote with respect to the merger. In addition, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by Bradley’s officers, directors or employees, or any class of such persons, in connection with the merger relative to the Consideration. Deutsche Bank’s opinion was authorized for issuance by the Fairness Opinion and Valuation Review Committee of Deutsche Bank. Bradley’s stockholders are urged to read the opinion in its entirety. The following summary of the Deutsche Bank opinion is qualified in its entirety by reference to the full text of the opinion.

        In connection with Deutsche Bank’s role as financial advisor to the special committee, and in arriving at its opinion, Deutsche Bank:

•	reviewed certain publicly available financial and other information concerning Bradley;
•	reviewed certain internal analyses and other non-public information provided to it by Bradley;
•	prepared, with the guidance of the special committee, a sensitivity analysis of Bradley’s financial projections for 2008 to reflect the variance between management’s projections for the second and third quarters of 2007 (the “Sensitivity Case”);
•	held discussions with members of senior management of Bradley regarding its business and prospects;
•	reviewed the reported prices and trading activity for Bradley’s common stock;
•	compared certain financial and stock market information for Bradley with similar information for certain other companies whose securities are publicly traded;
•	reviewed the financial terms of certain recent business combinations that it deemed comparable, in whole or in part, to the merger;
•	reviewed the terms of a draft of the merger agreement dated October 28, 2007, which was the last draft available prior to Deutsche Bank delivering its opinion to the special committee, and certain related documents; and
•	performed such other studies and analyses and considered such other factors as it deemed appropriate.

        Deutsche Bank did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Bradley, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of Bradley. With respect to the financial forecasts and projections made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Bradley as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and

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projections or the assumptions on which they are based. Deutsche Bank’s opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Deutsche Bank has not agreed or undertaken to update, reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, reaffirm or revise its opinion.

        For purposes of rendering its opinion, Deutsche Bank assumed that, in all respects to its analysis:

•	the final terms of the merger agreement did not differ materially from the terms set forth in the draft of the merger agreement dated October 28, 2007;
•	the representations and warranties of Bradley, Nycomed US and Merger Sub contained in the merger agreement are true and correct;
•	Bradley, Nycomed US and Merger Sub will each perform all of the covenants and agreements to be performed by it under the merger agreement;
•	all conditions to the obligations of each of Bradley, Nycomed US and Merger Sub to consummate the merger will be satisfied without any waiver thereof;
•	all material governmental, regulatory or other approvals and consents required in connection with the consummation of the merger will be obtained; and
•	in accordance with Bradley’s certificate of incorporation, each share of Bradley common stock and Class B common stock is entitled to receive the same consideration in the merger and (despite the differing voting rights) have identical values.

Deutsche Bank’s Financial Analysis

        The following is a summary of the material financial analyses underlying Deutsche Bank’s opinion, dated October 28, 2007, delivered to the special committee in connection with the merger at a meeting of the special committee on October 28, 2007. The order of the analyses described below does not represent relative importance or weight given to those analyses by Deutsche Bank or the special committee. The financial analyses summarized below include information presented in tabular format. In order to fully understand Deutsche Bank’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank’s financial analyses.

        Historical Stock Performance and Premium Paid. Deutsche Bank reviewed and analyzed recent and historical market prices and trading volume of Bradley’s common stock and compared such market prices to the Consideration to be received in connection with the merger. Deutsche Bank evaluated the Consideration in comparison to the market price for the common stock on October 26, 2007, the last trading day prior to the delivery of its opinion; August 9, 2007, the last trading day prior to the special committee’s announcement that it had received non-binding bids and was continuing the sale process; May 25, 2007, the last trading day prior to Mr. Daniel Glassman making his initial offer for all outstanding shares of Bradley common stock; the 10-day and 30-day trading day averages for the period ended October 26, 2007; and the 52-week high and low closing price of the common stock for the period ended October 26, 2007. The results of Deutsche Bank’s analysis are set forth below:

Premium to	Price	Premium (Discount)

Closing price as of 10/26/07	$15.71	27.3%
Closing price as of 08/09/07	$15.21	31.5%
Closing price as of 05/25/2007	$18.44	8.5%
10-day average	$16.27	22.9%
30-day average	$17.08	17.1%
52-week high	$25.00	(20.0%)
52-week low	$14.06	42.2%

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        In addition, Deutsche Bank reviewed the premiums received by shareholders of a select group of target companies in 34 prior transactions in the healthcare and pharmaceutical industries since February 24, 2000 and compared those to the premium represented by the Consideration. The group of target companies were selected from transactions that were 100% cash transactions between $200 million and $700 million with U.S. based target companies. The premiums were calculated based on the value of the consideration offered as compared to the closing price of the target company’s common stock on the trading day prior to the announcement of the transaction. Deutsche Bank observed that for these transactions, the highest one day premium paid was 71.6%, the lowest was 1.7%, the median was 34.3% and the average was 34.2%.

        Deutsche Bank noted that the reasons for, and circumstances surrounding, each of the transactions reviewed were diverse and that the premiums fluctuated based on perceived growth, synergies, strategic value, trading history and other factors. None of the targets in the reviewed transactions is identical to Bradley and, accordingly, Deutsche Bank’s analysis of these transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the comparison of the percentage purchase price premium implied by the merger versus the percentage purchase price premiums of these transactions.

        Analysis of Selected Publicly Traded Companies. Deutsche Bank reviewed certain publicly available financial information and compared commonly used valuation measurements for Bradley to corresponding information and measurements for publicly traded companies in the same industry. The publicly traded companies selected in the industry to which Bradley was compared (the “Selected Companies”) consisted of:

•	Axcan Pharma, Inc.;
•	Barrier Therapeutics, Inc.;
•	Biovail Corporation;
•	CollaGenex Pharmaceuticals, Inc.;
•	Endo Pharmaceutical Holdings, Inc.;
•	King Pharmaceuticals, Inc.;
•	Salix Pharmaceuticals, Ltd.;
•	Sciele Pharma, Inc.; and
•	Valeant Pharmaceuticals International.

        Deutsche Bank reviewed certain historical and projected operating performance characteristics and public market valuation metrics of Bradley and compared them to those same metrics derived from publicly available information for each of the Selected Companies. The trading multiples for Bradley are based on the Consideration of $20.00 in cash per share. Such information included:

•	the ratio of total enterprise value (“TEV”) to earnings before interest, taxes, depreciation and amortization for the last twelve months (“LTM EBITDA”) (referred to as the “TEV/LTM EBITDA Multiple”); and
•	the ratio of share price to earnings per share as estimated by management for 2007 and 2008 (referred to as the “2007 E P/E Multiple” and the “2008E P/E Multiple,” respectively).

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        This analysis indicated the low, mean, median and high multiples for the Selected Companies, as compared to the corresponding transaction multiples implied by the Consideration as set forth below:

Price/Earnings

	TEV/LTM EBITDA	2007E	2008E

High	13.6x	22.8x	16.1x
Mean	7.9x	14.6x	12.9x
Median	8.9x	16.2x	13.6x
Low	2.6x	5.6x	7.3x

Bradley (Management Estimate)*	11.1x	41.7x	15.3x
Bradley (Sensitivity Case)	11.1x	52.6x	21.3x
Bradley (Wall Street Average Estimates)	11.1x	76.9x	26.0x

*	2007 Management Estimate reflects actual results from the first and second quarters of 2007, preliminary third quarter results as provided by Bradley’s management and fourth quarter projections as provided by Bradley’s management.

        None of the companies used in the publicly traded company analysis is identical to Bradley. Accordingly, Deutsche Bank believes the analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences in financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies.

        Analysis of Selected Precedent Transactions. Deutsche Bank reviewed the financial terms, to the extent publicly available, of eight merger and acquisition transactions announced since June 9, 2004 in the pharmaceutical and healthcare industries. The transactions were divided into two tiers (“Tier I” and “Tier II,” respectively) based on each target company’s internal growth prospects, research and design capabilities, product concentration and patent risk, with the attributes of the Tier I companies more closely resembling Bradley. The transactions reviewed (the “Selected Transactions”) were:

Date Announced	Acquiror	Target

Tier I
06/09/04	Bradley Pharmaceuticals, Inc.	Bioglan Pharmaceuticals
07/26/04	Mylan Laboratories, Inc.	King Pharmaceuticals, Inc.
03/24/05	Solvay S.A.	Fournier Pharma, Inc.
09/21/06	Nycomed Group	Altana Pharma
Tier II
10/29/04	Investor Group	Warner Chilcott, Ltd.
01/25/05	PDL BioPharma, Inc.	ESP Pharma, Inc.
02/02/05	Valeant Pharmaceuticals International	Xcel Pharmaceuticals, Inc.
10/23/06	Stiefel Laboratories, Inc.	Connetics Corporation

        Deutsche Bank observed that the ratio of total enterprise value to LTM EBITDA for the Selected Transactions ranged from 5.4x to 9.9x for the Tier I companies and a range of 5.4x to 19.2x for the Tier I and Tier II companies combined, and a median ratio of 7.6x for the Tier I companies and 11.2x for the Tier I and Tier II companies combined. These precedent transaction range and median of multiples were compared to the 11.1x multiple ratio for Bradley at the consideration of $20.00 in cash per share.

        The analysis for the Selected Transactions was based on public information available at the time of announcement of such transactions, without taking into account differing market and other conditions during the period between June 9, 2004 and October 23, 2006, during which the Selected Transactions were announced.

        Because the reasons for, and circumstances surrounding, each of the Selected Transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of Bradley and the companies involved in the selected transactions, Deutsche Bank believes that a comparable transaction

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analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences between the characteristics of these transactions and the merger that could affect the value of the subject companies and businesses and Bradley.

        Discounted Cash Flow Analysis. Deutsche Bank performed discounted cash flow analyses for Bradley. Deutsche Bank calculated the discounted cash flow values for Bradley as the sum of the net present values of:

•	the estimated unlevered future free cash flows Bradley would generate for the period from the first quarter of 2008 through 2011; and
•	the terminal value of Bradley at the end of such period.

        For the purposes of this analysis Deutsche Bank analyzed two different cases. Under the first case, the estimated unlevered future free cash flows were based on the financial projections for Bradley for the years 2008 through 2011 prepared by Bradley’s management (the “Management Case”). Under the second case, Deutsche Bank performed the analysis using financial projections derived from the Sensitivity Case. Deutsche Bank calculated terminal values for Bradley by applying a perpetuity growth rate of 0% to 4.0% and discount rates ranging from 12.0% to 16.0% in both cases. The discount rates applicable to Bradley were selected by performing weighted average cost of capital analyses on Bradley and the Selected Companies.

        The analyses indicated a range of values of approximately $16.91 to $29.89 per share for the Management Case and $12.52 to $21.67 per share for the Sensitivity Case.

        General. The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to the special committee, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

        In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the special committee as to the fairness of the Consideration, from a financial point of view, to the stockholders of Bradley other than the Excluded Persons, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by Bradley’s management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Bradley’s control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Bradley or its advisors, neither Bradley nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

        The terms of the merger agreement were determined through arm’s length negotiations between Nycomed and the special committee and were approved by our board of directors (other than Mr. Daniel Glassman). Although Deutsche Bank provided advice to the special committee during the course of these negotiations, the decision to enter into the merger agreement was solely that of the special committee and board of directors. As described above, the opinion and presentation of Deutsche Bank to the special committee was collectively only one of a number of factors taken into consideration by the special committee in making its determination with respect to the merger agreement.

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        Deutsche Bank’s opinion was limited to the fairness, from a financial point of view, of the Consideration to be received by the holders of the outstanding shares of Bradley common stock, other than the Excluded Persons, and Deutsche Bank expressed no opinion as to the merits of the underlying decision by Bradley to engage in the merger, the relative merits of the merger as compared to any alternative that might be available to Bradley, the underlying business decision by Bradley to engage in the merger or the terms of the Merger Agreement or as to how any holder of shares of Bradley common stock should vote with respect to the merger.

        The special committee selected Deutsche Bank as financial advisor in connection with the merger based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. The special committee has retained Deutsche Bank pursuant to a letter agreement dated June 1, 2007. Deutsche Bank will be paid a reasonable and customary fee for its services, a substantial portion of which is contingent upon completion of the merger. Deutsche Bank’s fee in connection with the merger includes $1,000,000 upon delivery of its opinion to the special committee and an amount equal to approximately $3,500,000 if the merger is consummated (against which the opinion fee will be credited). In addition, Bradley has agreed to reimburse Deutsche Bank for its reasonable expenses, including fees and disbursements of counsel, and to indemnify Deutsche Bank and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

        Deutsche Bank is an affiliate of Deutsche Bank AG, which is referred to, together with its affiliates, as the DB Group. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Bradley for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Interests of Bradley Directors and Executive Officers

        When you consider the recommendations of our board of directors, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of other Bradley stockholders. Our board of directors was aware of these interests and considered them when it approved the merger agreement and other transactions contemplated by the merger. These interests are summarized below. Our directors and officers as a group, including Mr. Daniel Glassman, beneficially own approximately 23.2% of our common stock. See “Security Ownership of Certain Beneficial Owners and Management.”

        In December 2005, we entered into employment agreements with Messrs. Daniel Glassman, Bradley Glassman, Lenczycki and Goldstein and a change of control agreement with Dr. Landau that provide for payments upon a change of control. The change of control provisions in these agreements were designed to offer protection to these employees to recognize their many years of commitment to Bradley and its continuing growth. On October 30, 2007, following approval of the employment agreement by our board of directors on October 29, 2007, we entered into an employment agreement with Dr. Landau that was substantially identical to those already existing with the other executive officers and his change of control agreement terminated.

        Daniel Glassman. Daniel Glassman’s employment agreement was entered into on December 6, 2005. Mr. Glassman’s employment agreement has a three year term and is automatically renewed for additional one year periods, unless terminated by either party, at least 90 days prior to the end of the term. Mr. Glassman’s current annual base salary is approximately $738,700, which is subject to increase according to the policies and practices we may adopt from time to time and at the discretion of our board of directors, and an annual non-accountable expense allowance of $25,000. In addition to providing for an annual base salary, Mr. Glassman is eligible to participate in our bonus and benefit plans. The employment agreement also provided for a grant of options to purchase shares of our common stock or other similar securities on terms and conditions established by the board of directors and compensation committee.

        R. Brent Lenczycki. R. Brent Lenczycki’s employment agreement was entered into on December 6, 2005. Mr. Lenczycki’s employment agreement has a three year term and is automatically renewed for additional one year periods, unless terminated by either party, at least 90 days prior to the end of the term. Mr. Lenczycki’s current annual base salary is approximately $330,000, which is subject to increase according to the policies and

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practices we may adopt from time to time and at the discretion of our board of directors. In addition to providing for an annual base salary, Mr. Lenczycki is eligible to participate in our bonus and benefit plans. The employment agreement also provided for a grant of options to purchase shares of our common stock or other similar securities on terms and conditions established by the board of directors and compensation committee.

        Bradley Glassman. Bradley Glassman’s employment agreement was entered into on December 6, 2005. Mr. Glassman’s employment agreement has a three year term and is automatically renewed for additional one year periods, unless terminated by either party, at least 90 days prior to the end of the term. Mr. Glassman’s current annual base salary is approximately $290,000, which is subject to increase according to the policies and practices we may adopt from time to time and at the discretion of our board of directors. In addition to providing for an annual base salary, Mr. Glassman is eligible to participate in our bonus and benefit plans. The employment agreement also provided for a grant of options to purchase shares of our common stock or other similar securities on terms and conditions established by the board of directors and compensation committee.

        Alan Goldstein. Alan Goldstein’s employment agreement was entered into on December 6, 2005. Mr. Goldstein’s employment agreement has a three year term and is automatically renewed for additional one year periods, unless terminated by either party, at least 90 days prior to the end of the term. Mr. Goldstein’s current annual base salary is approximately $302,500, which is subject to increase according to the policies and practices we may adopt from time to time and at the discretion of our board of directors. In addition to providing for an annual base salary, Mr. Goldstein is eligible to participate in our bonus and benefit plans. The employment agreement also provided for a grant of options to purchase shares of our common stock or other similar securities on terms and conditions established by the board of directors and compensation committee.

        Ralph Landau. Dr. Landau entered into an employment agreement with us on October 30, 2007. The employment agreement has a term that ends on December 6, 2008, the same date that the employment agreements for the other executive officers terminate, and is automatically renewed for additional one year periods, unless terminated by either party, at least 90 days prior to the end of the term. Dr. Landau’s current annual base salary is $285,500, which is subject to increase according to the policies and practices we may adopt from time to time and at the discretion of our board of directors. In addition to an annual base salary, Dr. Landau is eligible to participate in our bonus and benefit plans. The employment agreement also provided for a grant of options to purchase shares of our common stock or other similar securities on terms and conditions established by the board of directors and compensation committee.

        Under the employment agreements, upon termination of employment without “cause” or for “good reason” (as such terms are defined in the employment agreements), each of the executive officers will be entitled to: (i) a lump sum cash payment equal to the sum of (a) any accrued but unpaid salary as of the date of such termination, (b) any accrued but unpaid annual cash bonus payable under our EVA Bonus Plan for any annual period ended prior to the date of such termination, and (c) all expenses incurred for which documentation has been or will be provided in accordance with our policies but not yet reimbursed; (ii) a lump sum cash payment equal to the amount payable under our EVA Bonus Plan for the annual period in which such termination occurs, prorated through the date of such termination; (iii) continuation of all perquisites and other Bradley-related benefits to which he was entitled as of the date of his termination through the end of the second calendar year following the year in which his employment terminates; (iv) immediate vesting of all of his stock options or any other equity awards based on our securities; (v) continued participation in, and continuation by us of the payment of the relevant premiums applicable to, the life insurance and health, welfare and medical insurance plans through the end of the second calendar year following the year in which his employment terminates; and (vi) continued participation by him and his dependents in all other Bradley-sponsored health, welfare and benefit plans through the end of the second calendar year following the year in which his employment terminates. In addition to the foregoing payments and benefits continuation, upon termination without “cause” or for “good reason,” each of the executive officers will be entitled to a lump sum cash payment equal to two times the sum of his then current annual salary and the average amount paid to him under our EVA Bonus Plan with respect to the most recent three calendar years. The foregoing payments and benefits are subject to compliance with the applicable provisions of Section 409A of the U.S. Internal Revenue Code, as amended (the “Code”).

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        If a “change of control” (as defined below) of Bradley occurs during the term of his employment agreement, and if, during such term and within 12 months after the date on which the “change of control” occurs, his employment is terminated by us without “cause” or by him for any reason, then each of the executive officers, as applicable, will be entitled to the payments and benefits described in the preceding paragraph for a termination without “cause” or for “good reason”.

        In the event that any payment under his employment agreement is subject to the excise tax for golden parachute payments, we will provide the applicable executive officer with a gross-up payment to put him in the same after-tax position as if the payments had not been subject to the excise tax.

        Each of our executive officers has agreed that he will not compete with us for a period of twelve months immediately following the term of his employment agreement; provided, however, that such restriction will not apply if his employment is terminated without “cause” or he terminates his employment for “good reason”, regardless of whether a “change of control” has occurred.

        “Change of Control” is defined in each of the employment agreements as:

(a)	The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) subject to Section d, the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (c) of this definition; or

(b)	Subject to Section (d), such time as the Continuing Directors do not constitute a majority of the board of directors of the Company, where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date hereof or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c)	The consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such

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resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(d)	During the period in which Mr. Daniel Glassman and his affiliates own or control a majority of the Company’s Class B common stock entitled to elect the majority of the Company’s board of directors, a “Change of Control” shall not be deemed to have occurred if Mr. Glassman and his affiliates caused, either by their action or inaction, the circumstances contemplated in either Sections (a) or (b) to occur.

        The merger will constitute a “Change of Control” under each of the employment agreements described above. If any of the executive officers’ employment were terminated in accordance with their respective employment agreements, the following table sets forth the payments, on the terms described above, that each of them would generally be entitled to receive. For purposes of this table, (1) salary is based upon the executive officer’s salary as of November 30, 2007, and (2) it is assumed that such employment terminates as of March 31, 2008. Further, all outstanding options will be cancelled in connection with the merger and the amounts attributable to “Vesting of Options” below will have been paid in connection with the closing of the merger and not as part of any “Change of Control” payments.

Name	Cash Severance(1)	Vesting of Options (2)	Health and Welfare Payments(3)	Continuation of Perquisites(4)	Tax Gross-Up Payments(1)(5)	Total

Daniel Glassman	$1,833,391	$350,002	$54,275	$150,384	$ 0	$2,388,052
President and
Chief Executive Office

R. Brent Lenczycki	730,192	175,736	45,159	118,436	388,758	1,458,282
Chief Financial Officer

Bradley Glassman	662,330	219,671	44,690	86,033	352,297	1,365,021
Senior Vice President,
Marketing and
Corporate Planning

Alan Goldstein	651,172	65,900	47,436	70,486	293,863	1,128,857
Vice President,
Corporate Development

Ralph Landau	614,506	65,900	47,112	31,350	0	758,868
Vice President,
Chief Scientific Officer

(1)	The bonus payable in respect of 2007 has not been determined. For purposes of this table only, a bonus equal to the executive officer’s average bonus for the 2004-2006 period has been assumed to be the bonus in respect of 2007.
(2)	Represents the aggregate value of the acceleration of vesting of the executive’s unvested stock options based on the spread between the merger consideration of $20.00 and the exercise price of the stock options. Does not include any payments that may be made for options with exercise prices in excess of the merger consideration of $20.00 per share pursuant to the expected offer for all outstanding options. See “The Merger Agreement — Stock Options and Warrants.”
(3)	Represents continued group health benefits (medical, dental and vision, etc.) for the executive officer and his dependents (to the extent provided at the termination date) through the end of the second calendar year following the year in which employment terminates.

(footnotes continued on next page)

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(4)	Represents the value of continued perquisites other than those attributable to “Health and Welfare Benefits” through the end of the second calendar year following the year in which employment terminates. Does not include any payment in respect of participation in Bradley’s 401(k) plan.
(5)	Represents an estimate of the payment of an amount sufficient to offset the impact of any “excess parachute payment” excise tax payable by the executive pursuant to the provisions of the Code or any comparable provision of state law. An executive is treated as having received excess parachute payments if he receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base amount. This estimate does not include any additional amounts that could become due under the employment agreements as a result of the imposition of any penalties or interest associated with the excise tax.

        In addition, upon consummation of the merger, the unvested stock options granted to the directors will vest upon execution of the merger. The directors named below (which excludes Mr. Daniel Glassman, who is included in the above table) will be entitled to the following payments with respect to their options, which excludes payments related to any common stock held by such directors:

Name	Vested Options	Unvested Options	Total

Andre Fedida(1)	$141,063	$16,137	$157,200
Michael Fedida(1)	$ 27,063	$16,137	$ 43,200
Seth W. Hamot(2)	—	—	—
Steven Kriegsman(1)	$ 77,913	$16,137	$ 94,050
Douglas E. Linton	$ 5,200	$10,400	$ 15,600
William J. Murphy	$ 43,833	$87,667	$131,500

(1)	Dr. Fedida, Mr. Fedida and Mr. Kriegsman also have options to acquire shares with exercise prices greater than $20.00 per share. Does not include any payments that may be made for such options pursuant to the expected offer for all outstanding options. See “The Merger Agreement — Stock Options and Warrants.”
(2)	Mr. Hamot does not have any options.

Effects of the Merger

        As a result of the merger, our stockholders will not have an opportunity to continue their equity interest in Bradley as an ongoing corporation and, therefore, will not share in the future earnings and potential growth of Bradley. Upon consummation of the merger, our shares of common stock will no longer be traded on The New York Stock Exchange. Furthermore, following the merger and the termination of the registration of our shares of common stock under the Exchange Act, we will no longer be a reporting company under the Exchange Act.

Material U.S. Federal Income Tax Consequences

General

        The following is a discussion of the material U.S. federal income tax consequences of the merger to a holder of Bradley common stock. This summary is based on the provisions of the Code, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

        This discussion assumes that you hold your shares of Bradley common stock as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, or that may apply to you if you are subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, tax-exempt organizations, financial institutions, mutual funds, stockholders subject to the alternative minimum tax, persons (other than non-U.S. holders (as defined below)) that have a functional currency other than the U.S. dollar, partnerships or other pass through entities for U.S. federal income tax purposes, U.S. expatriates and former long-term residents of the United States, stockholders who hold shares of Bradley common stock as part of a hedge, straddle, constructive sale or

35

conversion transaction, or stockholders who acquired their shares of Bradley common stock through the exercise of employee stock options or other compensation arrangements). This discussion does not address the tax treatment of holders who exercise appraisal rights in the merger, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws that may apply to you other than those pertaining to the U.S. federal income tax. We urge you to consult your tax adviser to determine the particular tax consequences to you, including the application and effect of any state, local or foreign and other tax laws, of the receipt of cash in exchange for Bradley common stock pursuant to the merger.

        For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of a share of Bradley common stock that is, for U.S. federal income tax purposes:

•	a citizen or resident alien individual of the United States;
•	a corporation (or an entity treated as a corporation for federal income tax purposes) created or organized under the law of the United States, any State thereof or the District of Columbia;
•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person; or
•	an estate the income of which is subject to U.S. federal income tax without regard to its source.

        For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a share of Bradley common stock that is:

•	a nonresident alien individual;
•	a corporation (or an entity treated as a corporation for federal income tax purposes) that is not a U.S. holder; or
•	an estate or trust that is not a U.S. holder.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds Bradley common stock, the tax treatment of a partner generally will depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding Bradley common stock, you should consult your tax advisors.

        U.S. holders. The receipt by a U.S. holder of cash for Bradley common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss in an amount equal to the difference between the cash received by the stockholder pursuant to the merger and the stockholder’s adjusted tax basis in Bradley common stock tendered pursuant to the merger. That gain or loss will be a capital gain or loss and will be long-term capital gain or loss if you have held your Bradley common stock for more than one year at the time of the merger. Long-term capital gains of non-corporate holders, including individuals, are eligible for reduced rates of taxation. The deductibility of a capital loss is subject to limitations under the Code. If you acquired different blocks of Bradley common stock at different times or different prices, you must determine your adjusted tax basis and holding period separately with respect to each block of Bradley common stock that you own. Stockholders are urged to consult their own tax advisers as to the federal income tax treatment of a capital gain or loss.

        Non-U.S. holders. A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on a disposition of Bradley common stock pursuant to the merger unless:

•	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, and the gain is attributable to a permanent establishment or fixed base of the non-U.S. holder maintained in the United States if that is required by an applicable income tax treaty as a condition to subjecting that non-U.S. holder to U.S. federal income tax on a net income basis;

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•	the non-U.S. holder is an individual and is present in the United States for 183 or more days during the taxable year of the sale, and certain other requirements are met; or
•	the non-U.S. holder is subject to tax under the provisions of the Code regarding the taxation of United States expatriates or former long-term residents of the United States.

        If the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, and the gain is attributable to a permanent establishment or fixed base of the non-U.S. holder maintained in the United States if that is required by an applicable income tax treaty as a condition to subjecting that non-U.S. holder to U.S. federal income tax on a net income basis, the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the additional 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) may apply.

Information Reporting and Backup Withholding

        Proceeds from the exchange of shares for cash pursuant to the merger that are paid to a U.S. holder (other than certain exempt recipients, such as corporations) generally are subject to information reporting and, if the U.S. holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption, to backup withholding at the applicable rate (currently 28%). A non-U.S. holder may also be subject to information reporting and backup withholding at the applicable rate with respect to proceeds from the exchange of shares for cash pursuant to the merger.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the holder’s U.S. federal income tax liability if certain required information is furnished to the U.S. Internal Revenue Service in a timely manner. Holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current treasury regulations.

        Because individual circumstances may differ, each holder of Bradley common stock is urged to consult such holder’s tax adviser as to the particular tax consequences to such holder of the merger, including the application and effect of state, local, foreign and other tax laws.

Appraisal Rights

        Holders of shares of Bradley common stock who do not vote in favor of adoption of the merger agreement and who properly demand appraisal of their shares in accordance with the procedures under Section 262 of the General Corporation Law of the State of Delaware (“DGCL Section 262”) will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger. A copy of DGCL Section 262 is attached to this proxy statement as Annex D. Holders of stock options for Bradley common stock are not entitled to appraisal rights with respect to such options.

        Below is a summary of the steps you must take if you are a Bradley stockholder and you wish to exercise your appraisal rights. You are strongly urged to read DGCL Section 262 carefully and in its entirety if you are considering the exercise of your appraisal rights. Failure to comply with the procedures set forth in Section 262 may terminate your appraisal rights.

You must make a written demand for appraisal.

        You must deliver a written demand for appraisal to Bradley Pharmaceuticals, Inc. at 383 Route 46 West, Fairfield, NJ 07004, Attention: Alan S. Goldstein, Secretary, before the vote on the merger is taken at the Special Meeting. A vote against the merger alone will not constitute a valid demand for appraisal, and you therefore must provide written notice separate from your proxy. A demand for appraisal should be signed by or on behalf of the stockholder exactly as the stockholder’s name appears on the stockholder’s stock certificates. If the shares are

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owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand, the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. If the shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of Bradley common stock held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

You must refrain from voting for approval of the merger.

        You must not vote your shares of Bradley common stock for approval of the merger. You can terminate your right to appraisal, even if you have previously filed a written demand for appraisal, if you return a signed proxy and:

•	fail to vote against approval and adoption of the merger agreement and the approval of the merger; or
•	fail to note that you are abstaining from voting.

        Because a signed proxy that does not contain voting instructions will, unless revoked, be voted in favor of adoption of the merger agreement, if you wish to exercise the right to dissent from the merger and demand appraisal rights under DGCL Section 262, you must vote against the adoption of merger agreement or abstain from voting on the merger agreement proposal.

You must continuously hold your shares of Bradley common stock.

        You must continuously hold your shares of Bradley common stock from the date you make the demand for appraisal through the completion of the merger.

You must petition the Delaware Court of Chancery.

        If you and Bradley cannot agree on the fair cash value of your dissenting shares, then within 120 days after the effective date of the merger, either the surviving corporation in the merger or any stockholder who has complied with the conditions of DGCL Section 262 may file a petition in the Delaware Court of Chancery. The petition should request that the court determine the value of the shares of stock held by all of the stockholders who are entitled to appraisal rights. Bradley has no intention at this time, or any obligation, to file such a petition. If you and Bradley cannot agree on such a fair cash value and you do not file a petition within 120 days after the effective date of the merger, you will lose your appraisal rights.

Appraisal of shares.

        If a petition for appraisal is timely filed, the Delaware Court of Chancery will determine the stockholders who are entitled to appraisal rights. The Delaware Court of Chancery will then determine the fair value of the applicable shares held by the dissenting stockholders, exclusive of any value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be the fair value. In determining fair value, the court will consider all relevant factors, and there is extensive case law regarding the methodology and factors that the court can consider. The Delaware Court of Chancery may determine the fair value to be more than, the same as, or less than the merger consideration. The costs and expenses of the appraisal proceeding may be assessed against Bradley and the dissenting stockholders, as the court deems equitable under the circumstances. However, you may request that the Delaware Court of Chancery allocate the expenses of the appraisal action incurred by any stockholder against the value of all of the shares entitled to appraisal.

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Withdrawal of demand.

        You may withdraw your demand for appraisal and accept the merger consideration by delivering to Bradley a written withdrawal of your demand, except that (1) any attempt to withdraw your demand for appraisal made more than 60 days after the completion of the merger will require the written approval of Bradley, and (2) an appraisal proceeding in the Delaware Court of Chancery cannot be dismissed unless the court approves such dismissal.

        Failure to follow the steps required by DGCL Section 262 for exercising appraisal rights may result in the loss of such rights (in which event a Bradley stockholder will be entitled to receive the applicable merger consideration with respect to such dissenting shares in accordance with the merger agreement). In view of the complexity of the provisions of DGCL Section 262, Bradley stockholders who are considering objecting to the merger are urged to consult their own legal advisors.

Certain Stockholder Lawsuits

        Five complaints have been filed in connection with Daniel Glassman’s May 29, 2007 public announcement disclosing his intent to propose an acquisition of our outstanding shares. The complaints allege that the genesis and consideration of this proposal are breaches of fiduciary duties by our board of directors and that the proposed transaction does not meet the entire fairness standard. The complaints seek, among other relief, to enjoin defendants from further breaching their fiduciary duties and from consummating Mr. Glassman’s proposal. Four of those complaints are styled as class actions and were filed in the Law or Chancery divisions in New Jersey state court. The complaints were consolidated in the Law Division and have been adjourned pending a conference with the judge scheduled for December 14, 2007. The fifth complaint is styled as both a class and derivative action and was filed in the United States District Court of New Jersey. In the federal action, plaintiff has until December 14, 2007 to file an amended complaint and defendants have until January 18, 2008 to answer or otherwise respond to the amended complaint.

Approvals

        On November 20, 2007, Nycomed US and Bradley filed the required notification and report forms with the Antitrust Division of the U.S. Department of Justice and the FTC under the HSR Act and requested early termination of the waiting period, which was granted. On November 27, 2007, the FTC requested additional information regarding the merger. Bradley and Nycomed US each submitted supplementary materials on November 30, 2007. On December 5, 2007, the FTC Premerger Notification Office granted early termination of the waiting period.

        The proposed merger is also subject to the German Act Against Restraints of Competition, which requires certain transactions to be notified to the Federal Cartel Office of the Federal Republic of Germany (the “Federal Cartel Office”). During an initial one month review period, a transaction that is subject to notification to the Federal Cartel Office may be completed only after the Federal Cartel Office has granted clearance of the transaction or if the Federal Cartel Office fails to inform the notifying party within the review period that it intends to initiate main examination proceedings. In the event that such proceedings are initiated, the transaction may be completed upon clearance or if the Federal Cartel Office fails to prohibit the transaction within four months after initiation of such proceedings. Nycomed US and Bradley filed the required information for notifying the Federal Cartel Office of the merger on December 5, 2007; the initial one month period is expected to expire on January 4, 2008 and may be extended if the Federal Cartel Office requests further information on the transaction.

        The proposed merger is also subject to the Italian Competition Act, which requires certain transactions to be notified to the Italian Antitrust Authority (“IAA”). Under the Italian pre-merger control rules, the transaction does not need to be suspended during the review period. However, if the IAA does not approve a transaction within 30 days after a filing, it may open a second phase investigation and suspend the effects of a transaction pending further investigation during an additional 45 day period. Both periods may be extended if the IAA requests further information. Nycomed US made the required filing on December 5, 2007; the initial 30 day period is expected to expire on January 4, 2008. Nycomed US and Bradley have also made appropriate filings under applicable Argentine antitrust requirements.

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        The merger agreement also requires that Bradley and Nycomed US file and record all required merger documents as required under the DGCL and that Bradley obtain clearance by the NJ DEP under the New Jersey Industrial Site Recovery Act, if required.

        We are not aware of any other significant government or regulatory approvals that need to be obtained, or waiting periods with which we need to comply, to complete the merger. If we discover that other approvals or waiting periods are required, we will seek to obtain or comply with them. If any approval or action is needed, however, we may not be able to obtain it. Even if we could obtain the approval, conditions may be placed on it that could cause us or Nycomed US to abandon the merger even if we receive stockholder approval.

Source of Funds; Guaranty

        Nycomed US has represented and warranted that it has obtained sufficient equity financing commitments for the merger transaction, and has provided copies of the equity commitments to Bradley. Bradley will not have responsibility for any financing that Nycomed US or Merger Sub may raise in connection with the merger, and Nycomed US and Merger Sub will use their best efforts to take all actions to maintain any financing and the financing commitments in effect, to enter into definitive financing agreements, and to consummate the financing at or prior to the effective time. Nycomed US and Merger Sub will not amend or grant any waiver under the financing commitments or the final financing documentation in a manner that would reduce the aggregate amount of available financing or delay or prevent the closing of the merger or that is otherwise adverse to Bradley in any material respect. Bradley will reasonably cooperate in connection with the financing, at Nycomed US’s and Merger Sub’s expense. In addition, the payment and performance obligations of Nycomed US are guaranteed by Nycomed. A copy of the Guaranty is attached as Annex B to this proxy statement. For a more detailed description, see “The Merger Agreement — Nycomed US Financing.”

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THE MERGER AGREEMENT

        The summary of the material terms of the merger agreement below is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement, and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to carefully read the merger agreement in its entirety.

The Merger

        Merger Sub will be merged with and into Bradley, and Bradley, as the surviving corporation, will continue to exist following the merger as a wholly owned subsidiary of Nycomed US. Upon consummation of the merger, the directors of Merger Sub will be the initial directors of the surviving corporation. The merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware.

Conversion of Securities and Merger Consideration

        Each share of Bradley common stock and Class B common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $20.00 in cash, without interest and less certain applicable withholding taxes, other than the following shares:

•	shares held in the treasury of Bradley or owned by any direct or indirect subsidiary of Bradley; and
•	shares held by stockholders, if any, who have properly demanded and perfected statutory appraisal rights under Delaware law.

        At the effective time of the merger, Nycomed US will deposit the aggregate merger consideration with a paying agent that will pay the merger consideration to our stockholders upon surrender of their stock certificates.

Stock Options and Warrants

        Under the merger agreement, unless otherwise agreed by Bradley and Nycomed US, immediately prior to the effective time of the merger, all outstanding options to acquire Bradley common stock under Bradley’s stock option plans, whether vested or unvested, will be cancelled, and converted into the right to receive, within five days after the effective time of the merger, a cash payment equal to the number of shares of our common stock underlying options multiplied by the amount (if any) by which $20.00 exceeds the exercise price per share, without interest and less any applicable withholding taxes. In addition, Bradley shall use its reasonable best efforts to cause to be exercised all outstanding warrants to purchase shares of our common stock.

        In order to have all stock options available for cancellation, as is required under the merger agreement, we plan to commence a tender offer, as soon as practicable, to purchase all outstanding options (that do not expire by their terms at or prior to the completion of the merger) issued under our 1990 Employee Stock Option Plan and our 1999 Stock Option Plan. We intend to offer in cash (1) $0.35 per option for each option with an exercise price of greater than $20.00 and (2) an amount equal to the “spread value” per option for each option with an exercise price of less than $20.00, with the spread value being equal to the excess of $20.00 over the exercise price of such option, less in both cases, applicable withholding tax. The completion of the tender offer will be conditioned upon and will occur simultaneously with the closing of the merger. At the Record Date, there were options to purchase _______ shares outstanding and issued pursuant to these plans, of which options to acquire ________ shares have exercise prices greater than $20.00 per share. We also have warrants to acquire 6,000 shares of common stock outstanding that will expire in July 2008 and have an exercise price per share of less than $20.00. These warrants will remain outstanding unless exercised prior to the merger.

Representations and Warranties of Bradley

        In the merger agreement, we make representations and warranties (with the exceptions set forth in Bradley’s disclosure schedules) relating to, among other things:

•	organization, existence, qualification to do business, and corporate minutes;

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•	certificates of incorporation and bylaws;
•	capitalization;
•	corporate power and authority to enter into the merger transaction and enforceability of the merger agreement against Bradley;
•	that the merger agreement does not conflict with or violate any law or agreement that Bradley is party to and that no consents (other than certain specified ones) are needed under such agreements, and that no governmental filings or consents (other than those specified, including under the HSR Act and other competition or merger control law filings) are required, to enter into the merger agreement;
•	licenses and permits necessary to conduct business, Sarbanes-Oxley Act of 2002 compliance and internal accounting controls;
•	compliance with laws;
•	SEC filings and financial statements;
•	absence of liabilities;
•	absence of joint venture or off balance sheet partnerships or similar arrangements;
•	title to properties;
•	the absence of litigation that would not have a Company Material Adverse Effect (as defined below);
•	employee benefit plans (including change of control payments, severance and cash bonus plans);
•	the absence of collective bargaining or similar agreements or arrangements;
•	intellectual property rights;
•	taxes;
•	enforceability of, compliance by Bradley and its subsidiaries with, and no default under, “specified contracts” (those contracts that were filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2006, as amended, or disclosed in a Quarterly Report on Form 10-Q or Current Report on 8-K filed by us with the SEC thereafter);
•	approval of the merger and the merger agreement by the special committee of Bradley’s board of directors and by Bradley’s full board, and the requirement for stockholder approval of the merger agreement and the merger;
•	environmental matters;
•	insurance; and
•	brokers.

        Some of our representations and warranties are qualified by a material adverse effect standard. For purposes of the merger agreement, “Company Material Adverse Effect” means any event, development, state of facts, occurrence or change that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets, condition (financial or otherwise) or results of operation of Bradley and its subsidiaries, taken as a whole, other than the following or to the extent resulting from the following:

•	changes in the U.S. or international financial markets;
•	changes in general economic conditions that affect Bradley’s industries so long as there is no disproportionate impact on Bradley;
•	change in Bradley’s industries so long as there is no disproportionate impact on Bradley;
•	acts of terrorism or war;

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•	announcement of the merger agreement;
•	actions or failures to act consented to or requested by Nycomed US;
•	changes in the generally accepted accounting principles;
•	changes in Bradley’s stock price or stock trading volume in and of itself; or
•	failure by Bradley to meet published analyst estimates or internal projections in and of itself.

        Bradley’s representations and warranties terminate at the effective time of the merger. Bradley does not make any representations or warranties as to any matter except as expressly set forth in the merger agreement.

Representations and Warranties of Nycomed US and Merger Sub

        Nycomed US and Merger Sub each make representations and warranties relating to, among other things:

•	organization and existence;
•	certificates of incorporation and bylaws;
•	corporate power and authority to enter into the merger transaction and the enforceability of the merger agreement against Nycomed US and Merger Sub;
•	that the merger agreement does not conflict with or violate any law or agreement that Nycomed US or Merger Sub is party to and that no consents are needed under such agreements, and that no governmental filings or consents (other than those specified, including under the HSR Act and other competition or merger control law filings) are required, to enter into the merger agreement;
•	absence of litigation;
•	formation of Merger Sub for sole purpose of merger transaction and absence of other activities and operations;
•	financing commitments in effect for the merger transaction and sufficiency of funds available to consummate the merger;
•	solvency of the surviving corporation;
•	brokers; and
•	delivery of and obligations under guaranty.

        Nycomed US’s and Merger Sub’s representations and warranties terminate at the effective time of the merger. Neither Nycomed US nor Merger Sub makes any representations or warranties as to any matter except as expressly set forth in the merger agreement.

Guaranty

        At the execution of the merger agreement, Nycomed S.C.A., SICAR executed a guaranty dated the date of the merger agreement, with respect to the performance by Nycomed US and Merger Sub of their obligations in favor of Bradley under the merger agreement. The guarantor guarantees to Bradley the performance of all obligations of Nycomed US and Merger Sub to Bradley arising under the merger agreement. The guaranty is an unconditional and continuing guarantee of the full and timely payment and performance of those obligations and not a guarantee of collection of any payment. A copy of the Guaranty is attached as Annex B to this proxy statement.

Conduct of Business Pending the Merger

        The merger agreement provides that prior to consummation of the merger, Bradley’s business must be conducted in all material respects in the ordinary course of business and in a manner consistent with past practice. In addition, Bradley and its subsidiaries may not (with the exceptions set forth in its disclosure schedules):

•	amend their certificates of incorporation or bylaws;

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•	issue, transfer or encumber shares of their capital stock or any warrants or options with respect thereto, other than issuance of company stock options consistent with past practice or shares of Bradley common stock issuable pursuant to company stock options or warrants;
•	declare or pay dividends or distributions;
•	reclassify, split, redeem, purchase or otherwise acquire any of their capital stock;
•	adopt or enter into a plan of liquidation, dissolution, recapitalization or reorganization (other than the merger);
•	make any change to their accounting methods;
•	directly or indirectly acquire (i) any person, business or equity interest or (ii) any assets with a purchase price, individually, in excess of $500,000 or, in the aggregate, in excess of $1,000,000, except for (i) permitted capital expenditures or (ii) inventory, components, raw materials, supplies or other assets in the ordinary course of business;
•	(i) sell, lease, encumber or otherwise dispose of any assets other than inventory and used equipment in the ordinary course of business consistent with past practice or (ii) enter into or amend any lease of real property except for renewals or replacements of existing leases in the ordinary course of business;
•	incur any indebtedness for borrowed money (except for drawings up to $2,000,000 under the existing credit facility) or guarantee any debt of others;
•	make any new capital expenditures aggregating more than $100,000 (other than specified capital expenditures);
•	waive, release, assign, settle, pay, discharge, satisfy or compromise any claims, liabilities, obligations, litigation or arbitration other than in the ordinary course consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in Bradley’s most recent financial statements filed with the SEC (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;
•	(i)(a) enter into, modify or amend any contract that is material to Bradley or any of its subsidiaries (including licensing agreements, co-promotion agreements or agreements with affiliates of Bradley) or (b) enter into, modify or amend any other contract in any manner materially adverse to Bradley or any of its subsidiaries (except for renewals or replacements on substantially the same terms) or (ii)(a) terminate or waive, release or assign any rights under any such material contract or (b) terminate or waive, release or assign any material rights under any other contract which, in the case of clause (i)(b) or (ii)(b) could reasonably be expected to adversely affect in any material respect Bradley;
•	increase compensation or benefits of its directors or executive officers, or increase the compensation or benefits of any other officers except in the ordinary course of business consistent with past practice, or grant any severance or termination pay not currently provided to or make loans or advances to employees (except for travel expenses); or
•	sell, transfer or license, or amend or modify in any material respect any rights to the intellectual property of Bradley and its subsidiaries.

Covenants of the Parties

        The merger agreement contains the following covenants of the parties:

•	Bradley will prepare and file with the SEC and, when cleared by the SEC, mail to its stockholders a proxy statement with respect to the merger.

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•	Bradley will use reasonable best efforts to call and hold a meeting of its stockholders, which will be held within 30 business days after the proxy statement is mailed to stockholders. Subject to a change in board recommendation made in accordance with the merger agreement, Bradley will recommend that its stockholders adopt the merger agreement and the merger.
•	Bradley will provide Nycomed US and its representatives reasonable access to its officers, employees, accountants, legal counsel, investment bankers, financing sources and other representatives and will use reasonable best efforts to provide Nycomed US and its representatives reasonable access to the books and records of Bradley and its subsidiaries. Nycomed US is required to keep all information provided to it confidential.
•	Bradley and Nycomed US will be obligated to keep each other reasonably apprised of the status of matters relating to completion of the merger transaction. Each of them will give prompt notice to the other of any event which is likely to result in the failure of a condition to closing.
•	The parties agree to use reasonable best efforts to take all actions to comply with all legal requirements with respect to the merger and to provide notices and obtain any consents or approvals required to be obtained in connection with the merger, including obtaining any consents identified by Nycomed US or Bradley under any contracts of Bradley.
•	The initial press releases announcing the merger must be in mutually acceptable form and the parties must consult with each other prior to issuing other press releases or making public announcements.
•	If Nycomed US receives a solvency opinion in connection with its financing for the merger, Nycomed US will cause an appraisal firm to deliver to Bradley a letter confirming that Bradley’s Board may rely on such opinion.
•	Nycomed US will use reasonable best efforts to cause Merger Sub and the surviving corporation to comply with their obligations under the merger agreement.
•	To the extent not violative of our fiduciary duties and to the extent not a waiver of our attorney client and other privileges, we will promptly advise Nycomed US and keep Nycomed US informed as to any stockholder litigation relating to the merger agreement and/or the merger and will not settle any such litigation without Nycomed US’s consent, not to be unreasonably withheld.
•	We will furnish Nycomed US resignations (effective as of the effective time of the merger) from such officers and directors as Nycomed US requests not less than 10 days prior to the closing date.
•	We will take commercially reasonable steps to cause the transactions contemplated by the merger agreement and any dispositions of securities by our directors or executive officers in connection therewith to be exempt under Exchange Act Rule 16b-3.

No Solicitation/“Fiduciary Out Right to Terminate”

        We agree not to solicit, negotiate, have any discussions or enter into any transaction with respect to any Acquisition Proposal. As defined in the merger agreement, “Acquisition Proposal” means any proposal or offer from any person (other than Nycomed US or its affiliates) relating to (i) any acquisition or purchase of (A) 20% or more of the assets of Bradley and its subsidiaries, taken as a whole, (B) 20% or more of our common stock then outstanding, (C) more than 50% of our Class B common stock then outstanding or (D) 25% or more of the equity securities of any Bradley subsidiary then outstanding, (ii) any tender or exchange offer that if consummated would result in any person beneficially owning (A) 20% or more of our common stock then outstanding, (B) more than 50% of our Class B common stock then outstanding or (C) 25% or more of the equity securities of any Bradley subsidiary then outstanding or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Bradley (other than the transactions contemplated by the merger agreement).

        Notwithstanding the foregoing restrictions, at any time prior to the approval of the merger agreement by our stockholders, we are permitted to furnish information with respect to Bradley to any person making an

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Acquisition Proposal that did not result, directly or indirectly, from a breach of our obligations under the solicitation provisions of the merger agreement; and participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal (provided that we enter into a confidentiality agreement with such person and promptly provide to Nycomed US any non-public information provided to such person that was not previously provided to Nycomed US), and so long as:

•	our board of directors determines in good faith, by a majority vote of the disinterested members, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (a “Superior Proposal” means an Acquisition Proposal (a) that is a bona fide written Acquisition Proposal that relates to an acquisition by any person or group acting in concert of either (i) more that 50% of the equity interests of Bradley pursuant to a tender offer, merger or otherwise or (ii) more than 50% of the assets used in the conduct of the business of Bradley and its subsidiaries, taken as a whole, and (b) that our board of directors determines in good faith, by a majority vote of disinterested members, would, if consummated, result in a transaction that is more favorable to our stockholders from a financial point of view than the merger and that is reasonably capable of being consummated); and
•	our board of directors determines in good faith, by a majority vote of the disinterested members, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Board Recommendation of Withdrawal and Termination in Connection with a Superior Proposal

        The merger agreement provides that our board (or a committee of the board) may not:

•	withdraw or modify in a manner adverse to Nycomed US the board’s approval of the merger or the merger agreement, or propose publicly to do so;
•	approve or recommend any Acquisition Proposal or propose publicly to do so; or
•	approve or recommend any letter of intent or acquisition or similar agreement relating to any Acquisition Proposal or requiring the abandonment or termination of the merger;
•	take any action contemplated by Exchange Act Rule 14e-2a with respect to a tender or exchange offer made by a third party, other than recommending rejection of such offer.

        Notwithstanding the foregoing, Bradley’s board may:

•	prior to obtaining stockholder approval, terminate the merger agreement to enter into a new agreement with respect to a Superior Proposal received after the date of the merger agreement; and
•	prior to obtaining stockholder approval the board may make a change in board recommendation, if the board determines in good faith by a majority vote of its disinterested directors that it is reasonably likely to be required to do so to comply with its fiduciary duties to stockholders; provided further that three business days’ prior notice has been given to Nycomed US of such a change in board recommendation and that Bradley’s board has taken into account any changes in the terms of the merger agreement proposed by Nycomed US in response to such notice.

Director and Officer Liability

        For six years after the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation will contain provisions no less favorable with respect to the indemnification and exculpation of directors and officers than are contained in Bradley’s certificate of incorporation and bylaws on the date of the merger agreement. After the effective time, Nycomed US will cause the surviving corporation to indemnify each present and former director, officer and employee of Bradley against costs, claims and liabilities in connection with any litigation or claim arising out of any act or omission occurring before or at the effective time.

        Prior to the effective time, Nycomed US will, after consultation with Bradley, either (a) purchase a fully prepaid six-year “tail” insurance policy with respect to directors’ and officers’ liability insurance in amount and

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scope at least as favorable as our existing policy or (b) maintain our existing directors’ and officers’ liability insurance for at least six years after the effective time; provided that Nycomed US is not required to pay more than 300% of Bradley’s current annual premium in order to do so.

Employee Benefit Matters

        For one year after the effective time of the merger, Nycomed US must maintain for our employees, salaries, employee benefits and incentive opportunities (other than equity-based compensation) that are substantially comparable in the aggregate to those provided to such employees immediately prior to the effective time. Employees of Bradley will receive credit for accrued service for all purposes in determining employee benefits to the same extent recognized by Bradley prior to the effective time. Nycomed US will waive or use reasonable best efforts to have waived all limitations as to preexisting and at-work conditions under welfare benefit programs.

Regulatory Filings

        Nycomed US and Bradley must use best efforts to make the filings required under the HSR Act, and must use reasonable best efforts to resolve any objections to the merger transaction asserted by any governmental authority under the HSR Act or under any other U.S. or foreign law, including applicable German, Italian and Argentine antitrust laws. Nycomed US must commit to all divestures, licenses or hold separate arrangements with respect to its assets or conduct of business arrangements which are a condition to cause the expiration of the waiting period under the HSR Act or to obtain any other required governmental consents or approvals; provided such would not result in a substantial detriment. The term “substantial detriment” means an impairment of the expected benefit of the merger to Nycomed US or any event or occurrence which would reasonably be expected to have a material adverse impact on Bradley, Nycomed US or their respective subsidiaries. Any requirement to divest, license or hold separate assets or conduct of business arrangements of Nycomed US in an amount which if a comparable amount of Bradley’s assets or conduct of business arrangements were required to be divested, licensed or held separate would likely be deemed to have a material adverse effect on Bradley at or after the effective time shall be deemed a substantial detriment. Bradley is also obligated to divest assets if requested by Nycomed US in furtherance of such purposes, but only if the merger is consummated.

        The proposed merger is also subject to certain German, Italian and Argentine antitrust laws, and Nycomed US and Bradley have filed the required information for notifying the applicable regulatory authorities in these countries.

Nycomed US Financing

        Nycomed US also represents and warrants that it has obtained sufficient equity financing commitments for the merger transaction. Nycomed US’s obligations under the merger agreement are not subject to any financing contingency. We will have no responsibility for any financing that Nycomed US or Merger Sub may raise in connection with the merger. Nycomed US and Merger Sub will use their best efforts to take all actions to maintain any financing and the financing commitments in effect, to enter into definitive financing agreements, and to consummate the financing at or prior to the effective time of the merger. Nycomed US and Merger Sub will not amend or grant any waiver under the financing commitments or the final financing documentation in a manner that would reduce the aggregate amount of available financing or delay or prevent the closing of the merger or which is otherwise adverse to Bradley in any material respect. Bradley will reasonably cooperate in connection with the financing, at Nycomed US’s and Merger Sub’s expense.

        If the financing or financing commitments expire or are terminated prior to the closing of the merger, Nycomed US and Merger Sub must notify us and promptly arrange for alternative financing (in sufficient amount and with no more onerous or additional conditions than are in the financing).

Conditions to the Merger

        The obligations of Bradley, Nycomed US and Merger Sub to consummate the merger are subject to satisfaction or waiver of the following conditions:

•	obtaining stockholder approval;

47

•	expiration or termination of any waiting period under the HSR Act and under applicable German and Italian antitrust laws; and
•	no injunction or other governmental order making the merger illegal or preventing it.

        The obligations of Nycomed US and Merger Sub to consummate the merger are subject to satisfaction or waiver of the following conditions:

•	our representations and warranties being true and correct;
•	our performance and compliance with all of our agreements and covenants in the merger agreement; and
•	delivery of an officer’s certificate as to satisfaction of the above two conditions.

        Our obligations to consummate the merger are subject to satisfaction or waiver of the following conditions:

•	representations and warranties of Nycomed US and Merger Sub being true and correct;
•	performance and compliance by Nycomed US and Merger Sub with all of their agreements and covenants in the merger agreement;
•	delivery of an officer’s certificate as to satisfaction of the above two conditions; and
•	if required, obtaining clearance by the NJ DEP under the New Jersey Industrial Site Recovery Act.

Termination by Nycomed US

        The merger agreement may be terminated by Nycomed US and the merger abandoned at any time prior to the effective time as follows:

•	by Nycomed US in the event of our breach of representations or covenants, subject to a 60-day cure period (which can be shortened to 45 days if, at the end of such 45 days, it is not reasonably likely that the breach can be cured); or
•	by Nycomed US if Bradley’s board has (i) effected a change in board recommendation, (ii) taken any actions prohibited by the non-solicitation provisions of the merger agreement (see “No Solicitation/‘Fiduciary Out Right to Terminate’” description above), or (iii) taken any action contemplated by Exchange Act Rule 14e-2a with respect to a tender or exchange offer made by a third party, other than recommending rejection of such offer within 10 business days.

Termination by Bradley

        The merger agreement may be terminated by Bradley and the merger abandoned at any time prior to the effective time as follows:

•	in the event of breach of representations or covenants by Nycomed US or Merger Sub, subject to a 60-day cure period (which can be shortened to 45 days if, at the end of such 45 days, it is not reasonably likely that the breach can be cured); or
•	pursuant to Bradley’s “fiduciary out right to terminate.”

Termination by Either or Both Parties

        The merger agreement may be terminated by either or both parties and the merger abandoned at any time prior to the effective time as follows:

•	by mutual written consent of both Nycomed US and Bradley;

48

•	by either Nycomed US or Bradley if the effective time has not occurred on or before March 31, 2008 (subject to extension to April 30, 2008 if (i) the SEC has not cleared the proxy statement by the date that is 5 business days prior to February 29, 2008 or (ii) the waiting periods under the HSR Act and applicable German and Italian antitrust laws have not expired or terminated by March 31, 2008);
•	by either Nycomed US or Bradley in the event of a final, non-appealable injunction or other governmental order making the merger illegal or otherwise preventing its consummation; or
•	by either Nycomed US or Bradley if stockholder approval is not obtained at a stockholders’ meeting at which a vote on the merger agreement is taken.

Termination Fee Payable to Nycomed US

        We are required to pay Nycomed US a termination fee in the amount of 3.0% of the aggregate merger consideration in the event that the merger agreement is terminated:

•	by Nycomed US if Bradley’s stockholders have not approved the merger and within 12 months after the termination date Bradley enters into an agreement with respect to another Acquisition Proposal; for purposes of this termination fee, the references to “20%” or “25%” in the definition of Acquisition Proposal are changed to “45%.”
•	by Nycomed US or Bradley if Bradley’s board (i) has effected a change in board recommendation or (ii) taken any action contemplated by Exchange Act Rule 14e-2a with respect to a tender or exchange offer made by a third party, other than recommending rejection of such offer within 10 business days; or
•	if Bradley has exercised its “fiduciary out right to terminate.”

Amendments and Waivers

        The merger agreement may be amended by the parties by or on behalf of each party’s respective board of directors at any time prior to the effective time of the merger, as long as after Bradley’s stockholders’ adoption of the agreement, no amendment may be made except as allowed under applicable law. To be valid, any amendment must be in writing and signed by all parties to the merger agreement.

        Any party to the merger agreement may (i) extend the time for the performance of any obligation or other act of any of the other parties to the agreement, (ii) waive any inaccuracy in the representations and warranties of any other party named in the merger agreement or in any document delivered under the terms of the merger agreement and (iii) waive compliance with any agreement of any other party or any condition to its own obligations contained in the merger agreement. To be valid, any waiver must be in writing and signed by the party or parties to be bound by the waiver.

Governing Law

        The merger agreement is governed by Delaware law.

Expenses, Sole and Exclusive Remedy and Specific Performance

        If either Bradley or Nycomed US terminates the merger agreement as a result of a breach by the other party, the breaching party must reimburse the terminating party for its reasonable and documented out-of-pocket expenses in connection with the merger agreement and the merger. Our maximum aggregate liability to Nycomed US and Merger Sub for any losses or damages (including such expenses) in connection with the merger agreement (and the sole and exclusive remedy of Nycomed US and Merger Sub) is limited to either (i) 3.0% of the aggregate merger consideration or (ii) payment of the termination fee (i.e., 3.0% of aggregate merger consideration), if applicable. Either party is entitled to seek specific performance of the terms of the merger agreement.

        There is no limitation on Nycomed US’s liability in connection with the merger agreement.

49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of _______ __, 2008 (except as otherwise noted in the footnotes to the table) regarding the ownership of our common stock and Class B common stock by (i) each current director, (ii) the “named executive officers,” (iii) each beneficial owner of more than five percent of common stock and Class B common stock known by us and (iv) all current directors and executive officers, as a group, and the percentage of outstanding shares of common stock and Class B common stock beneficially held by them on that date. Throughout this proxy statement, references to our “executive officers,” or as used in the preceding sentence, our “named executive officers”, means Daniel Glassman, President and Chief Executive Officer, R. Brent Lenczycki, Vice President and Chief Financial Officer, Bradley Glassman, Senior Vice President, Sales and Marketing, Alan S. Goldstein, Vice President, Corporate Development, and Ralph Landau, Ph.D, Vice President and Chief Scientific Officer.

        As of _____ __, 2008, there were _________ shares of common stock and 429,752 shares of Class B common stock outstanding.

        Since each share of Class B common stock may be converted at any time by the holder into one share of common stock, the beneficial ownership rules promulgated under the Exchange Act require that all shares of common stock issuable upon the conversion of Class B common stock by any stockholder be included in determining the number of shares and percentage of common stock held by such stockholder.

        Each named person and all executive officers and directors, as a group, are deemed to be the beneficial owners of securities that may be acquired within 60 days of ______ __, 2008 through the exercise of options, warrants or exchange or conversion rights. Accordingly, the number of shares and percentage set forth opposite each stockholder’s name under the columns common stock includes shares of common stock issuable upon exercise of presently exercisable warrants and stock options, options that vested within 60 days of _______ __, 2008 and shares of common stock issuable upon conversion of shares of Class B common stock. The shares of common stock so issuable upon such exercise, exchange or conversion by any such stockholder are not included in calculating the number of shares or percentage of common stock beneficially owned by any other stockholder. The following table does not take into account that all outstanding options will vest in connection with the merger.

        Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them, and the address of each beneficial owner is c/o Bradley Pharmaceuticals, Inc., 383 Route 46 West Fairfield, NJ 07004.

50

	Amount and Nature of Beneficial Ownership			Percent of Class

Name and Address of Beneficial Owner	Common Stock		Class B Common Stock		Common Stock	Class B Common Stock

Directors and Executive Officers
Daniel Glassman	1,736,460	(1)	392,469	(2)	10.2%	91.3%
Andre Fedida, M.D	29,999	(3)			*
Michael Fedida, R.Ph	19,999	(4)			*
Seth W. Hamot	1,660,700	(5)			9.8
Steven Kriegsman	24,999	(6)			*
Douglas E. Linton	5,000	(7)			0.0
William J. Murphy	11,666	(8)			*
Bradley Glassman	227,546	(9)	20,880		1.3	4.9
Alan Goldstein	22,123	(10)			*
Ralph Landau, Ph.D	36,118	(11)			*
R. Brent Lenczycki	152,465	(12)			*
All executive officers and directors as
a group (11 persons)	3,927,075	(13)	413,349	(2)	23.2%	96.2%

5% Holders
Costa Brava Partnership III L.P.
20 Boylston Street
Boston, MA 02116	1,660,700	(14)			9.8
Dimensional Fund Advisors LP.
1299 Ocean Avenue, Santa
Monica, CA 90401	1,287,127	(15)			7.6%
Chesapeake Partners Management
Co., Inc.
1829 Reisterstown Road
Suite 420
Baltimore, MD 21208	849,823	(16)			5.0%

*	Represents less than one percent
(1)	Includes 392,469 shares issuable upon conversion of a like number of shares of Class B common stock and 43,693 shares owned indirectly by Mr. Glassman through affiliates and 133,333 shares underlying presently exercisable options or options that vested within 60 days of _____________ __, 2008. Mr. Glassman’s affiliates have disclaimed beneficial ownership over all of these shares. Because the holders of Common Stock and Class B common stock are generally entitled to one vote and five votes, respectively, for each share held when voting on all matters other than the election of directors, Mr. Glassman may be deemed to beneficially own 17.4% of the combined voting power of Bradley.
(2)	Includes 9,733 shares owned indirectly by Mr. Glassman through affiliates. Mr. Glassman’s affiliates have disclaimed beneficial ownership over these shares. Does not include 16,403 shares beneficially owned by Iris Glassman, Mr. Glassman’s spouse.
(3)	Represents shares of common stock underlying presently exercisable options or options that vest within 60 days of ____________ __, 2008.
(4)	Represents shares of common stock underlying presently exercisable options or options that vest within 60 days of ____________ __, 2008.
(5)	These shares are owned by Costa Brava Partnership III L.P., a Delaware limited partnership, of which Roark, Rearden and Hamot, LLC, a Delaware limited liability company, is the general partner; Mr. Hamot is the president of Roark, Rearden & Hamot, LLC. Each of Costa Brava and its general partner, Roark, Rearden and Hamot, LLC disclaim beneficial ownership of 33,000 of such shares that are held by separate accounts of which Mr. Hamot is deemed to be the beneficial owner.

(footnotes continued on next page)

51

(6)	Includes 24,999 shares underlying presently exercisable options or options that vest within 60 days of ____________ __, 2008.
(7)	Represents shares of common stock underlying presently exercisable options or options that vest within 60 days of ____________ __, 2008.
(8)	Represents shares of common stock underlying presently exercisable options or options that vest within 60 days of ____________ __, 2008.
(9)	Includes 20,880 shares issuable upon conversion of a like number of shares of Class B common stock and 66,666 shares of common stock underlying presently exercisable options or options that vest within 60 days of ____________ __, 2008.
(10)	Includes 20,000 shares of common stock underlying presently exercisable options or options that vested within 60 days of ____________ __, 2008.
(11)	Includes 35,000 shares of common stock underlying presently exercisable options or options that vest within 60 days of ____________ __, 2008.
(12)	Includes 134,333 shares of common stock underlying presently exercisable options or options that vest within 60 days of ____________ __, 2008.
(13)	See footnotes 1 through 12.
(14)	See footnote 5.
(15)	Based upon the Schedule 13F filed with the SEC with an effective date of September 30, 2007.
(16)	Based upon the Schedule 13F filed with the SEC with an effective date of September 30, 2007.

52

PRICE RANGE OF COMMON STOCK

        Our common stock is listed on The New York Stock Exchange under the symbol “BDY.” The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on The New York Stock Exchange. For current price information, stockholders are urged to consult publicly available sources. Our Class B common stock is not publicly traded.

        The following table sets forth the range of high and low sales prices for shares of our common stock for the periods indicated:

	Price Range

	High	Low

Year Ended December 31, 2005
First quarter	$15.92	$ 8.16
Second quarter	11.96	7.61
Third quarter	12.66	10.48
Fourth quarter	13.41	9.34

Year Ended December 31, 2006
First quarter	$14.95	$ 9.30
Second quarter	15.09	10.18
Third quarter	16.42	9.19
Fourth quarter	24.56	15.63

Year Ended December 31, 2007
First quarter	$19.66	$18.91
Second quarter	21.97	21.48
Third quarter	19.75	19.61
Fourth quarter (through December 7th)	19.95	15.26

        As of ________ __, 2008, there were ____ registered holders of record of shares of our common stock.

        On _____________ ___, 2008, the most recent practicable date prior to the printing of this proxy statement, the closing price of our common stock as reported on The New York Stock Exchange was $__.__.

53

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This proxy statement contains information about the timetable for the merger and the effects of the merger that constitute such “forward-looking statements” for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements may include statements regarding the period following the completion of the merger, the expected timetable for completing the merger, the benefits of the proposed merger and any other statements about future expectations, benefits, goals, plans or prospects.

        Words such as “may,” “could,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. All forward-looking statements are based on present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include:

•	the possibility that under specified circumstances we could be required to pay to Nycomed US a termination fee equal to 3% of the merger consideration;
•	the possibility that the merger will not be approved by our stockholders or that the conditions to consummation of the merger will not be satisfied;
•	the possibility that the market price of our common stock may decline if we do not complete the merger;
•	the costs related to the merger, such as legal and accounting fees, that must be paid whether or not we complete the merger;
•	in the case of a termination, the negative impact of the reason or reasons for which the merger was terminated and whether such termination resulted from factors adversely affecting us;
•	the diversion of management attention from our day-to-day business and the unavoidable disruption to our employees during the period before the completion of the merger, which may make it difficult for us to regain our financial position if the merger does not occur;
•	the uncertainty that we would be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid by Nycomed US if the merger is terminated, and our board of directors seeks another merger or business combination; and
•	the possibility that employees important to our success as a stand-alone company leave in anticipation of the merger.

        Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this proxy statement. Bradley is not under any obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

54

ADDITIONAL INFORMATION

Other Matters

        We know of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

Procedure for Stockholder Proposals and Nomination of Directors

        If we complete the merger, we will no longer have public stockholders or any public participation in our stockholder meetings. If we do not complete the merger, we intend to hold our next annual stockholder meeting in 2008. In that case, if you are still a stockholder as of the record date of such meeting, you would continue to be entitled to attend and participate in our 2008 Annual Meeting of Stockholders.

        The board of directors currently proposes to hold its 2008 Annual Meeting of Stockholders in June 2008. Stockholder proposals to be included in the proxy statement for the 2008 Annual Meeting of Stockholders must be received by us at our principal executive offices at Bradley Pharmaceuticals, Inc., 383 Route 46 West, Fairfield, NJ 07004 by no later than February 9, 2008. However, if our 2008 Annual Meeting is not held between June 18, 2008 and August 17, 2008, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials. The proposal should be submitted in writing and sent to the attention of Bradley’s Secretary.

        Nominations for director or other business proposals to be introduced at the 2008 Annual Meeting of Stockholders must be submitted in writing to Bradley’s secretary at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2008 Annual Meeting no later than February 9, 2008.

        These advance notice provisions are in addition to, and separate from, the requirements imposed by the SEC regarding stockholder proposals.

        The Nominating and Corporate Governance Committee considers candidates for director recommended by our security holders. A nomination for director should contain the following information about the nominee:

•	name and age;
•	business and residence addresses;
•	principal occupation;
•	the number of shares of common stock or Class B common stock beneficially owned by the nominee;
•	the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director; and
•	signed consent of the nominee to serve as a director of Bradley, if elected.

        Notice of a proposed item of business should include:

•	a description of the substance of, and the reasons for conducting, such business at the Special meeting;
•	the stockholder’s name and address;
•	the number of shares of common stock and Class B common stock beneficially owned by the stockholder (with supporting documentation where appropriate); and
•	any material interest of the stockholder in such business.

55

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Securities and Exchange Commission, Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information.

        The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Bradley, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, 11 Wall Street, New York, NY 10005.

        You also can obtain reports, proxy statements and other information we file with the Securities and Exchange Commission by requesting them in writing to:

Investor Relations
Bradley Pharmaceutical, Inc.
383 Route 46 West
Fairfield, New Jersey 07004
(973) 882-1505

        If you would like to request documents, please do so by ____________ __, 2008 in order to receive them before the Special Meeting.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated as of ____________ __, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

By order of the board of directors Seth W. Hamot Non-Executive Chairman of the Board

56

Annex A

Execution Copy

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NYCOMED US INC.

PHASE MERGER SUB INC.

and

BRADLEY PHARMACEUTICALS, INC.

Dated as of October 29, 2007

A-i

TABLE OF CONTENTS
(continued)

A-ii

LIST OF DISCLOSURE SCHEDULE SECTIONS

Section 3.01	Subsidiaries

Section 3.03(a)	Stock Options

Section 3.05(a)	Required Consents

Section 3.07(c)	Liabilities

Section 3.08	Leases

Section 3.09	Litigation

Section 3.10(a)	Employee Benefit Plans

Section 3.10(c)	Excess Parachute Payments; Excise Taxes

Section 3.10(e)	Post-Termination Benefits

Section 3.12(a)	Intellectual Property Exceptions

Section 3.12(b)	Scheduled Intellectual Property

Section 3.13(c)	Taxes/Audits; Proceedings

Section 3.17	Insurance Policies

Section 5.01	Conduct of Business

Section 9.05(a)	Persons with Knowledge

A-iii

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreements	Section 6.04(g)
Acquisition Proposal	Section 6.04(g)
Action	Section 3.09
Affiliate	Section 9.05(a)
Agreement	Recitals
Antitrust Laws	Section 6.07(b)
Balance Sheet	Section 3.07(c)
Beneficial owner	Section 9.05(a)
Business Day	Section 9.05(a)
Capitalization Date	Section 3.03(a)
Certificate of Merger	Section 1.03
Certificates	Section 2.01(a)
Change in Board Recommendation	Section 6.04(c)
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 3.10(c)
Company Board	Recitals
Company Class B Common Stock	Section 2.01(a)
Company Common Stock	Section 2.01(a)
Company Material Adverse Effect	Section 9.05(a)
Company Permits	Section 3.06(a)
Company Preferred Stock	Section 3.03(a)
Company Stock Option Plans	Section 2.03(a)
Company Stock Options	Section 2.03(a)
Company Stockholders’ Meeting	Section 6.02
Company Subsidiary	Section 2.01(b)
Company Termination Fee	Section 8.03(d)
Company Warrants	Section 2.03(a)
Confidentiality Agreement	Section 6.03(c)
Contract	Section 3.05(a)
Control	Section 9.05(a)
Copyright Office	Section 3.12(b)
Credit Agreement	Section 9.05(a)
DGCL	Section 1.01
Disclosure Schedule	Article III
Dissenting Shares	Section 2.04(a)
Effective Time	Section 1.03
Environmental Law	Section 9.05(a)
Equity Financing	Section 4.07
Equity Financing Commitments	Section 4.07
ERISA	Section 3.10(a)
ERISA Affiliate	Section 3.10(b)
Exchange Act	Section 3.05(b)
Exchange Fund	Section 2.02(b)
Expenses	Section 8.03(a)
Expiration Date	Section 8.01(b)
FDA	Section 3.05(b)
Financing	Section 4.07
Financing Commitments	Section 4.07
Form 10-K	Section 3.14(b)
GAAP	Section 3.07(b)
Governmental Authority	Section 3.05(b)
Grant Date	Section 3.03(b)
Guarantor	Recitals
Guaranty	Recitals
Hazardous Substance	Section 9.05(a)
HSR Act	Section 3.05(b)
Indemnified Parties	Section 6.05(a)
Intellectual Property	Section 3.12(a)
IRS	Section 3.10(a)
ISRA	Section 3.05(b)
Knowledge of the Company	Section 9.05(a)
Law	Section 3.05(a)
Leases	Section 3.08
Liabilities	Section 3.07(c)
Liens	Section 9.05(a)
Merger	Recitals
Merger Consideration	Section 2.01(a)
Merger Sub.	Recitals
Multiemployer Plan	Section 3.10(b)
NJDEP	Section 7.03(d)
Notice of Change in Board Recommendation	Section 6.04(e)
Offering Materials	Section 6.14(a)
Option Consideration	Section 2.03(a)
Parent	Recitals
Paying Agent	Section 2.02(a)
Person	Section 9.05(a)
Plans	Section 3.10(a)
Proxy Statement	Section 3.05(b)
PTO	Section 3.12(b)
Purchaser Welfare Benefit Plans	Section 6.06(c)
Regulatory Authority	Section 9.05(a)
Representatives	Section 6.03(a)
Sarbanes-Oxley Act	Section 3.06(c)
Scheduled Intellectual Property	Section 3.12(b)
SEC	Article III
SEC Reports	Section 3.07(a)
Section 262	Section 2.04(a)
Securities Act	Section 3.07(a)
Shares	Section 2.01(a)
Special Committee	Recitals
Specified Contract	Section 3.14(b)
Stockholder Approval	Section 3.15(b)
subsidiaries	Section 9.05(a)
subsidiary	Section 9.05(a)
Substantial Detriment	Section 6.07(c)
Superior Proposal	Section 6.04(g)
Surviving Corporation	Section 1.01
Tax	Section 9.05(a)
Tax Returns	Section 9.05(a)
Taxes	Section 9.05(a)
Termination Date	Section 8.01

A-iv

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, is made as of October 29, 2007 (the “Agreement”), by and among NYCOMED US INC., a company organized under the laws of New York (“Parent”), PHASE MERGER SUB INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and BRADLEY PHARMACEUTICALS, INC., a Delaware corporation (the “Company”).

        WHEREAS, the board of directors of the Company (the “Company Board”) acting upon the recommendation of the Special Committee of the Company Board formed for the purpose of evaluating strategic alternatives for the Company and making a recommendation to the Company Board regarding this Agreement and the Merger (the “Special Committee”) has (i) determined that the merger of Merger Sub with and into the Company, upon the terms and provisions of, and subject to the conditions set forth in, this Agreement (the “Merger”) is advisable and in the best interests of the Company’s stockholders, (ii) approved this Agreement and the Merger and the other transactions contemplated hereby and (iii) recommended approval and adoption of this Agreement and the Merger by the Company’s stockholders;

        WHEREAS, the respective boards of directors of each of Parent and Merger Sub deem it in the best interests of their respective stockholders to consummate the Merger, and such boards of directors have approved this Agreement and the Merger and declared the advisability of this Agreement and the Merger; and

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Nycomed S.C.A., SICAR (the “Guarantor”) has provided a guaranty (the “Guaranty”) in favor of the Company, in the form attached hereto as Exhibit A.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, (a) Merger Sub shall be merged with and into the Company and (b) the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

        Section 1.02 Closing. Unless this Agreement shall have been terminated in accordance with Section 8.01, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE VII, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. (local time) at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104 on the third business day following the date on which the conditions set forth in Sections 7.01(a) and (b) are satisfied or waived in accordance with this Agreement or at such other time, date or place as Parent and the Company may agree (the date on which the Closing occurs, the “Closing Date”).

        Section 1.03 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the parties hereto shall file a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Merger Sub and the Company shall agree and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

        Section 1.04 Effect of the Merger. At and after the Effective Time, the effects of the Merger shall be as provided in the DGCL, including Section 259 thereof.

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        Section 1.05 Certificate of Incorporation; Bylaws.

        (a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read in its entirety as set forth in Exhibit B attached hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by Law.

        (b) At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

        Section 1.06 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

        Section 2.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Company Common Stock and Company Class B Common Stock. Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), and each share of Class B Common Stock, par value $0.01 per share, of the Company (the “Company Class B Common Stock”; all issued and outstanding shares of Company Common Stock and Company Class B Common Stock being hereinafter collectively referred to as the “Shares”) issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.01(b) and any Dissenting Shares) shall be cancelled and shall be converted automatically into the right to receive $20.00 in cash, without interest (the “Merger Consideration”), payable upon surrender, in the manner provided in Section 2.02, of the certificate (collectively, the “Certificates”) that formerly evidenced such Shares.

(b) Cancellation of Treasury Stock. Each share of Company Common Stock or Company Class B Common Stock held by the Company as treasury stock, and each share of Company Common Stock or Company Class B Common Stock held by any direct or indirect subsidiary of the Company (a “Company Subsidiary”) immediately prior to the Effective Time shall automatically be cancelled and cease to exist without any conversion thereof and no consideration shall be paid with respect thereto.

(c) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub common stock shall evidence ownership of such shares of the Surviving Corporation.

(d) Adjustments. If, between the date of this Agreement and the Effective Time, the number of Shares is changed into a different number of shares or a different class, by reason of any reclassification, recapitalization, stock split, stock dividend, subdivision, combination, exchange of shares, rights issuance or similar event, other than pursuant to the Merger and in accordance with this Agreement, the Merger Consideration shall be correspondingly adjusted, without duplication, to reflect such change.

        Section 2.02 Surrender of Certificates.

        (a) Paying Agent. Prior to the Effective Time, Parent shall (i) select a bank or trust company, satisfactory to the Company in its reasonable discretion, to act as the paying agent in the Merger (the “Paying Agent”) and (ii) enter into a paying agent agreement with the Paying Agent, the terms and conditions of which are satisfactory to the Company in its reasonable discretion.

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        (b) Exchange Fund. At the Effective Time, on the Closing Date, Parent shall deposit (or cause to be deposited) funds with the Paying Agent in amounts sufficient for the payment of the aggregate Merger Consideration payable under Section 2.01(a). Such funds deposited with the Paying Agent are referred to as the “Exchange Fund”.

        (c) Payment Procedures.

(i) Letter of Transmittal. As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Share as of immediately prior to the Effective Time (A) a letter of transmittal in customary form, specifying that delivery shall be effected, and risk of loss and title to such holder’s Shares shall pass, only upon proper delivery of the Certificates representing such Shares to the Paying Agent and (B) instructions for surrendering such Certificates.

(ii) Surrender of Certificates. Upon surrender of a Certificate for cancellation to the Paying Agent, together with a duly executed letter of transmittal and any other documents reasonably required by the Paying Agent, the holder of that Certificate shall be entitled to receive, and the Paying Agent shall pay in exchange therefor, the Merger Consideration payable in respect of the number of Shares evidenced by that Certificate. Any Certificates so surrendered shall be cancelled immediately. No interest shall accrue or be paid on any amount payable upon surrender of Certificates.

(iii) Unregistered Transferees. If any Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, then the Merger Consideration may be paid to such a transferee so long as (A) the surrendered Certificate is accompanied by all documents required to evidence and effect that transfer and (B) the Paying Agent shall be entitled to deduct any applicable transfer Taxes from the Merger Consideration in accordance with the provisions of Section 2.02(e), unless the Person requesting such payment establishes to the satisfaction of the Paying Agent that any such Taxes have already been paid or are not applicable.

(iv) No Other Rights. Until surrendered in accordance with this Section 2.02(c), each Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Consideration. Any Merger Consideration paid upon the surrender of any Certificate shall be deemed to have been paid in full satisfaction of all rights pertaining to that Certificate and the shares of Company Common Stock or Company Class B Common Stock formerly represented by it.

        (d) No Further Transfers. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the shares of Company Common Stock or Company Class B Common Stock that were outstanding immediately prior to the Effective Time.

        (e) Withholding Rights. Each of the Paying Agent, the Surviving Corporation, the Company, Parent and Merger Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Company Stock Options such amounts for Taxes as it is required to deduct and withhold with respect to such payment under all applicable Tax Laws and pay such withholding amount over to the appropriate Governmental Authority. To the extent that amounts are so withheld by the Paying Agent, the Surviving Corporation, the Company, Parent or Merger Sub, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Company Stock Options, as the case may be, in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation, the Company, Parent or Merger Sub, as the case may be.

        (f) No Liability. None of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of Certificates for any amount properly paid to a public official under any applicable abandoned property, escheat or similar Laws.

        (g) Investment of Exchange Fund. As directed by Parent, the Exchange Fund shall be invested by the Paying Agent in (i) direct obligations of the United States of America or (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest. Any interest and other income resulting from such investment shall become a part of the Exchange Fund and shall inure to Parent for Tax purposes, and any amounts in excess of the amounts payable under Section 2.01(a) shall be paid to Parent upon termination of the Exchange Fund pursuant to Section 2.02(h); provided, however, that (i)

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no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Shares and (ii) promptly following any losses that cause the Exchange Fund to then hold less than the aggregate Merger Consideration payable in respect of Shares for which payment shall not theretofore have been made, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the stockholders of the Company to the extent that such losses have so caused the Exchange Fund to hold less than the aggregate Merger Consideration payable in respect of such Shares for which payment has not theretofore been made. The Exchange Fund shall not be used for any purpose other than to fund payments due pursuant to Section 2.01.

        (h) Termination of Exchange Fund. Without limiting Parent’s right to receive interest and other income in respect of the Exchange Fund as described in Section 2.02(g), any portion of the Exchange Fund that remains unclaimed by the holders of Certificates twelve months after the Effective Time shall be delivered by the Paying Agent to Parent upon demand. Thereafter, any holder of Certificates who has not complied with this ARTICLE II shall look only to Parent for payment of the applicable Merger Consideration.

        (i) Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form and amount reasonably required by Parent as indemnity against any claim that may be made against Parent on account of the alleged loss, theft or destruction of such Certificate, the holder thereof shall be entitled to receive, and the Paying Agent shall pay in exchange therefor, the applicable Merger Consideration to such Person in exchange for such lost, stolen or destroyed Certificate.

        Section 2.03 Options and Warrants.

        (a) Except as otherwise agreed prior to the Effective Time by Parent and the Company, immediately prior to the Effective Time, (i) all options to purchase shares of Company Common Stock (the “Company Stock Options”) granted under any plan, arrangement or agreement (the “Company Stock Option Plans”) shall be cancelled by the Company and shall no longer be outstanding thereafter. In consideration for such cancellation (whether or not the Company Stock Option was then vested and exercisable), the holder thereof shall thereupon be entitled to receive, within 5 days after the Effective Time, a cash payment without interest from the Surviving Corporation in respect of such cancellation in an amount (if any) equal to the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option, whether or not then vested and exercisable, and (y) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option (the “Option Consideration”), reduced by any Tax required to be withheld with respect to such payment in accordance with the provisions of Section 2.02(e); and (ii) the Company shall take all actions reasonably requested by Parent and shall use its reasonable best efforts to cause to be exercised all outstanding warrants to purchase shares of Company Common Stock (the “Company Warrants”) that are not exercised prior to the Effective Time.

        (b) Prior to the Effective Time, the Company shall provide notice to each holder of Company Stock Options describing the treatment of such Company Stock Options under this Section 2.03.

        (c) Prior to the Effective Time, the Company, in consultation with Parent, shall use its reasonable best efforts to obtain any necessary consents to give effect to the treatment of Company Stock Options as contemplated by Section 2.03(a), to the extent that such treatment is not expressly provided for by the terms of the applicable Company Stock Option Plan, which consents may be deemed obtained upon acceptance of the cash payments contemplated by Section 2.03(a) by the holders of such Company Stock Options if such deemed consent is described in the notice required under this Section 2.03 to such holders that acceptance of such payments shall be treated as consent.

        Section 2.04 Dissenting Shares.

        (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock or Company Class B Common Stock outstanding immediately prior to the Effective Time for which the holder thereof (i) has not voted in favor of the Merger or consented to it in writing and (ii) has demanded the appraisal of such shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration

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in accordance with Section 2.01(a). At the Effective Time, (x) all Dissenting Shares shall be cancelled and cease to exist and (y) the holder or holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL (“Section 262”).

        (b) Notwithstanding the provisions of this Section 2.04, if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that holder’s shares (i) shall no longer be deemed to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate formerly representing such shares in accordance with Section 2.02. In such event, if the Exchange Fund shall then remain in place, Parent shall promptly deposit or cause the Surviving Corporation to deposit in the Exchange Fund the aggregate amount of Merger Consideration in respect of such Dissenting Shares.

        (c) The Company shall give Parent (i) prompt notice of any demands for appraisal of any shares of Company Common Stock or Company Class B Common Stock, the withdrawals of such demands, and any other instrument served on the Company under the provisions of Section 262 and (ii) the right to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not offer or agree to make or make any payment with respect to any demands for appraisal or offer to settle or settle any such demands without the prior written consent of Parent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Disclosure Schedule attached hereto (the “Disclosure Schedule”) sets forth, among other things, items the disclosure of which is necessary either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of the Company’s representations or warranties contained in this ARTICLE III, or to one or more of the Company’s covenants contained in Section 5.01; provided, however, that, notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission by the Company that such item represents a material exception or material fact, event or circumstance or that such item would or would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Notwithstanding that each disclosure set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement, such disclosure shall be deemed a qualification or exception to such section and also to any other sections to which its relevance is reasonably apparent on its face.

        Except as set forth in the Disclosure Schedule and except as disclosed in any forms, reports, statements, schedules, certifications and other documents (including exhibits and any amendments) filed by the Company with, or furnished by the Company to, the Securities and Exchange Commission (“SEC”) since January 1, 2007, the Company represents and warrants to Parent and Merger Sub as set forth in 3.01 through Section 3.19 that:

        Section 3.01 Organization and Qualification. Each of the Company and the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each of the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. A true and complete list of all of the Company Subsidiaries, together with the jurisdiction of incorporation of each such Subsidiary, is set forth in Section 3.01 of the Disclosure Schedule. Except as set forth in Section 3.01 of the Disclosure Schedule, the Company has made available to Parent complete and accurate

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copies of the minutes of all meetings of the shareholders of the Company and each of the Company and the Company Subsidiaries and the committees of each of such Boards of Directors (other than the Special Committee), in each case held since January 1, 2004 and prior to the date hereof.

        Section 3.02 Certificate of Incorporation and Bylaws. The Company has made available to Parent a complete and correct copy of the certificate of incorporation and the bylaws, as in effect as of the date of this Agreement, of the Company and each Company Subsidiary. Such certificates of incorporation and bylaws are in full force and effect.

        Section 3.03 Capitalization.

        (a) The authorized capital stock of the Company consists of (i) 26,400,000 shares of Company Common Stock, (ii) 900,000 shares of Company Class B Common Stock, and (iii) 2,000,000 of Preferred Stock, par value $0.01 per share (“Company Preferred Stock”). As of June 30, 2007 (the “Capitalization Date”), (A) 17,392,974 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (B) 429,752 shares of Company Class B Common Stock were issued and outstanding, (C) 6,000 shares of Company Common Stock were reserved for issuance under outstanding warrants, (D) no shares of Company Class B Common Stock were held by the Company as treasury stock, (E) no shares of Company Common Stock or Company Class B Common Stock were held by the Company Subsidiaries, (F) 877,058 shares of Company Common Stock were held by the Company as treasury stock, (G) no shares of Company Preferred Stock were issued and outstanding, and (H) 1,995,258 shares of Company Common Stock were reserved for future issuance in connection with the Company Stock Option Plans (including 1,190,402 shares reserved pursuant to outstanding Company Stock Options). Section 3.03(a) of the Disclosure Schedule sets forth, as of the Capitalization Date, a summary of Company Stock Options and other rights to purchase or receive shares of capital stock of the Company. Since the Capitalization Date through the date of this Agreement, other than in connection with the issuance of Shares pursuant to the exercise of Company Stock Options outstanding as of the Capitalization Date and set forth in Section 3.03(a) of the Disclosure Schedule, there has been no change in the number of shares of outstanding or reserved capital stock of the Company or the number of outstanding Company Stock Options.

        (b) The Company has made available to Parent a true and complete copy of each Company Stock Option Plan. Except as set forth in Section 3.03(a) of the Disclosure Schedule, there are no (i) subscriptions, calls, contracts, options, warrants or other rights, agreements, arrangements, understandings, restrictions or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of the Company or any Company Subsidiary, (ii) securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock of the Company or any Company Subsidiary, or (iii) equity equivalents, stock appreciation rights or phantom stock, ownership interests in the Company or any Company Subsidiary or similar rights. All shares of Company Common Stock subject to issuance as set forth in Section 3.03(a) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. With respect to Company Stock Options, (i) each grant of a Company Stock Option was duly authorized no later than the date on which the grant of such Company Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (B) each such grant was made in accordance with the terms of the applicable Company Stock Option Plan, the Exchange Act and all other applicable Laws, including the rules and regulations of the New York Stock Exchange, (C) the per share exercise price of each Company Stock Option was equal to or greater than the fair market value of a share of Company Common Stock on the applicable Grant Date and (D) each such grant was properly accounted for in accordance with GAAP in the Company’s audited financial statements included in the SEC Reports and disclosed in the SEC Reports in accordance with the Exchange Act and all other applicable Laws.

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        (c) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share is owned by the Company and/or by one (1) or more wholly-owned Company Subsidiaries, free and clear of all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock of each of the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity.

        Section 3.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action by the Company Board and the Special Committee, and no other corporate actions on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than the adoption of this Agreement by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Company Common Stock and Company Class B Common Stock, voting together as a class, entitled to vote thereon and the filing of the Certificate of Merger). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally, including all Laws relating to fraudulent transfers.

        Section 3.05 No Conflict; Required Filings and Consents.

        (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger will not (i) contravene, conflict with, violate or result in a breach of the certificate of incorporation or bylaws of the Company, (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) have been obtained and that all filings and other actions described in Section 3.05(b) have been made or taken, contravene, conflict with or violate any U.S. federal, state or local or foreign statute, law, ordinance, regulation, rule, code, executive order, judgment, decree or other order (“Law”) applicable to the Company or any Company Subsidiary, except for such contraventions, conflicts or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect, or (iii) assuming receipt of the consents from the non-Company parties to the Contracts (as hereinafter defined) described in Section 3.05(a) of the Disclosure Schedule, result in any material breach or violation of or constitute a default under (with or without notice or lapse of time or both), or result in a loss of a material benefit under, give rise to a material obligation under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other binding commitment, instrument or obligation (each, a “Contract”) or under any Law or Permit, in each case, to which the Company or any Company Subsidiary is a party or by which the Company or a Company Subsidiary is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger do not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, provincial, federal, state or local government, regulatory or administrative authority, or any court, agency, commission, tribunal, or judicial or arbitral body or self-regulated entity, whether domestic or foreign, (a “Governmental Authority”), except for (i) applicable disclosure requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the competition or merger control Laws of any other applicable jurisdiction, (iii) the filing with, and clearance by, the SEC of a proxy statement relating to the adoption of this Agreement by the Company’s stockholders (as amended or supplemented from time to time, the

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“Proxy Statement”), (iv) any filings required by, any approvals required under and any other applicable requirements of, the rules and regulations of the New York Stock Exchange, (v) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (vi) the filing of any required applications and notices with the U.S. Food and Drug Administration (“FDA”) or any other federal, state, local or foreign Governmental Authority that is concerned with the marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices, (vii) applicable requirements, if any, of the Industrial Site Recovery Act of the State of New Jersey, N.J.S.A. 13:1k 6 et seq., as amended (“ISRA”), and (viii) such consents, approvals, authorizations, permits, actions, notifications or filings, the failure of which to be made or obtained would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.06 Permits; Compliance with Laws.

        (a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each of the Company and each Company Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each such entity to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), (ii) all such Company Permits are in full force and effect, (iii) no default or violation has occurred under any such Company Permit and no notice of a default or violation has been received from any Governmental Authority and (iv) neither the Company nor any Company Subsidiary has received any written notification from any Governmental Authority threatening to revoke, suspend or cancel any such Company Permit.

        (b) Each of the Company and each Company Subsidiary is, and at all times since January 1, 2007, has been, in compliance with all Company Permits and all Laws applicable to such entity or by which any property or asset of such entity is bound or affected, and has not received any written notice of any violation of any such Law, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (c) The Company has made all certifications and statements required by the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) with respect to the Company’s filings pursuant to the Exchange Act. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 of the Exchange Act.

        (d) The Company has designed a system of internal accounting control sufficient to comply, in all material respects, with all legal and accounting requirements applicable to the Company. The Company and the Company Subsidiaries have disclosed, based on their most recent evaluation of internal controls, to the Company’s and Company Subsidiaries’ outside auditors and the audit committee of the board of directors of the Company and Company Subsidiaries, (A) all significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect in any material respect the Company’s and Company Subsidiaries’ ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or the Company Subsidiaries’ internal controls over financial reporting.

        (e) Since January 1, 2007, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have not received any warning letters, notice of adverse findings, or similar documents that assert a lack of substantial compliance with any applicable Laws, orders, or regulatory requirements that have not been fully resolved to the satisfaction of the FDA or any other Regulatory Authorities, as applicable, and none of the Company and the Company Subsidiaries has knowledge (or has been notified in writing by a third party) of any pending regulatory action, investigation or inquiry of any sort (other than non-material routine or periodic inspections or reviews) against any of the Company or the Company Subsidiaries; and (ii) there have been no product recalls, warnings, notifications or safety alerts conducted or issued by the Company or the Company Subsidiaries, the FDA or any other Regulatory Authorities or otherwise with respect to the Company’s and the Company Subsidiaries’ products, and none of the foregoing has been requested or demanded by the FDA or any other Regulatory Authorities.

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        Section 3.07 SEC Filings; Financial Statements; Undisclosed Liabilities.

        (a) The Company has filed with the SEC all forms, reports, statements, schedules, certifications and other documents (including exhibits) required to be filed by it with the SEC since January 1, 2007 (the “SEC Reports”). The SEC Reports (including any documents or information incorporated by reference therein and including any financial statements or schedules included therein) (i) at the time they were filed, complied in all material respects with, and were prepared in accordance with, all applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the SEC promulgated thereunder, and (ii) did not, at the time they were filed, or if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) included or incorporated by reference in the SEC Reports complied in all material respects with the applicable accounting requirements and rules and regulations of the SEC, and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein in conformity with United States generally accepted accounting principles (“GAAP”) consistently applied (except as described therein and subject, in the case of unaudited statements, to normal and recurring year-end adjustments). All of the Company Subsidiaries are consolidated for accounting purposes.

        (c) Except as and to the extent set forth on the consolidated balance sheet (including notes thereof) of the Company and the Company Subsidiaries as at June 30, 2007 included in the Form 10-Q for the quarter ended June 30, 2007 (the “Balance Sheet”) neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) (collectively, “Liabilities”), except for Liabilities (i) incurred in the ordinary course of business and in a manner consistent with past practice since June 30, 2007, (ii) set forth in Section 3.07(c) of the Disclosure Schedule, (iii) arising under this Agreement, or (iv) that would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (d) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s or such Company Subsidiary’s published financial statements or other SEC Reports.

        Section 3.08 Title to Properties. (a) Each of the Company and Company Subsidiaries has valid leasehold or easement interests in all of its material properties and assets (“Leases”). Set forth on Section 3.08 of the Disclosure Schedule is a list setting forth such real property Leases. All such interests of the Company or any Company Subsidiary in such properties and assets are free and clear of all Liens other than (i) Liens for Taxes not yet due and payable, (ii) Liens in respect of property or assets of the Company or any of the Company Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, and other similar Liens arising in the ordinary course of business, and (x) that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any Company Subsidiary or (y) that are not yet due or are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien, and (iii) easements, encroachments, covenants, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Company Subsidiaries and municipal and zoning ordinances.

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        Section 3.09 Absence of Litigation. Except as set forth in Section 3.09 to the Disclosure Schedule, (i) there is no litigation, suit, claim, action, proceeding, hearing, petition, grievance, complaint or investigation (an “Action”) pending or, to the knowledge of the Company, threatened, against, or affecting, the Company or any Company Subsidiary, by or before any Governmental Authority or arbitrator which, if adversely determined, would, individually or in the aggregate, have a Company Material Adverse Effect; and (ii) neither the Company nor any Company Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.10 Employee Benefit Plans.

        (a) Section 3.10(a) of the Disclosure Schedule sets forth a true and complete list of (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements; and (ii) all material employment, termination, severance or other contracts, agreements or commitments to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has or may reasonably be expected to have any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Company Subsidiary (collectively, the “Plans”). The Company has made available to Parent a true and complete copy (where applicable) of (A) each Plan (or, where a Plan has not been reduced to writing, a summary of all material Plan terms of such Plan), (B) each trust or funding arrangement prepared in connection with each such Plan, (C) the most recently filed annual report on Internal Revenue Service (“IRS”) Form 5500 or any other annual report required by applicable Law, (D) the most recently received IRS determination or opinion letter for each applicable Plan, (E) the most recently prepared actuarial report and financial statement in connection with each such Plan, and (F) the most recent summary plan description, any summaries of material modification, any employee handbooks, and any material written communications by the Company or the Company Subsidiaries to any current or former employees, consultants, or directors of the Company or any Company Subsidiary concerning the extent of the benefits provided under a Plan.

        (b) None of the Company or any Company Subsidiary or any other Person or entity that, together with the Company or any Company Subsidiary, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company and any Company Subsidiary, an “ERISA Affiliate”), has now or at any time within the past six years (and in the case of any such other Person or entity, only during the period within the past six years that such other Person or entity was an ERISA Affiliate) contributed to, sponsored, or maintained (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; or (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA or the comparable provisions of any other applicable Law) (a “Multiemployer Plan”).

        (c) No Plan exists that would reasonably be expected to result in the payment to any present or former employee, director or consultant of the Company or any Company Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any current or former employee, director or consultant of the Company or any Company Subsidiary as a result of the consummation of the Merger (whether alone or in connection with any other event) except as may otherwise be required by applicable Law. Except as set forth in Section 3.10(c) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger will (either alone or in combination with another event) result in any payment or other benefit that has been or may be made to any current or former employee or independent contractor of the Company or any Company Subsidiary under any employment, severance or termination agreement, other compensation arrangement or employee benefit plan or arrangement with the Company or any Company Subsidiary to be characterized as an “excess parachute payment,” as such term is defined in Section 280G of the United States Internal Revenue Code of 1986, as amended (the “Code”). Except as set forth in Section 3.10(c) of the Disclosure Schedule, none of the Company or any Company Subsidiary is a party to any material agreement, contract, arrangement or plan pursuant to which it is bound to compensate any Person for any excise or other additional Taxes paid pursuant to Section 4999 of the Code or any similar provision of state, local or foreign Law.

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        (d) Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a favorable determination or opinion letter from the IRS, and to the knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect such determination or opinion.

        (e) (i) Each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, except to the extent such noncompliance would not, individually or in the aggregate, have a Company Material Adverse Effect, and (ii) except as set forth in Section 3.10(e) of the Disclosure Schedule, no Plan provides post-termination benefits, and neither the Company nor any Company Subsidiary has any obligation to provide any post-termination benefits other than for health care continuation as required by Section 4980B of the Code or any similar statute.

        (f) With respect to any Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, except for those that would not, or would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (ii) to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any Actions that would, individually or in the aggregate, have a Company Material Adverse Effect, and (iii) to the knowledge of the Company, no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Authority is pending, in progress or threatened, except for those that would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.11 Labor and Employment Matters. Neither the Company nor any Company Subsidiary is or has been within the last six years a party to any collective bargaining agreement or other agreements or arrangements with any labor union or works council applicable to Persons employed by the Company or any Company Subsidiary, nor is any such agreement or arrangement being negotiated, nor, to the knowledge of the Company, are there any such employees represented by a works council or a labor organization or activities or proceedings of any labor union to organize any such employees.

        Section 3.12 Intellectual Property.

        (a) To the knowledge of the Company, the Company and/or the Company Subsidiaries own or possess rights in all patents, trademarks, trade names, copyrights and other intellectual property rights (collectively, “Intellectual Property”) reasonably necessary for the conduct of the businesses of the Company and the Company Subsidiaries as now operated, except where the failure to own or possess rights in any such Intellectual Property would not individually or in the aggregate, have a Company Material Adverse Effect or except as disclosed in Section 3.12(a) of the Disclosure Schedule. Except as set forth in Section 3.12(a) of the Disclosure Schedule and except as would not, individually or in the aggregate, have a Company Material Adverse Effect, no claim with respect to the Intellectual Property of the Company or any Company Subsidiary is being asserted in writing by any Person against the use by the Company or any of the Company Subsidiaries of any Intellectual Property of the Company or any Company Subsidiary, or challenging the ownership, validity, enforceability or effectiveness of any of the Intellectual Property of the Company or any Company Subsidiary.

        (b) Section 3.12(b) of the Disclosure Schedule sets forth: a true and complete list of all material registered trademarks and registered service marks, trademark and service mark applications, copyright and mask work registrations and applications, and patents and patent applications currently owned by the Company and the Company Subsidiaries (collectively, “Scheduled Intellectual Property”). Each item of the Scheduled Intellectual Property has been duly registered or application filed with the U.S. Patent and Trademark Office (the “PTO”), U.S. Copyright Office (the “Copyright Office”), or other appropriate or equivalent Governmental Authority in other jurisdictions, in each case as and to the extent so indicated on Section 3.12(b) of the Disclosure Schedule. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the Company’s knowledge, all patent, copyright and trademark applications, renewals and other similar fees have been properly paid and are current, and all patent, copyright and trademark registrations and filings remain in full force and effect.

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        Section 3.13 Taxes.

        (a) The Company and the Company Subsidiaries have (i) filed or caused to be filed (taking into account any extension of time to file validly granted or obtained) all material Tax Returns required to have been filed by them, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid all material Taxes required to have been paid (whether or not shown due on any Tax Return) except to the extent that such Taxes are being contested in good faith or a reserve for such Taxes has been established on the Company’s Balance Sheet. There are no material Liens for Taxes upon any property or asset of the Company or any of the Company Subsidiaries, except for Liens for Taxes not yet due. All material Taxes required to have been withheld by the Company and the Company Subsidiaries have been withheld and, if so required, have been paid over to the appropriate Governmental Authority.

        (b) No deficiency for any material amount of Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any Company Subsidiary (or, to the knowledge of the Company, has been threatened or proposed in writing), except for deficiencies that have been satisfied by payment, settled or withdrawn or that are being contested in good faith and a reserve for which has been established on the Company’s Balance Sheet.

        (c) Except as set forth in Section 3.13(c) of the Disclosure Schedule, there are no pending or, to the knowledge of the Company, threatened audits, examinations, investigations or other proceedings regarding Taxes or Tax Returns of the Company or any Company Subsidiary with respect to which the Company or a Company Subsidiary has been notified in writing and neither the Company nor any Company Subsidiary has waived any statute of limitations regarding Taxes or Tax Returns or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than waivers and extensions which are no longer in effect).

        (d) Neither the Company nor any Company Subsidiary has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (ii) in a distribution that otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        (e) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) since January 1, 2006, (ii) has any Liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), whether as a transferee, successor, by contract, assumption, operation of Law or otherwise and (iii) is a party to any indemnification, allocation or sharing agreement or other arrangement with respect to Taxes the principal purpose of which is or was the allocation of Tax liabilities computed on a consolidated, combined, unitary or similar basis among entities that have been or will be required to compute their Tax Liability on such a basis.

        Section 3.14 Specified Contracts.

        (a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Specified Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary, as applicable, and, to the Company’s knowledge, each counterparty thereto, and is in full force and effect and (ii) the Company and the Company Subsidiaries have performed and complied with all obligations required to be performed or complied with by them under each Specified Contract. There is no breach, violation or default under any Specified Contract by the Company or any of the Company Subsidiaries or, to the Company’s knowledge, by any counterparty, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach, violation or default thereunder by the Company or any of the Company Subsidiaries, or, to the Company’s knowledge, by any counterparty, except for any which would not, individually or in the aggregate, have a Company Material Adverse Effect.

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        (b) For purposes of this Agreement, the term “Specified Contract” means any of the Contracts filed as an exhibit to the Company’s Form 10-K for the fiscal period ended December 31, 2006, as amended by Form 10-K/A filed on April 30, 2007 (the “Form 10-K”), pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company in a Quarterly Report on Form 10-Q or in a Current Report on Form 8-K filed since the date of filing of the Form 10-K, other than Plans disclosed in Section 3.10(a) of the Disclosure Schedule.

        Section 3.15 Board Approval; Vote Required.

        (a) Each of the Company Board and the Special Committee by resolutions duly adopted at a meeting duly called and held, which resolutions, subject to Section 6.04, have not been subsequently rescinded, modified or withdrawn in any way, has (i) determined that the Merger is advisable and in the best interests of the Company’s stockholders, (ii) approved this Agreement and the Merger and (iii) recommended approval and adoption of this Agreement and the Merger.

        (b) The only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement or consummate the Merger under the DGCL, under the Company’s certificate of incorporation or bylaws is the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock and Company Class B Common Stock, voting together as a class (with each share of Company Common Stock entitled to one vote per share and each share of Company Class B Common Stock entitled to five votes per share), entitled to vote in favor of the adoption of this Agreement (the “Stockholder Approval”).

        Section 3.16 Environmental Matters. Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Company and the Company Subsidiaries possess all permits, licenses, registrations, identification numbers, authorizations and approvals required under applicable Environmental Law for the operation of their respective businesses as presently conducted; (iii) neither the Company nor any of the Company Subsidiaries has received any written claim, notice of violation or citation concerning any violation or alleged violation of any applicable Environmental Law during the past two years; and (iv) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits or proceedings pending or, to the knowledge of the Company, threatened, concerning compliance by the Company or any of the Company Subsidiaries with any Environmental Law.

        Section 3.17 Insurance. Section 3.17 of the Disclosure Schedule sets forth a complete and correct list of all insurance policies owned or held by the Company and each Company Subsidiary and all such policies have been made available to Parent. With respect to each such insurance policy, except as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) except for policies that have expired under their terms in the ordinary course and have been replaced by policies with substantially similar coverage, the policy is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under the policy; (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (iv) to the knowledge of the Company, no notice of cancellation or termination has been received other than in connection with ordinary renewals.

        Section 3.18 Brokers. Except for Deutsche Bank Securities Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

        Section 3.19 No Other Information. Except as set forth in this Agreement, the Company acknowledges that neither Parent nor Merger Sub make any representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Each of Parent and Merger Sub, jointly and severally, hereby represents and warrants to the Company that:

        Section 4.01 Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or otherwise prevent or materially delay either Parent or Merger Sub from performing its obligations under the Agreement.

        Section 4.02 Certificate of Incorporation and Bylaws. Each of Parent and Merger Sub has heretofore furnished to the Company a complete and correct copy of its certificate of incorporation and bylaws, as in effect as of the date of this Agreement. Such certificates of incorporation and bylaws are in full force and effect.

        Section 4.03 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate or other power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger have been duly and validly authorized by all necessary corporate or other action, and no other corporate or other actions on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally, including all Laws relating to fraudulent transfers.

        Section 4.04 No Conflict; Required Filings and Consents.

        (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger will not, (i) contravene, conflict with, violate or result in a breach of the respective certificates of incorporation or bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) and Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made, conflict with or violate any Law applicable to either Parent or Merger Sub, or (iii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of either Parent or Merger Sub pursuant to any Contract to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or otherwise prevent or materially delay either Parent or Merger Sub from performing their obligations under this Agreement.

        (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, (ii) the pre-merger notification requirements of the HSR Act and the competition or merger control Laws of any other applicable jurisdiction, (iii) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of the Company Subsidiaries is qualified to do business, (iv) the filing of required applications and notices with the FDA and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such

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filings or notifications, would not, individually or in the aggregate prevent or materially delay consummation of the Merger or otherwise prevent or materially delay either Parent or Merger Sub from performing their obligations under this Agreement.

        Section 4.05 Absence of Litigation. There is no Action pending or, to the knowledge of Parent or Merger Sub, threatened, against either Parent or Merger Sub before any Governmental Authority that would or seeks to materially delay or prevent the consummation of the Merger. Neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent and Merger Sub, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would or seeks to materially delay or prevent the consummation of the Merger.

        Section 4.06 Operations of Merger Sub; Ownership of Company Common Stock and Company Class B Common Stock. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities, and has conducted its operations only as contemplated by this Agreement. Merger Sub has no subsidiaries. No shares of Company Common Stock or Company Class B Common Stock are held by Parent, Merger Sub, Guarantor or any direct or indirect wholly owned subsidiary of Parent, Merger Sub or Guarantor.

        Section 4.07 Financing. Parent and Merger Sub will have available to them, at the Effective Time, immediately available funds necessary to consummate the Merger in accordance with this Agreement. Parent has delivered to the Company true, complete and correct copies of executed equity commitment letters (the “Equity Financing Commitments” or the “Financing Commitments”), pursuant to which Avista Capital Partners GP, LLC, Avista Capital Partners, LP, Avista Capital Partners (Offshore), LP, DLJ Merchant Banking III, Inc., DLJ Merchant Banking IV (Cayman), L.P., Nordic Capital VI Limited, NC VI Limited and Nordic Industries Limited have committed, subject to the terms and conditions thereof, to invest and/or provide loans in the amount set forth therein (the “Equity Financing” or the “Financing”). Each of the Equity Financing Commitments is in full force and effect and is a legal, valid and binding obligation of Parent and of the other parties thereto. None of the Financing Commitments has been or will be amended or modified, except as permitted by Section 6.14, and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect as of the date hereof. No event has occurred which, with or without notice, lapse of time or both, would constitute a material default or material breach on the part of Parent or Merger Sub under any Financing Commitment and neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis any material term or condition of closing to be satisfied by it in any of the Financing Commitments on or prior to the Effective Time, any “subsequent offering period” and the Closing Date. There are no precedent conditions related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in or contemplated by the Financing Commitments. There are no side letters or other agreements, contracts or arrangements (except for customary fee letters and engagement letters) related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in or contemplated by the Financing Commitments. The aggregate proceeds contemplated by the Financing Commitments plus Parent’s cash on hand (excluding the Company’s cash on hand) will be sufficient for Parent and/or Merger Sub to pay the aggregate Merger Consideration and any other repayment or refinancing of debt contemplated by the Financing Commitments and to pay all related fees and expenses. Parent has fully paid any and all commitment fees that have been incurred and are due and payable in connection with the Financing Commitments, and Parent will pay when due all other commitment fees arising under the Financing Commitments as and when they become payable.

        Section 4.08 Solvency. Immediately after giving effect to all of the transactions contemplated by this Agreement, including the payment of the aggregate Merger Consideration, and payment of all related fees and expenses, the Surviving Corporation on a consolidated basis will be Solvent at the Effective Time. For the purposes of this Agreement, the term “Solvent”, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (x) the value of all “liabilities of such Person, including contingent and other liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (y) the amount that will be required to pay the probable

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liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

        Section 4.09 Brokers. Unless the Closing occurs and except as contemplated by Section 8.03, the Company shall not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of either Parent or Merger Sub.

        Section 4.10 No Other Information. Except as set forth in this Agreement, Parent and Merger Sub acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement, including with respect to any projections, estimates or budgets discussed with, delivered to or made available to Parent and Merger Sub or to any of their respective Affiliates or any representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and the Company Subsidiaries or of the future business and operations of the Company and the Company Subsidiaries.

        Section 4.11 Guaranty. Concurrently with the execution of this Agreement, Parent has delivered to the Company the Guaranty, dated the date hereof and executed by the Guarantor, in favor of the Company with respect to the performance by Parent and Merger Sub, respectively, of their obligations under this Agreement.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

        Section 5.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by this Agreement or as set forth in Section 5.01 of the Disclosure Schedule, without the prior written consent of Parent and Merger Sub (which consent shall not be unreasonably withheld, conditioned or delayed), the businesses of the Company and the Company Subsidiaries shall be conducted in all material respects in the ordinary course of business and in a manner consistent with past practice. Without limiting the generality of the foregoing, except as contemplated by any other provision of this Agreement or as set forth in Section 5.01 of the Disclosure Schedule, the Company agrees that neither it nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following, except with the prior written consent of Parent and Merger Sub (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) amend or otherwise change the certificate of incorporation or bylaws of the Company, or the Company Subsidiaries;

(b) issue, deliver, sell, transfer, dispose of, pledge or encumber any shares of its capital stock or equity interests, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock or equity interests, voting securities or convertible securities, other than the issuance of Company Stock Options consistent with past practices or shares of Company Common Stock issuable pursuant to Company Stock Options or warrants;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or equity interests, except for dividends by any wholly-owned Company Subsidiary to the Company or any other wholly-owned Company Subsidiary;

(d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock or equity interests of the Company or any Company Subsidiary;

(e) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

(f) make any change to its methods of accounting in effect as of June 30, 2007, except as required by changes in GAAP;

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(g) directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any asset or assets that, individually, has a purchase price in excess of $500,000 or, in the aggregate, have a purchase price in excess of $1,000,000, except for new capital expenditures, which shall be subject to the limitations of clause (j) below, and except for purchases of inventory, components, raw materials, supplies or other assets in the ordinary course of business;

(h) (x) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except for sales of inventory and used equipment in the ordinary course of business consistent with past practice or (y) enter into, modify or amend any lease of real property, except for any renewals of existing leases in the ordinary course of business;

(i) incur any indebtedness for borrowed money (except for drawings under the Credit Agreement in an aggregate amount not to exceed $2,000,000 at any time outstanding) or guarantee any such indebtedness of another person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person or enter into any “keep well” or other Contract to maintain any financial statement condition of another person;

(j) make any new capital expenditure or capital expenditures which in the aggregate are in excess of $100,000, other than capital expenditures made pursuant to contractual obligations set forth on Section 5.01(j) of the Disclosure Schedule;

(k) waive, release, assign, settle, pay, discharge, satisfy or compromise any claims, liabilities, obligations or any litigation or arbitration (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the waiver, release, assignment, settlement, payment, discharge, satisfaction or compromise in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent financial statements (or, if applicable, the notes thereto) of the Company included in the SEC Reports (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

(l) (i) (x) enter into, modify or amend any Contract that is material to the Company or any Company Subsidiary, including but not limited to, licensing agreements, co-promotion agreements or agreements with any Affiliates of the Company (“Material Contracts”) or (y) enter into, modify or amend in any manner materially adverse to the Company or any Company Subsidiary any other Contract, except in the case of clause (y), for renewals on substantially similar terms of existing Contracts or replacements of existing Contracts with new counterparties on substantially similar terms to the existing Contract being replaced, or (ii) (x) terminate or waive, release or assign any rights under any Material Contract, or (y) terminate or waive, release or assign any material rights under any other Contract, which in the case of either clause (i)(y) or (ii)(y) if so entered into, modified, amended, terminated, waived, released or assigned could reasonably be expected to adversely affect in any material respect the Company;

(m) except as set forth in Section 3.10 of the Disclosure Schedule, (i) increase in any manner the compensation or benefits of any of its directors or executive officers, (ii) increase in any manner the compensation or benefits of any of its employees who are not executive officers other than in the ordinary course of business consistent with past practice, (iii) grant any severance or termination pay not provided for under any Plan or agreement in effect prior to the date hereof, (iv) make any loans or advances to any of its employees other than in respect of travel expenses in the ordinary course of business, or (v) establish or become obligated under any collective bargaining agreement;

(n) sell, transfer or license to any Person or otherwise amend or modify, in any material respect, any rights to the Intellectual Property of the Company or any Company Subsidiary (other than implied licenses in connection with sales of Company or Company Subsidiary products or in connection with non-disclosure agreements entered into in the ordinary course of business); or

(o) announce an intention, enter into any formal or informal agreement or otherwise make a commitment or offer, to do any of the foregoing.

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        Nothing set forth in this Section 5.01 shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or any of the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the business and operations of the Company and the Company Subsidiaries.

ARTICLE VI

COVENANTS OF THE PARTIES

        Section 6.01 Proxy Statement.

        (a) The Company shall prepare and file with the SEC as promptly as practicable, the preliminary Proxy Statement. Each of the Company, Parent and Merger Sub shall promptly obtain and furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the SEC clears the Proxy Statement. Each party shall promptly notify the other parties upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the other parties with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. If, at any time prior to the Effective Time, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, officers or directors, should be discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent and Merger Sub an opportunity to review and comment on the Proxy Statement and shall include in the Proxy Statement comments reasonably proposed by Parent and Merger Sub.

        (b) The Proxy Statement that is filed by the Company will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company hereby covenants and agrees that none of the information included or incorporated by reference in the Proxy Statement to be made by the Company will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub or any Affiliate of Parent or Merger Sub in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein. Parent and Merger Sub hereby covenant and agree that none of the information supplied by Parent or Merger Sub or any Affiliate of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No covenant is made by either Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein.

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        Section 6.02 Company Stockholders’ Meeting. The Company shall use reasonable best efforts to duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments thereof, the “Company Stockholders’ Meeting”), as promptly as practicable after the SEC indicates that it has no further comments on the Proxy Statement, and in any event shall hold the Company Stockholders’ Meeting within 30 Business Days after the Proxy Statement is mailed to its stockholders, for the purpose of voting upon the adoption of this Agreement. Subject to a Change in Board Recommendation effected in accordance with Section 6.04(e), (i) the Company shall include in the Proxy Statement the Company Board’s recommendation described in Section 3.15(a) that holders of Shares adopt this Agreement and the Merger and (ii) the Company will use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and the Merger and will take all other action reasonably necessary or advisable to secure the Stockholder Approval. For the avoidance of doubt, the Company shall not be required to hold the Company Stockholders’ Meeting if this Agreement is validly terminated in accordance with Section 8.01.

        Section 6.03 Access to Information; Confidentiality.

        (a) Except as otherwise prohibited by applicable Law or as would result in a waiver of any attorney-client privilege (it being understood that the parties shall make appropriate substitute disclosure arrangements to cause such information to be provided, if reasonably practicable, in a manner that is not reasonably likely to result in such waiver), from the date of this Agreement until the Effective Time, the Company shall (and shall cause the Company Subsidiaries to): provide to Parent and to the officers, directors, employees, accountants, legal counsel, investment bankers, financing sources and other representatives (collectively, “Representatives”) of Parent reasonable access, during normal business hours and, upon reasonable prior notice by Parent, to the officers, employees, properties, offices and other facilities of the Company and the Company Subsidiaries and use reasonable best efforts to provide to Parent and its Representatives reasonable access, during normal business hours and, upon reasonable prior notice by Parent, to the books and records thereof.

        (b) Nothing in this Section 6.03 shall require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would violate any of its respective obligations with respect to confidentiality; provided, that the Company shall use its commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure.

        (c) All information obtained by Parent or its Representatives pursuant to this Section 6.03 shall be kept confidential in accordance with the Non-Disclosure Agreement, dated July 16, 2007 between Parent and the Company (the “Confidentiality Agreement”).

        Section 6.04 No Solicitation.

        (a) Except as expressly permitted by Section 6.04(b), from the date hereof until the Effective Time or the termination of this Agreement, the Company shall not, nor shall the Company permit any of the Company Subsidiaries or their respective Representatives to, (A) solicit, initiate, facilitate or knowingly encourage (including by way of furnishing non-public information or providing access to its properties, books, records or personnel) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, or (B) have any discussions (other than to state that the Company is not permitted to have discussions) or participate in any negotiations regarding an Acquisition Proposal, or execute or enter into any agreement, understanding or arrangement with respect to an Acquisition Proposal, or approve or recommend or propose to approve or recommend an Acquisition Proposal or any agreement, understanding or arrangement relating to an Acquisition Proposal. Upon execution of this Agreement, the Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Person conducted theretofore by the Company, the Company Subsidiaries or any of its Representatives with respect to any Acquisition Proposal.

        (b) Notwithstanding Section 6.04(a), if, at any time after execution of this Agreement and prior to obtaining the Stockholder Approval and following the receipt by the Company of a bona fide written Acquisition Proposal from any Person, which Acquisition Proposal was made after the date hereof and did not result, directly or indirectly, from a breach of this Section 6.04, the Company Board determines in good faith by a majority vote of the disinterested members thereof, after consultation with financial advisors of nationally recognized reputation,

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and, with respect to the matters covered by clause (iii) of the definition of “Superior Proposal” set forth in Section 6.04(g), its outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, the Company may, if its Board of Directors determines in good faith by a majority vote of the disinterested members thereof (after consultation with its outside legal counsel) that it is reasonably likely to be required to do so in order to comply with its fiduciary duties to the shareholders of the Company under applicable Law, in response to such Acquisition Proposal, subject to compliance with this Section 6.04, and after giving notice to Parent (x) furnish information with respect to the Company to the Person who has made such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement, a copy of which shall be provided to Parent, (provided that all such information has previously been provided to Parent or is provided to Parent substantially concurrently with the time it is provided to such Person) and (y) participate in discussions and negotiations regarding such Acquisition Proposal. From and after the date hereof, the Company shall advise Parent orally and in writing of the receipt of any Acquisition Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal (in each case within three business days of receipt thereof) specifying the material terms and conditions thereof and the identity of the person or persons making such Acquisition Proposal or inquiry. The Company agrees that it and the Company Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing such information to Parent. From and after the date hereof, the Company shall (i) keep Parent reasonably informed, on a reasonably prompt basis, of the status and material terms of any Acquisition Proposal or inquiry (including any material modifications to the financial or other material terms of any Acquisition Proposal or inquiry) and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all material correspondence and other written material sent or provided to the Company or any Company Subsidiary from any person that describes any of the terms or conditions of any Acquisition Proposal.

        (c) Except as set forth in Section 6.04(d) and Section 6.04(e), neither the Company Board nor any committee thereof shall, directly or indirectly, (i) withdraw or modify, or propose publicly to withdraw or modify, or resolve to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Company Board of the Merger and this Agreement; (ii) approve or recommend, or propose publicly to approve or recommend, or resolve to approve or recommend, any Acquisition Proposal (any of the actions referred to in the foregoing clauses (i) and (ii), whether taken by the Company Board or any committee thereof, a “Change in Board Recommendation”); (iii) approve or recommend or allow the Company or any of the Company Subsidiaries to enter into any letter of intent, acquisition agreement or any similar agreement or understanding (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal or (B) requiring it to abandon, terminate or fail to consummate the Merger; or (iv) effect any transaction contemplated by any Acquisition Proposal.

        (d) Notwithstanding Section 6.04(c), the Company Board may, prior to obtaining the Stockholder Approval, in response to a Superior Proposal received by the Company Board after the date of this Agreement, terminate this Agreement to enter into an agreement with respect to such Superior Proposal.

        (e) Notwithstanding Section 6.04(c), at any time prior to obtaining the Stockholder Approval, if the Company Board determines in good faith by a majority vote of the disinterested members of the Board of Directors (after consultation with its outside legal counsel and financial advisors of nationally recognized reputation) that it is reasonably likely to be required to do so in order to comply with its fiduciary duties to the shareholders of the Company under applicable Law, then the Company Board may make a Change in Board Recommendation, provided, however, no Change in Board Recommendation may be made until after the third business day following Parent’s receipt of written notice (a “Notice of Change in Board Recommendation”) from the Company advising Parent that the Board of Directors of the Company intends to take such action and, if applicable, specifying all material terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Change in Board Recommendation and a new three business day period). In determining whether to make a Change in Board Recommendation, the Board of Directors of the Company shall take into account any changes to the terms of this Agreement proposed by Parent in response to a Notice of Change in Board Recommendation or otherwise.

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        (f) Nothing contained in this Section 6.04 shall prohibit the Company from complying with Rules 14a-9, 14d-9 or 14e-2 promulgated under the Exchange Act, or making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with its outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable Law or is otherwise required under applicable Law; provided, however, that, in any event, the Company Board shall not be permitted to (i) make a Change in Board Recommendation or (ii) take any position under Rule 14e-2(a) other than recommending rejection of such tender or exchange offer, in each case, unless it has complied with all of its obligations under this Section 6.04.

        (g) For purposes of this Agreement:

(i) “Acceptable Confidentiality Agreement” means any confidentiality agreement on terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement and with a standstill of duration no shorter than and with exceptions to such standstill not materially broader than those contained in the Confidentiality Agreement between Parent and the Company;

(ii) “Acquisition Proposal” means any proposal or offer (whether or not binding) from any Person or group (other than Parent and its Affiliates) relating to (i) any direct or indirect acquisition or purchase of (A) 20% or more of the assets of the Company and the Company Subsidiaries, taken as a whole, (B) 20% or more of the Company Common Stock then outstanding, (C) more than 50% of the Company Class B Common Stock then outstanding or (D) 25% or more of the equity securities of any Company Subsidiary then outstanding, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning (A) 20% or more of the Company Common Stock then outstanding, (B) more than 50% of the Company Class B Common Stock then outstanding or (C) 25% or more of the equity securities of any Company Subsidiary then outstanding, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement; and

(iii) “Superior Proposal” means any bona fide written Acquisition Proposal not solicited or initiated in violation of this Section 6.04 that (i) relates to an acquisition by a Person or group acting in concert of either (A) more than 50% of the equity interests of the Company pursuant to a tender offer, merger or otherwise or (B) more than 50% of the assets used in the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, (ii) the Company Board by a vote of a majority of disinterested directors determines in its good faith judgment (after consultation with outside counsel and financial advisors of nationally recognized reputation) would, if consummated, result in a transaction that is more favorable to the Company’s stockholders (in their capacities as stockholders) from a financial point of view than the transactions contemplated by this Agreement, and (iii) the Company Board determines in good faith (after consultation with its financial advisors of nationally recognized reputation and its outside legal counsel) is reasonably capable of being consummated.

        Section 6.05 Directors’ and Officers’ Indemnification and Insurance.

        (a) For a period of six years after the Effective Time, unless otherwise required by applicable Law, the certificate of incorporation and bylaws of the Surviving Corporation and the Company Subsidiaries shall contain provisions no less favorable with respect to the indemnification and exculpation of directors and officers than are set forth in the certificate of incorporation or bylaws of the Company (or the relevant Company Subsidiary) as in effect on the date hereof. From and after the Effective Time, Parent shall cause the Surviving Corporation, to the fullest extent permitted under applicable Law (including to the greatest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors), to indemnify and hold harmless (and advance funds in respect of each of the foregoing) each present and former director, officer or employee of the Company and each Company Subsidiary (collectively, the “Indemnified Parties”), in and to the extent of their capacities as such and not as stockholders of the Company or any Company Subsidiary, against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (with the consent of Parent, which consent

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shall not be unreasonably withheld) in connection with any actual or threatened Action, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred before or at the Effective Time (including acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company). In the event of any such Action, the Surviving Corporation shall cooperate with the Indemnified Party in the defense of such Action.

        (b) Prior to the Effective Time, Parent shall (i) after consultation with the Company, either (A) cause to be obtained from an insurance carrier with the same or better rating as the Company’s current insurance carriers prior to the Effective Time a fully prepaid “tail” insurance policy with a claims period of at least six years from the Effective Time with respect to directors’ and officers’ liability insurance in amount and scope at least as favorable as the Company’s existing policies for claims arising from facts or events that occurred prior to the Effective Time or (B) maintain the existing directors’ and officers’ liability insurance policies maintained by the Company for a period of six years after the Effective Time and (ii) deliver to the Company, at or prior to the Closing, written evidence satisfactory to the Company of compliance by Parent with the provisions of the foregoing clause (i) of this Section 6.05(b); provided however, that Parent shall not be obligated to pay for such “tail” insurance policy (or, if the foregoing clause (B) is applicable, shall not be obligated to pay in any one year) more than 300% of the annual premium currently paid by the Company for such insurance coverage; and provided, further, that if the premiums for such “tail” insurance policy (or, if applicable, annual premiums for the insurance coverage described in the foregoing clause (B)) exceed 300% of such annual premium currently paid by the Company, Parent shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        (c) This Section 6.05 shall survive the consummation of the Merger and continue in full force and effect and is intended to benefit, and shall be enforceable as third party beneficiaries by each Indemnified Person (notwithstanding that such Persons are not parties to this Agreement) and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Person is entitled, whether pursuant to Law, contract or otherwise.

        (d) If Parent or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or shall cease to continue to exist for any reason or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation and the transferee or transferees of such properties and assets, as applicable, shall assume all of the obligations set forth in this Section 6.05.

        (e) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of the Company Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.05 is not prior to or in substitution for any such claims under any such policies.

        Section 6.06 Employee Benefits Matters.

        (a) Parent hereby agrees that, for a period of one year after the Effective Time, it shall, or it shall cause the Surviving Corporation and its subsidiaries to, provide, in the aggregate, employees of the Company and the Company Subsidiaries as of the Effective Time, with salaries, employee benefits and incentive compensation opportunities (other than equity-based compensation) that are substantially comparable in the aggregate to those provided to such employees immediately prior to the Effective Time. From and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to comply with the terms of (including terms which provide for amendment or termination) all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Company Subsidiaries, including the Company’s Retention Plan, as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Company Subsidiary.

        (b) Employees of the Company and the Company Subsidiaries shall receive credit for service accrued or deemed accrued on or prior to the Effective Time with the Company or any Company Subsidiary for all

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purposes (including for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement established or maintained by Parent, the Surviving Corporation or any of their respective subsidiaries under which each such employee may be eligible to participate on or after the Effective Time to the same extent recognized by the Company or any of the Company Subsidiaries under comparable Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

        (c) With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or the Surviving Corporation (“Purchaser Welfare Benefit Plans”) in which an active employee of the Company and the Company Subsidiaries may become eligible to participate in following the Effective Time, Parent shall (i) waive, or use reasonable best efforts to cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each such active employee under any Purchaser Welfare Benefit Plan to the same extent waived under a comparable Plan, (ii) use reasonable best efforts to cause any eligible expenses incurred by any employee of the Company or the Company Subsidiaries and his or her covered dependents under comparable Plans during the plan year in which such individuals move to a comparable Purchaser Welfare Benefit Plan to be taken into account under the Purchaser Welfare Benefit Plans for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her dependents as if such amounts had been paid in accordance with the Purchaser Welfare Benefit Plans, and (iii) waive, or use reasonable best efforts to cause its insurance carrier to waive, any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to an employee of the Company or the Company Subsidiaries and his or her eligible dependents on or after the Effective Time during the plan year in which such individuals move to a comparable Purchaser Welfare Benefit Plan.

        (d) Without limiting the generality of the foregoing, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Company or any Company Subsidiaries (including any beneficiary or dependent thereof) in respect of continued employment by the Company or any Company Subsidiaries or otherwise. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Parent or the Surviving Corporation or its subsidiaries to terminate any employee of the Company for any reason, (ii) require Parent or the Surviving Corporation or any of their respective subsidiaries to continue any Plans, employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Closing Date or (iii) amend any Plans, employee benefit plans or arrangements.

        Section 6.07 HSR Act Filing.

        (a) Each of Parent and the Company shall (i) use best efforts to make or cause to be made the filings required of such party to this Agreement or any of its subsidiaries or Affiliates under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its subsidiaries from the United States Federal Trade Commission or the United States Department of Justice or any other Governmental Authority in respect of such filings or such transactions, and (iii) cooperate in good faith with the other party to this Agreement in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Antitrust Laws with respect to any such filing or any such transaction. The parties to this Agreement shall consult in good faith with each other to determine whether any other filing, application or notice must be made or approval must be obtained pursuant to any applicable Law, and shall use best efforts to furnish to each other all information required for, any such filing, application or notice to be made or approval to be obtained pursuant to any applicable Law, in connection with the Merger. Each party to this Agreement shall promptly notify the other parties to this Agreement of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction.

        (b) Each of Parent and the Company shall use reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement

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under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statues, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). Each of Parent and the Company shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

        (c) For the avoidance of doubt, Parent and its subsidiaries shall commit to any and all divestitures, licenses or hold separate or similar arrangements with respect to its assets or conduct of business arrangements as a condition to obtaining any and all approvals from any Governmental Authority for any reason in order to cause the expiration of the waiting periods under the HSR Act or other Antitrust Laws and obtain any other required consents or approvals of any Governmental Authority, as promptly as practicable, but in no event later than the Expiration Date, including taking any and all actions necessary in order to ensure that (x) no requirement for non-action, a waiver, consent or approval of the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, any State Attorney General or other Governmental Authority, (y) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding, and (z) no other matter relating to any antitrust or competition Law or regulation, would preclude satisfaction of the conditions to the Merger set forth in ARTICLE VII by the Expiration Date; provided, however, and notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 6.07 or Section 6.09 shall not be construed to require Parent to undertake or commit to undertake any efforts or to take any action or commit to take any action if such efforts or action would, or would reasonably be expected to result in a Substantial Detriment. “Substantial Detriment” (i) a substantial impairment of the benefits to Parent reasonably expected, as of the date hereof, to be realized from consummation of the Merger or (ii) any event, development, state of facts, occurrence or change that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of Parent, the Company and their respective subsidiaries, taken as a whole; provided that any requirement to divest, license or hold separate or similar arrangements with respect to the assets or conduct of business arrangements of Parent shall be deemed to result in a Substantial Detriment if such action with respect to a comparable amount of assets or businesses of the Company and its Subsidiaries would be reasonably likely, in the aggregate, to have a Company Material Adverse Effect, at or after the Effective Time. The Company shall agree if, but solely if, requested by Parent, to divest, hold separate or otherwise take or commit to take any action with respect to the businesses, services, or assets of the Company or any of its subsidiaries in furtherance of this Section 6.07; provided, however, that any such action may be conditioned upon consummation of the Merger.

        Section 6.08 Notification of Certain Matters. Subject to applicable Laws and the instructions of any Governmental Authority, each of the Company and Parent shall keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of the Company Subsidiaries, from any third Person and/or any Governmental Authority with respect to the Merger. Between the date hereof and the Effective Time, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if the occurrence or non-occurrence of any event, which is likely to result in the failure of a condition set forth in ARTICLE VII; provided, however, that the delivery of any notice pursuant to this Section 6.08 shall not limit or otherwise affect the remedies or conditions available hereunder to any of the parties receiving such notice.

        Section 6.09 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the Company, Parent and Merger Sub agrees to use its reasonable best efforts to effect the consummation of the Merger as soon as reasonably practicable after the date hereof. Without limiting the foregoing, (a) each of the Company, Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements (and to cause any injunction or order issued by a Governmental Authority to be removed) that may be imposed on itself with respect to the Merger and shall promptly cooperate with and furnish information to each other in connection with any such

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requirements imposed upon any of them or any of their subsidiaries in connection with the Merger, and (b) the Company shall, and shall cause the Company Subsidiaries to, use its or their reasonable best efforts to provide notice or obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third Person required to be obtained or made by the Company or any of the Company Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement (including obtaining consents identified by Parent or the Company prior to the Closing under any Contracts of the Company or any Company Subsidiary).

        Section 6.10 Public Announcements. The initial press releases issued by each party announcing the Merger shall be in a form that is mutually acceptable to Parent and the Company. Thereafter, Parent and the Company shall consult with each another before issuing any press releases or otherwise making any public announcements with respect to the transactions contemplated by this Agreement, and except as may be required by applicable Laws or by the rules and regulations of the New York Stock Exchange shall not issue any such press release or make any such announcement prior to such consultation (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party).

        Section 6.11 Solvency Opinion. In the event that Parent receives a solvency opinion in connection with its procurement of financing for the Merger, Parent agrees to cause to be delivered to the Company a letter confirming that the Company Board may rely on any such opinion from an appraisal firm that addresses whether, following consummation of the transactions contemplated hereby, the Company and the Company Subsidiaries would be solvent and that such transactions would not otherwise “impair the capital of the corporation” within the meaning of Section 160(a) of the DGCL.

        Section 6.12 Obligations of Merger Sub. Parent shall use reasonable best efforts to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby and thereby upon the terms and subject to the conditions set forth in this Agreement.

        Section 6.13 Rule 16b-3. The Company shall take commercially reasonably steps to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.14 Financing.

        (a) Parent and Merger Sub acknowledge and agree that the Company and its Affiliates have no responsibility for any financing that Parent or Merger Sub may raise in connection with the Merger. Any offering materials and other related documents prepared by or on behalf of or utilized by Parent or its Affiliates and financing sources, in connection with Parent and Merger Sub’s financing activities in connection with the Merger, that include any information provided by the Company or any of its Affiliates, including any offering memorandum, banker’s book or similar document used, or any other written offering materials used (collectively, “Offering Materials”), in connection with any debt or securities offering or other such Parent and Merger Sub financing shall include a conspicuous disclaimer to the effect that neither the Company nor any of its Affiliates has any responsibility for the content of such document and disclaims all responsibility therefor and shall further include a disclaimer with respect to the Company and its Affiliates in any oral disclosure with respect to such financing.

        (b) Parent and Merger Sub shall use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to (i) maintain in effect the Financing and the Financing Commitments, (ii) enter into definitive financing agreements with respect to the Financing and Financing Commitments, so that such agreements are in effect as promptly as practicable but in any event no later than the Effective Time and (iii) consummate the Financing at or prior to the Effective Time. Parent and Merger Sub shall provide to the Company copies of all final documents relating to the Financing and shall keep the Company fully informed of material developments in respect of the financing process relating thereto. Prior to the Closing, Parent and Merger Sub shall not agree to, or permit, any amendment or modification of, or

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waiver under, the Financing Commitments or other final documentation relating to the Financing (i) in a manner that would (A) reduce the aggregate amount of available Financing or (B) delay or prevent the Closing or (ii) which is otherwise adverse to the Company in any material respect, without the prior written consent of the Company (such consent not to be unreasonably withheld). In the period between the date hereof and the Closing Date, upon request of Parent and Merger Sub, the Company shall, and shall use reasonable best efforts to cause the Company Subsidiaries, and its and their Affiliates and Representatives to, reasonably cooperate with Parent and Merger Sub in connection with the Financing, including without limitation, subject to Section 6.14(a), (i) preparation of any required financial statements relating to the Company and the Company Subsidiaries and any required pro forma financial information; (ii) reasonable participation in meetings and road shows, if any; (iii) the provision of information relating to the Financing reasonably requested by Parent and Merger Sub; and (iv) reasonable assistance in the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents of Parent. Parent and Merger Sub shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket expenses incurred by the Company or its Affiliates or Representatives in connection with such cooperation. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to execute and deliver any commitment letters, underwriting or placement agreements, pledge and security documents, or other definitive financing documents in connection with the Financing prior to the Closing.

        (c) If, notwithstanding the use of best efforts by Parent and Merger Sub to satisfy its obligations under Section 6.14(b), any of the Financing or the Financing Commitments (or any definitive financing agreement relating thereto) expire or are terminated prior to the Closing, in whole or in part, for any reason, Parent and Merger Sub shall (i) promptly notify the Company of such expiration or termination and the reasons therefor and (ii) promptly arrange for alternative financing (which shall be in an amount sufficient to pay for the consummation of the Merger from other sources and which do not include any conditions of such alternative financing that are more onerous than or in addition to the conditions set forth in the Financing) to replace the financing contemplated by such expired or terminated commitments or agreements.

        Section 6.15 Shareholder Litigation. To the extent not violative of any fiduciary duties owed by the Company to its shareholders, and to the extent that such action shall not operate as a waiver of the Company’s work product or attorney client or other privileges, (a) the Company shall promptly advise Parent orally or in writing of any stockholder litigation against the Company and/or its directors relating to this Agreement, the Merger and/or the transactions contemplated by this Agreement and shall keep Parent informed regarding any such stockholder litigation, (b) the Company shall give Parent the opportunity to participate in the defense or settlement of any such litigation and (c) the Company shall not settle any such litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld.

        Section 6.16 Resignations. The Company shall furnish to Parent resignations in writing (effective as of the Closing Date) from such of the officers and directors of the Company as Parent may have requested not less than 10 days prior to the Closing Date.

ARTICLE VII

CONDITIONS TO THE MERGER

        Section 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver as of the Closing of the following conditions:

(a) Company Stockholder Approval. The Stockholder Approval shall have been obtained.

(b) Antitrust Approvals and Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under applicable United States, German and Italian antitrust Laws, including the HSR Act, shall have expired or been terminated, and any approvals required thereunder shall have been obtained.

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(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary or preliminary) which is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

        Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) as of the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects, without regard to any “materiality” or “Company Material Adverse Effect” qualifications contained in them, as of the Effective Time, as though made on and as of such date and time (except for representations and warranties expressly made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of any such representations and warranties to be so true and correct in all respects would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer’s Certificate. The Company shall have delivered to each of Parent and Merger Sub a certificate, dated the Closing Date, signed by an officer on behalf of the Company and certifying as to the satisfaction of the conditions specified in Section 7.02(a) and Section 7.02(b).

        Section 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) as of the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of each of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or similar qualifications contained in them, as of the Effective Time, as though made on and as of such date and time (except for representations and warranties expressly made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of any such representations and warranties to be so true and correct in all respects would not, individually or in the aggregate, prevent the consummation of the Merger or prevent Parent or Merger Sub from performing its obligations under this Agreement.

(b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer’s Certificate. Parent and Merger Sub shall have delivered to the Company a certificate, dated the Closing Date, signed by an officer on behalf of Parent and Merger Sub, certifying as to the satisfaction of the conditions specified in Section 7.03(a) and Section 7.03(b).

(d) ISRA. Clearance by the New Jersey Department of Environmental Protection (“NJDEP”) pursuant to ISRA shall have been obtained.

ARTICLE VIII

TERMINATION

        Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the board of directors of the terminating party or parties, notwithstanding any requisite adoption of this Agreement by the stockholders of the Company, and whether before or after the stockholders of the Company have approved this Agreement at the Company Stockholders’ Meeting (other than termination by the Company pursuant to Section 8.01(h), which such

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termination may only be effected prior to obtaining the Stockholder Approval, or a termination by the Company or Parent pursuant to Section 8.01(f), which such termination may, for the avoidance of doubt, only be effected after the Company Stockholders’ Meeting), as follows (the date of any such termination, the “Termination Date”):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Effective Time shall not have occurred on or before March 31, 2008 (the “Expiration Date”); provided, however, that the Expiration Date shall be automatically extended until April 30, 2008 in the event the Proxy Statement has not been cleared by the SEC on or prior to the date that is five business days prior to February 29, 2008; further provided, that the Expiration Date shall be automatically extended until April 30, 2008 in the event that, as of March 31, 2008, each of the conditions set forth in ARTICLE VII have been satisfied or waived as of such date, other than the conditions set forth in Section 7.01(b) and those that by their nature are only satisfied as of the Closing; and further provided, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(c) by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

(d) by Parent if (i) any of the representations and warranties of the Company herein are or become untrue or inaccurate such that Section 7.02(a) would not be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that Section 7.02(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured within 60 days after receipt of written notice by the Company from Parent; provided, however, in the event that on or after the date which is 45 days after receipt of such written notice by the Company, it is not reasonably likely that such breach can be cured within such 60-day period, such 60-day period may be reduced to 45 days (or such number of days greater than 45 days but less than 60 days as shall be specified by Parent) by further written notice by Parent to the Company;

(e) by the Company if (i) any of the representations and warranties of either Parent or Merger Sub herein are or become untrue or inaccurate such that Section 7.03(a) would not be satisfied, or (ii) there has been a breach on the part of either Parent or Merger Sub of any of its covenants or agreements herein such that Section 7.03(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured within 60 days after receipt of written notice by Parent and Merger Sub, as applicable, from the Company; provided, however, in the event that on or after the date which is 45 days after receipt of such written notice by Parent and Merger Sub, as applicable, it is not reasonably likely that such breach can be cured within such 60-day period, such 60-day period may be reduced to 45 days (or such number of days greater than 45 days but less than 60 days as shall be specified by the Company) by further written notice by the Company to Parent and Merger Sub, as applicable;

(f) by either Parent or the Company if the Stockholder Approval shall not have been obtained at the Company Stockholders’ Meeting or any adjournment or postponement thereof at which adoption of this Agreement is voted upon;

(g) by Parent if the Company Board shall have (i) effected a Change in Board Recommendation, (ii) taken any of the actions prohibited by Section 6.04(c), or (iii) taken a position or published, sent or given to stockholders a statement contemplated by Rule 14e-2(a) of the Exchange Act with respect to any tender or exchange offer by a third party other than recommending rejection of such tender or exchange offer within 10 Business Days after such tender or exchange offer is made; or

(h) by the Company pursuant to and in accordance with the terms and conditions of Section 6.04(d).

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        Section 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (except that the provisions of Section 6.03(c), this Section 8.02, Section 8.03 and ARTICLE IX shall survive any such termination); provided, however, that nothing herein shall relieve any party from liability for any intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

        Section 8.03 Fees and Expenses; Termination Fees.

        (a) All Expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated. “Expenses”, as used in this Agreement, shall include all reasonable out-of-pocket documented expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the transactions contemplated hereby, including the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approval and all other matters related to the closing of the Merger.

        (b) The Company agrees that if this Agreement shall be terminated:

(i) by Parent pursuant to Section 8.01(f), and at or prior to the Termination Date, a Person or group shall have made an Acquisition Proposal to the Company or the stockholders of the Company or an Acquisition Proposal shall have otherwise become publicly announced and, no later than 12 months after the applicable Termination Date, the Company enters into an agreement with respect to an Acquisition Proposal, or the Acquisition Proposal (which, in each case, need not be the same Acquisition Proposal as the Acquisition Proposal described above) is consummated, then the Company will pay to Parent, on the earlier of (x) the date that a definitive agreement in respect of such Acquisition Proposal is executed and (y) the date of the consummation of the transaction in respect of such Acquisition Proposal, the Company Termination Fee in immediately available funds, as directed by Parent in writing; provided, that for the purpose of this Section 8.03(b)(i), all references to “20%” or “25%” in the definition of Acquisition Proposal shall be changed to “45%”;

(ii) by Parent or the Company pursuant to Section 8.01(g)(i) or 8.01(g)(iii), then the Company shall pay to Parent, on the Termination Date, the Company Termination Fee in immediately available funds; or

(iii) by the Company pursuant to Section 8.01(h), then the Company shall pay to Parent, on the Termination Date, the Company Termination Fee, in immediately available funds, as directed by Parent in writing.

        (c) For purposes of this Agreement, “Company Termination Fee” means an amount in cash equal to 3% of the aggregate Merger Consideration. The Company and Parent acknowledge that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee when due, the Company shall reimburse Parent for all reasonable costs and expenses actually incurred or accrued (including reasonable fees and expenses of counsel) in connection with the collection under and the enforcement of this Section 8.03, together with interest from the Termination Date on all amounts so owed at the prime rate announced by JPMorgan Chase Bank as its prime rate in effect from time to time during such period. The parties hereto agree and understand that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

        (d) The Company shall reimburse Parent and Merger Sub for all their reasonable and documented out-of-pocket expenses actually incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement if this Agreement is terminated pursuant to Section 8.01(d). Parent shall reimburse the Company for all its reasonable and documented out-of-pocket expenses actually incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement if this Agreement is terminated pursuant to Section 8.01(e). Any such reimbursement shall be paid upon such termination, except that no payment shall be due Parent and Merger Sub for reimbursement of such expenses if the Company has previously paid the Company Termination Fee. Subject to Section 9.10(a), the provisions of this Section 8.03(d) shall be in addition to and shall not limit any other liability for losses or damages which the parties may otherwise have.

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ARTICLE IX

GENERAL PROVISIONS

        Section 9.01 Non-Survival of Representations, Warranties and Agreements. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        Section 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile or electronic transmission, when transmitted and receipt is confirmed. All notices under Section 6.04 or ARTICLE VIII shall be delivered by courier and facsimile or electronic transmission to the respective parties at the addresses provided in accordance with this Section 9.02. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

(a)	if to the Company, to it at:

Bradley Pharmaceuticals, Inc. 383 Route 46 West Fairfield, NJ 07084-2402 Attention: R. Brent Lenczycki Telecopy: (973) 575-5366 Telephone: (973) 882-1505 (x. 510)

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP 1290 Avenue of the Americas New York, NY 10104 Attention: James R. Tanenbaum Telecopy: (212) 468-7900 Telephone: (212) 468-8000

and

Sills Cummis & Gross P.C. One Riverfront Plaza Newark, NJ 07102 Attention: Robert Crane Arlene Elgart Mirsky Telecopy: (973) 643-6500 Telephone: (973) 643-5055

(b)	if to either Parent or Merger Sub, to it at:

Nycomed US Inc. 60 Baylis Road P.O. Box 2006 Attn: Paul McGarty, Chief Executive Officer Melville, NY 11747 Telecopy: (631) 454-7677 Telephone: (631) 454-6389

and

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Nycomed S.C.A., SICAR, c/o Nycomed Germany Holding GmbH Byk-Gulden-Str. 2, 78467 Konstanz, Germany Attention: General Counsel NYCOMED GROUP Facsimile: +49 (0) 7531 84-91496

in each case, with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP 250 Park Avenue New York, NY 10177 Attention: Steven Khadavi Telecopy: (212) 953-7201 Telephone: (212) 415-9200

        Section 9.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the stockholders of the Company, no amendment shall be made except as allowed under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        Section 9.04 Waiver. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. Any waiver pursuant to this Section 9.04 shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

        Section 9.05 Certain Definitions.

        (a) For purposes of this Agreement:

        “Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

        “Beneficial owner”, with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

        “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York.

        “Company Material Adverse Effect” means any event, development, state of facts, occurrence or change that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided that none of the following shall in and of itself constitute, and no event, circumstance, development, occurrence, change or effect to the extent resulting from any of the following shall constitute, a Company Material Adverse Effect: (i) changes in the national or world financial markets as a whole, (ii) changes in general economic conditions taken as a whole that affect the industries in which the Company and the Company Subsidiaries conduct their business so long as such changes do not disproportionately impact the Company relative to other companies in such industries, (iii) general changes in the principal industries in which the Company and the Company Subsidiaries operate so long as such changes do not disproportionately impact the Company relative to other companies in such industries, (iv) acts of terrorism or war, including the engagement by the United States of America or any other country in hostilities, and

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whether or not pursuant to the declaration of a national emergency or war, (v) the announcement of this Agreement and the transactions contemplated hereby, (vi) any actions taken, or failure to take action, in each case, to which Parent has expressly consented or requested in writing, (vii) changes in GAAP (or the interpretation thereof), (viii) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or (ix) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself.

        “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        “Credit Agreement” means the Second Amended and Restated Agreement as currently in effect among the Company and certain of its Company Subsidiaries, the lenders parties thereto, Wachovia Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent and Sovereign Bank, as Documentation Agent, dated as of August 3, 2007.

        “Environmental Law” means any applicable law, regulation, code, license, permit, order, judgment, decree or injunction from any Governmental Authority (i) concerning the protection of the environment (including air, water, soil and natural resources) or (ii) the use, storage, handling, release or disposal of any Hazardous Substances, in each case as presently in effect.

        “Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law including petroleum and any derivative or by-products thereof.

        “Knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the Persons set forth in Section 9.05(a) of the Disclosure Schedule.

        “Liens” means any pledges, claims, liens, mortgages, easements, covenants, rights of way, title defects, encroachments and any other title defects, charges, encumbrances, options to purchase or lease or otherwise acquire any interest, conditional sales agreement, restriction (whether on voting, sale, transfer, disposition or otherwise) and security interests of any kind or nature whatsoever.

        “Person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, syndicate, natural person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or government, political subdivision, agency or instrumentality of a government.

        “Regulatory Authority” means the FDA or any other federal, state, local or foreign Governmental Authority that is concerned with the marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices.

        “subsidiary” or “subsidiaries” means, when used with respect to the Company, the Surviving Corporation, Parent or Merger Sub, any other Person that the Company, the Surviving Corporation, Parent or Merger Sub, as applicable, directly or indirectly owns or has the power to vote or control 50% or more of any class or series of capital stock or equity interests of such Person.

        “Tax” or “Taxes” means any and all federal, state, local or foreign taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed with respect thereto, including, but not limited to, income, alternative or add-on minimum, gross income, gross receipts, sales, use, value-added, ad valorem, franchise, capital, paid-up capital, profits, lease, service, transfer, license, withholding, estimated, payroll, employment, real and personal property, stamp, workers’ compensation, severance, and windfall profits tax.

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        “Tax Returns” means returns, forms, declarations, claims for refund, or information returns or statements, reports and forms relating to Taxes filed or required to be filed with any Governmental Authority (including any schedule or attachment thereto and any amendment thereof).

        (b) When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a Person are also to its permitted successors and assigns. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

        Section 9.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 9.07 Entire Agreement; Assignment. This Agreement, the Guaranty, the Disclosure Schedule, and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent or Merger Sub may assign all or any of their rights and obligations hereunder to any direct or indirect Subsidiary so long as assignment does not delay or impede the consummation of the transactions contemplated hereby or, after the Closing, in connection with a merger, consolidation or sale of all or substantially all of the assets of Parent or the Surviving Corporation and its subsidiaries; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

        Section 9.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than, subject to the limitations set forth in Section 9.10, Section 6.05 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

        Section 9.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).

        Section 9.10 Sole and Exclusive Remedy; Specific Performance; Submission to Jurisdiction; No Recourse.

        (a) Each of Parent and Merger Sub agree that to the extent either or both of them has incurred any losses or damages in connection with this Agreement, the maximum aggregate liability of the Company (and the sole and exclusive remedy of Parent and Merger Sub) for all of such losses or damages of Parent and Merger Sub shall be limited in the aggregate and without duplication to either (but not both) (i) 3% of the aggregate Merger Consideration or (ii) the payment of the Company Termination Fee pursuant to Section 8.03(b), if applicable.

        (b) The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms hereof, this being in addition to any other remedy to which they are entitled at Law or in equity. Except as provided in Section

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9.10(a) or as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        (c) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 9.02. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

        (d) This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

        Section 9.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE MERGER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE MERGER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

        Section 9.12 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.13 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NYCOMED US INC.

By:	/s/ Paul B. McCarty
Name: Paul B. McCarty Title: CEO

PHASE MERGER SUB INC.

By:	/s/ Paul B. McCarty
Name: Paul B. McCarty Title: CEO

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ Seth W. Hamot
Name: Seth W. Hamot Title: Non Executive Chairman of the Board

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(EXHIBITS OMITTED)

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Annex B

GUARANTY

        This Guaranty (this “Guaranty”) is made as of October 29, 2007 by Nycomed S.C.A., SICAR, 8-10 rue Mathias Hardt, L 1717 Luxembourg, Grand Duchy of Luxembourg (the “Guarantor”), in favor of Bradley Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement (as defined below).

        WHEREAS, as an inducement to the Company’s willingness to enter into the Agreement and Plan of Merger (as amended or otherwise supplemented from time to time, the “Agreement”), dated as of October 29, 2007, by and among Nycomed US Inc., a New York corporation (“Parent”), Phase Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, the Guarantor has agreed to guarantee the payment and performance by Parent and Merger Sub, respectively, of their Obligations (as defined below) under the Agreement.

        NOW, THEREFORE, the Guarantor hereby agrees with the Company as follows:

        Section 1. Guaranty of Obligations. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the Company the payment when due, and the performance, of all liabilities, agreements and other obligations of Parent and Merger Sub to the Company, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising under the Agreement (the “Obligations”). This Guaranty is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of the Obligations, and not a guarantee of collection.

        Section 2. Representations and Warranties. The Guarantor represents and warrants that:

        (a) Organization and Good Standing. The Guarantor is a partnership limited by shares (société en commandite par actions) duly organized and validly existing in good standing under the laws of the Grand Duchy of Luxembourg and has full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

        (b) Power and Authority; Due Authorization. The Guarantor has all necessary corporate power and authority to execute and deliver this Guaranty and to perform all its obligations hereunder. The execution, delivery and performance of this Guaranty has been duly authorized by all necessary corporate action.

        (c) Binding Obligations. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        Section 3. Guarantor’s Acknowledgment. The Guarantor hereby acknowledges that the Company entered into the transactions contemplated by the Agreement in reliance upon the execution of this Guaranty.

        Section 4. Termination of Guaranty. The Guarantor’s obligations hereunder shall continue in full force and effect until the closing of the transactions contemplated by the Agreement or the termination thereof as provided therein (except that Sections 1, 3 and 5 through 12 hereof shall survive such termination).

        Section 5. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by the Company and its respective successors, transferees and assigns. The Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of the Company.

        Section 6. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Company. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

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        Section 7. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telecopied or telexed notice, when transmitted, answer back received, addressed as follows: (i) if to the Guarantor, to it at Nycomed S.C.A., SICAR, c/o Nycomed Germany Holding GmbH, Byk-Gulden-Str. 2, 78467 Konstanz, Germany, Attention: General Counsel NYCOMED GROUP, Facsimile: +49 (0) 7531 84-91496 and (ii) if to the Company, at its address for notices set forth in the Agreement.

        Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to choice of law principles thereof that would result in the application of the laws of another jurisdiction).

        Section 9. Submission to Jurisdiction. The Guarantor hereby (a) consents to submit itself to the personal jurisdiction of any New York state or federal court located in the City of New York in the event any dispute arises out of this Agreement or any transaction contemplated by this Guaranty, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Guaranty or any transaction contemplated by this Guaranty in any court other than any such court. The Guarantor hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Guaranty or the transactions contemplated hereby in New York state or federal courts located in the City of New York, and hereby further irrevocably and unconditionally waives and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        Section 10. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS GUARANTY, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER THE GUARANTOR OR THE COMPANY OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        Section 11. Counterparts. This Guaranty may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

        Section 12. Miscellaneous. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the guaranty, the amount of such liability shall, without any further action by the Guarantor be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for ease of reference only and shall not affect the meaning of the relevant provisions.

[Remainder of page intentionally left blank.]

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        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Signed on behalf of NYCOMED S.C.A., SICAR

By: Nycomed LuxCo S.A., acting in its capacity as general partner of Nycomed S.C.A., SICAR

By:	/s/ Håkan Björklund
Name: Håkan Björklund Title: Member of the Board of Directors

By:	/s/ Kristoffer Melinder
Name: Kristoffer Melinder Title: Member of the Board of Directors

[Signature Page to Guaranty]

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Annex C

October 28, 2007

The Special Committee of the Board of Directors
Bradley Pharmaceuticals, Inc.
383 Route 46 West
Fairfield, New Jersey 07004

Gentlemen:

        Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to the Special Committee of the Board of Directors of Bradley Pharmaceuticals, Inc. (the “Company”) in connection with the proposed merger of the Company and Nycomed US Inc. (“Acquiror”) pursuant to the proposed draft Agreement and Plan of Merger, dated October 28, 2007, among the Company, Acquiror and Phase Merger Sub Inc., a wholly owned subsidiary of Acquiror (“Merger Sub”) (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Acquiror. As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of the Common Stock, par value $0.01 per share, of the Company (“Company Common Stock”) not owned directly or indirectly by the Company or Acquiror, other than dissenting shares, will be converted into the right to receive $20.00 in cash, without interest (the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

        You have requested Deutsche Bank’s opinion, as investment bankers, as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of outstanding shares of Company Common Stock, other than Mr. Daniel Glassman and his affiliates (together, the “Excluded Persons”).

        In connection with Deutsche Bank’s role as financial advisor to the Special Committee of the Board of Directors of the Company, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning the Company and certain internal analyses and other information furnished to it by the Company. Deutsche Bank has also held discussions with members of the senior managements of the Company regarding its business and prospects. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for Company Common Stock, (ii) compared certain financial and stock market information for the Company with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable, in whole or in part, to the Transaction, (iv) reviewed the terms of a draft of the Merger Agreement, dated October 28, 2007, and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

        Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company. With respect to the financial forecasts and projections, made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based.

        Deutsche Bank’s opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. Deutsche Bank has not agreed or undertaken to update, reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and does not have any obligation to update, reaffirm or revise this opinion.

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The Special Committee of the Board of Directors
Bradley Pharmaceuticals, Inc.

        For purposes of rendering its opinion, Deutsche Bank has assumed that the final terms of the Merger Agreement will not differ materially from the terms set forth in the draft it has reviewed. Deutsche Bank has also assumed that, in all respects material to its analysis, the representations and warranties of the Company, Acquiror and Merger Sub contained in the Merger Agreement are true and correct, the Company, Acquiror and Merger Sub will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of the Company, Acquiror and Merger Sub to consummate the Transaction will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either the Company or Acquiror is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on the Company or Acquiror or materially reduce the contemplated benefits of the Transaction. Deutsche Bank understands that, in accordance with the Company’s Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 15, 1998, and last amended on July 23, 1999, each share of Company Common Stock and Class B Common Stock, will receive the same consideration in the Transaction and, consequently, for purposes of Deutsche Bank’s opinion and related analysis, Deutsche Bank has treated all such shares of common stock as entitled to receive the same consideration in the Transaction and as having identical values.

        This opinion is addressed to, and for the sole use and benefit of, the Special Committee of the Board of Directors of the Company in connection with its consideration of the Transaction. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent. This opinion is not a recommendation to the Special Committee of the Board of Directors of the Company in connection with the Transaction and is not a recommendation to the stockholders of the Company to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the outstanding shares of Company Common Stock, other than the Excluded Persons, and Deutsche Bank expresses no opinion as to the merits of the underlying decision by the Company to engage in the Transaction, the relative merits of the Transaction as compared to any alternative that might be available to the Company, the underlying business decision by the Company to engage in the Transaction or the terms of Merger Agreement or as to how any holder of shares of Company Common Stock should vote with respect to the Transaction. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by the Company’s officers, directors or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration. Our opinion has been authorized for issuance by the Fairness Opinion and Valuation Review Committee of Deutsche Bank.

        Deutsche Bank will be paid a fee for its services as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction, a substantial portion of which is contingent upon consummation of the Transaction. The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). Members of the DB Group may, in the future, provide investment and commercial banking services to the Company or Acquiror, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of the Company or Acquiror for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

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The Special Committee of the Board of Directors
Bradley Pharmaceuticals, Inc.

        Based upon and subject to the foregoing, it is Deutsche Bank’s opinion as investment bankers that the Merger Consideration to be received by the holders of the outstanding shares of Company Common Stock, other than the Excluded Persons, is fair, from a financial point of view.

Very truly yours,

/s/ DEUTSCHE BANK SECURITIES INC.

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Annex D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

        (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to §251(g) of this title), § 252, § 254, § 257, § 258, §263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of

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incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the

D-2

foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented

D-3

by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation

D-4

SPECIAL MEETING OF STOCKHOLDERS OF

BRADLEY PHARMACEUTICALS, INC.

________ __, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call
- or -
INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the applicable cut-off or meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Approval of the Merger:

Proposal to approve and adopt the agreement and plan of merger that Bradley Pharmaceuticals entered into on October 29, 2007 with Nycomed US Inc. and Phase Merger Sub, Inc., pursuant to which Bradley Pharmaceuticals would become a wholly owned subsidiary of Nycomed US after the merger.

FOR	AGAINST	ABSTAIN

2. Adjournment:

Proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special meeting to adopt the merger agreement proposal.

			FOR	AGAINST	ABSTAIN
❑	❑	❑	❑	❑	❑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

❑

	Yes	No
Do you plan to attend the Special Meeting?	❑	❑

Signature of Stockholder	Date	Signature of Stockholder	Date

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

BRADLEY PHARMACEUTICALS, INC.

383 Route 46 West
Fairfield, NJ 07004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Seth W. Hamot and Alan S. Goldstein as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Bradley Pharmaceuticals, Inc. held of record by the undersigned on ________ __, 2008, at the Special Meeting of Stockholders to be held at Morrison & Foerster LLP, located at 1290 Avenue of the Americas, New York, NY 10104 on ________ __, 2008, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

 SPECIAL MEETING OF STOCKHOLDERS OF

BRADLEY PHARMACEUTICALS, INC.

________ __, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Approval of the Merger:

Proposal to approve and adopt the agreement and plan of merger that Bradley Pharmaceuticals entered into on October 29, 2007 with Nycomed US Inc. and Phase Merger Sub, Inc., pursuant to which Bradley Pharmaceuticals would become a wholly owned subsidiary of Nycomed US after the merger.

FOR	AGAINST	ABSTAIN

2. Adjournment:

Proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special meeting to adopt the merger agreement proposal.

			FOR	AGAINST	ABSTAIN
❑	❑	❑	❑	❑	❑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

❑

Signature of Stockholder	Date	Signature of Stockholder	Date

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

SPECIAL MEETING OF STOCKHOLDERS OF

BRADLEY PHARMACEUTICALS, INC.

________ __, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call
- or -
INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the applicable cut-off or meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Approval of the Merger:

Proposal to approve and adopt the agreement and plan of merger that Bradley Pharmaceuticals entered into on October 29, 2007 with Nycomed US Inc. and Phase Merger Sub, Inc., pursuant to which Bradley Pharmaceuticals would become a wholly owned subsidiary of Nycomed US after the merger.

FOR	AGAINST	ABSTAIN

2. Adjournment:

Proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special meeting to adopt the merger agreement proposal.

			FOR	AGAINST	ABSTAIN
❑	❑	❑	❑	❑	❑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

❑

	Yes	No
Do you plan to attend the Special Meeting?	❑	❑

Signature of Stockholder	Date	Signature of Stockholder	Date

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

BRADLEY PHARMACEUTICALS, INC.

383 Route 46 West
Fairfield, NJ 07004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Daniel Glassman as proxy, with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Class B Common Stock of Bradley Pharmaceuticals, Inc. held of record by the undersigned on ________ __, 2008, at the Special Meeting of Stockholders to be held at Morrison & Foerster LLP, located at 1290 Avenue of the Americas, New York, NY 10104 on ________ __, 2008, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

BRADLEY PHARMACEUTICALS, INC.

________ __, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Approval of the Merger:

Proposal to approve and adopt the agreement and plan of merger that Bradley Pharmaceuticals entered into on October 29, 2007 with Nycomed US Inc. and Phase Merger Sub, Inc., pursuant to which Bradley Pharmaceuticals would become a wholly owned subsidiary of Nycomed US after the merger.

FOR	AGAINST	ABSTAIN

2. Adjournment:

Proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special meeting to adopt the merger agreement proposal.

			FOR	AGAINST	ABSTAIN
❑	❑	❑	❑	❑	❑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

❑

Signature of Stockholder	Date	Signature of Stockholder	Date

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■